                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                             WELLS FARGO BANK, N.A.,
                  Master Servicer and Securities Administrator

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2007

                                   ----------

            Mortgage Pass-Through Certificates, MANA Series 2007-OAR3

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     13
   Section 1.02    Accounting............................................     62

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
           CERTIFICATES..................................................     62
   Section 2.01    Conveyance of Mortgage Loans to Trustee...............     62
   Section 2.02    Acceptance of Mortgage Loans by Trustee...............     65
   Section 2.03    Assignment of Interest in the Mortgage Loan Purchase
                   Agreement.............................................     68
   Section 2.04    Substitution of Mortgage Loans........................     69
   Section 2.05    Issuance of Certificates..............................     70
   Section 2.06    Representations and Warranties Concerning the
                   Depositor.............................................     71
   Section 2.07    Representations and Warranties Concerning the Master
                   Servicer and Securities Administrator.................     72
   Section 2.08    Covenants of Wilshire.................................     73

ARTICLE III ADMINISTRATION OF MORTGAGE LOANS.............................     73
   Section  3.01    Master Servicer......................................     73
   Section 3.02    REMIC-Related Covenants...............................     74
   Section 3.03    Monitoring of Servicers...............................     75
   Section 3.04    Fidelity Bond.........................................     76
   Section 3.05    Power to Act; Procedures..............................     76
   Section 3.06    Due-on-Sale Clauses; Assumption Agreements............     77
   Section 3.07    [Reserved]............................................     77
   Section 3.08    Documents, Records and Funds in Possession of Master
                   Servicer To Be Held for Trustee.......................     77
   Section 3.09    Standard Hazard Insurance and Flood Insurance
                   Policies..............................................     78
   Section 3.10    Presentment of Claims and Collection of Proceeds......     78
   Section 3.11    Maintenance of the Primary Mortgage Insurance
                   Policies..............................................     78
   Section 3.12    Trustee to Retain Possession of Certain Insurance
                   Policies and Documents................................     79
   Section 3.13    Realization Upon Defaulted Mortgage Loans.............     79
   Section 3.14    Compensation for the Master Servicer..................     79
   Section 3.15    REO Property..........................................     79
   Section 3.16    Annual Statement as to Compliance.....................     80
   Section 3.17    Reports on Assessment of Compliance and Attestation...     81
   Section 3.18    Periodic Filings......................................     82
   Section 3.19    Compliance with Regulation AB.........................     89
   Section 3.20    Servicing Rights Owner................................     89

ARTICLE IV ACCOUNTS......................................................     90
   Section 4.01    Collection Accounts...................................     90

   Section 4.02    Master Servicer Collection Account....................     91
   Section 4.03    Permitted Withdrawals and Transfers from the Master
                   Servicer Collection Account...........................     92
   Section 4.04    Distribution Account..................................     93
   Section 4.05    Permitted Withdrawals and Transfers from the
                   Distribution Account..................................     94

ARTICLE V CERTIFICATES...................................................     96
   Section 5.01    The Certificates......................................     96
   Section 5.02    Certificate Register; Registration of Transfer and
                   Exchange of Certificates..............................     96
   Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates.....    100
   Section 5.04    Persons Deemed Owners.................................    101
   Section 5.05    Access to List of Certificateholders' Names and
                   Addresses.............................................    101
   Section 5.06    Book-Entry Certificates...............................    101
   Section 5.07    Notices to Depository.................................    102
   Section 5.08    Definitive Certificates...............................    102
   Section 5.09    Maintenance of Office or Agency.......................    103

ARTICLE VI PAYMENTS TO CERTIFICATEHOLDERS................................    103
   Section 6.01    Distributions on the Certificates.....................    103
   Section 6.02    Distributions.........................................    113
   Section 6.03    Statements to Certificateholders......................    114
   Section 6.04    Advances..............................................    117
   Section 6.05    Compensating Interest Payments........................    117

ARTICLE VII THE MASTER SERVICER AND THE DEPOSITOR........................    118
   Section 7.01    Liabilities of the Master Servicer....................   118
   Section 7.02    Merger or Consolidation of the Master Servicer........    118
   Section 7.03    Indemnification from the Master Servicer and the
                   Depositor.............................................    118
   Section 7.04    Limitations on Liability of the Master Servicer and
                   Others................................................    118
   Section 7.05    Master Servicer Not to Resign.........................    120
   Section 7.06    Successor Master Servicer.............................    120
   Section 7.07    Sale and Assignment of Master Servicing...............    120

ARTICLE VIII DEFAULT.....................................................    121
   Section 8.01    Events of Default.....................................    121
   Section 8.02    Trustee to Act; Appointment of Successor..............    122
   Section 8.03    Notification to Certificateholders....................    124
   Section 8.04    Waiver of Defaults....................................    124
   Section 8.05    List of Certificateholders............................    124

ARTICLE IX CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.......    124
   Section 9.01    Duties of Trustee.....................................    124

   Section 9.02    Certain Matters Affecting the Trustee and the
                   Securities Administrator..............................    127
   Section 9.03    Trustee and Securities Administrator Not Liable for
                   Certificates or Mortgage Loans........................    128
   Section 9.04    Trustee and Securities Administrator May Own
                   Certificates..........................................    129
   Section 9.05    Trustee's and Securities Administrator's Fees and
                   Expenses..............................................    129
   Section 9.06    Eligibility Requirements for Trustee and Securities
                   Administrator.........................................    130
   Section 9.07    Insurance.............................................    130
   Section 9.08    Resignation and Removal of the Trustee and Securities
                   Administrator.........................................    131
   Section 9.09    Successor Trustee and Successor Securities
                   Administrator.........................................    131
   Section 9.10    Merger or Consolidation of Trustee or Securities
                   Administrator.........................................    132
   Section 9.11    Appointment of Co-Trustee or Separate Trustee.........    132
   Section 9.12    Federal Information Returns and Reports to
                   Certificateholders; REMIC Administration..............    134

ARTICLE X TERMINATION....................................................    142
   Section 10.01   Termination upon Liquidation or Repurchase of all
                   Mortgage Loans........................................    142
   Section 10.02   Final Distribution on the Certificates................    143
   Section 10.03   Additional Termination Requirements...................    144

ARTICLE XI MISCELLANEOUS PROVISIONS......................................    145
   Section 11.01   Intent of Parties.....................................    145
   Section 11.02   Amendment.............................................    145
   Section 11.03   Recordation of Agreement..............................    147
   Section 11.04   Limitation on Rights of Certificateholders............    147
   Section 11.05   Acts of Certificateholders............................    148
   Section 11.06   Governing Law.........................................    149
   Section 11.07   Notices...............................................    149
   Section 11.08   Severability of Provisions............................    150
   Section 11.09   Successors and Assigns................................    150
   Section 11.10   Article and Section Headings..........................    150
   Section 11.11   Counterparts..........................................    150
   Section 11.12   Notice to Rating Agencies.............................    150
   Section 11.13   Third Party Rights....................................    150

ARTICLE XII PROHIBITED TRANSACTIONS......................................    151
   Section 12.01   [Reserved]............................................    151
   Section 12.02   Prohibited Transactions and Activities................    151
   Section 12.03   Indemnification with Respect to Prohibited
                   Transactions or Loss of REMIC Status..................    151
   Section 12.04   REO Property..........................................    151

ARTICLE XIII SERVICING OF MORTGAGE LOANS.................................    152

   Section 13.01   Wilshire to Service Mortgage Loans....................    152
   Section 13.02   Servicing and Subservicing; Enforcement of the
                   Obligations of Servicers..............................    154
   Section 13.03   Rights of the Depositor and the Trustee in Respect of
                   the Servicer..........................................    155
   Section 13.04   Master Servicer to Act as Servicer....................    155
   Section 13.05   Collection of Mortgage Loan Payments; Collection
                   Account; Certificate Account..........................    156
   Section 13.06   Collection of Taxes, Assessments and Similar Items;
                   Escrow Accounts.......................................    158
   Section 13.07   Access to Certain Documentation and Information
                   Regarding the Mortgage Loans..........................    159
   Section 13.08   Permitted Withdrawals from the Collection Account and
                   Certificate Account...................................    159
   Section 13.09   [Reserved]............................................    161
   Section 13.10   Maintenance of Hazard Insurance.......................    161
   Section 13.11   Enforcement of Due-On-Sale Clauses; Assumption
                   Agreements............................................    162
   Section 13.12   Realization Upon Defaulted Mortgage Loans;
                   Determination of Excess Proceeds; Special Loss
                   Mitigation............................................    163
   Section 13.13   Release of Mortgage Files.............................    167
   Section 13.14   Documents, Records and Funds in Possession of
                   Servicer to be Held for the Trustee...................    168
   Section 13.15   Servicing Compensation................................    168
   Section 13.16   Access to Certain Documentation.......................    169
   Section 13.17   Subordination of Liens................................    169
   Section 13.18   Information to the Master Servicer....................    170
   Section 13.19   Indemnification.......................................    170
   Section 13.20   Solicitation..........................................    170
   Section 13.21   High Cost Mortgage Loans..............................    171
   Section 13.22   Advances..............................................    171
   Section 13.23   Reduction of Servicing Compensation in Connection
                   with Prepayment Interest Shortfalls...................    172
   Section 13.24   Special Servicing Agreements..........................    173

ARTICLE XIV THE DEPOSITOR AND THE SERVICER...............................    173
   Section 14.01   Respective Liabilities of the Depositor and the
                   Servicer..............................................    173
   Section 14.02   Merger or Consolidation of the Depositor or the
                   Servicer..............................................    173
   Section 14.03   Limitation on Liability of the Depositor, the
                   Servicers and Others..................................    173
   Section 14.04   Limitation on Resignation of Servicer.................    174
   Section 14.05   Errors and Omissions Insurance; Fidelity Bonds........    174

ARTICLE XV DEFAULT; TERMINATION OF A SERVICER............................    175

   Section 15.01   Servicer Events of Default............................    175
   Section 15.02   Master Servicer to Act; Appointment of Successor......    177

ARTICLE XVI Compliance With Regulation AB................................    178
   Section 16.01   Intent of the Parties; Reasonableness.................    178
   Section 16.02   [Reserved]............................................    178
   Section 16.03   Information to Be Provided by the Servicer............    178
   Section 16.04   Servicer Compliance Statement.........................    179
   Section 16.05   Report on Assessment of Compliance and Attestation....    180
   Section 16.06   Use of Subservicers and Subcontractors................    181
   Section 16.07   Indemnification; Remedies.............................    182

EXHIBITS

Exhibit A-1 - Form of Senior Certificates and Class M Certificates
Exhibit A-2 - Form of Class B Certificates
Exhibit A-3 - Form of Class R Certificate
Exhibit A-4 - Form of Class P Certificate
Exhibit A-5 - Form of Class C Certificate
Exhibit B   - Mortgage Loan Schedule
Exhibit C   - [Reserved]
Exhibit D   - Request for Release of Documents
Exhibit E-1 - Form of Transferee's Letter
Exhibit E-2 - Form of Transferor Certificate
Exhibit F-1 - Form of Transferor Representation Letter
Exhibit F-2 - Form of Investor Representation Letter
Exhibit F-3 - Form of Rule 144A Letter
Exhibit F-4 - Form of Middleman Representation Letter
Exhibit G   - Form of Custodial Agreement
Exhibit H   - One-Month LIBOR Corridor Table
Exhibit I   - Final Maturity Reserve Account Schedule
Exhibit J   - Mortgage Loan Purchase Agreement
Exhibit K   - Servicing Criteria To Be Addressed in Assessment of Compliance
Exhibit L   - Form of Sarbanes-Oxley Certification
Exhibit M   - Form of Back-up Sarbanes-Oxley Certification
Exhibit N   - Form of Corridor Contract
Exhibit O   - Additional Disclosure Notification
Exhibit P   - Form of Item 1123 Certification of Servicer
Exhibit Q-1 - Additional Form 10-D Disclosure
Exhibit Q-2 - Additional Form 10-K Disclosure
Exhibit Q-3 - Form 8-K Disclosure Information
Exhibit R   - Form of Swap Agreement
Exhibit S   - [Reserved]
Exhibit T   - [Reserved]
Exhibit U-1 - Standard File Layout (Master Servicing)
Exhibit U-2 - Standard File Layout (Delinquency Reporting)
Exhibit U-3 - Calculation of Realized Loss/Gain Form 332 - Instruction Sheet
Exhibit V   - Servicing Criteria to be addressed in Assessment of Compliance

     This Pooling and Servicing Agreement, dated as of June 1, 2007 (this "Agreement" or this "Pooling and Servicing Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), WILSHIRE CREDIT CORPORATION, as a servicer (a "Servicer" and "Wilshire"), and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Sponsor and at the Closing Date is the owner of the Mortgage Loans and the other related property being conveyed by the Depositor to the Trustee hereunder on behalf of the Issuing Entity for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor's transfer to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. All covenants and agreements made by the Sponsor in the Mortgage Loan Purchase Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Trustee, the Securities Administrator, Wilshire and the Master Servicer herein with respect to the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer. The Depositor, the Trustee, the Securities Administrator, Wilshire and the Master Servicer are entering into this Agreement, and the Trustee on behalf of the Issuing Entity is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     As provided herein, the Securities Administrator shall elect that the Trust Fund be treated for federal income tax purposes as consisting of (i) three real estate mortgage investment conduits, (ii) the right to receive payments distributable to the Class P Certificates, (iii) the Corridor Contract and the Corridor Contract Account, (iv) the grantor trusts described in Section 9.12 hereof, (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement and (vi) the Final Maturity Reserve Account. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv), (v) and (vi) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     THE SWAP REMIC

     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class             Initial Principal Balance   Interest Rate
-----             -------------------------   -------------
SW-Z                  $18,397,133.160              (1)
SW-1A                 $ 3,848,256.500              (2)
SW-1B                 $ 3,848,256.500              (3)
SW-2A                 $ 3,450,790.000              (2)
SW-2B                 $ 3,450,790.000              (3)
SW-3A                 $ 3,204,590.500              (2)
SW-3B                 $ 3,204,590.500              (3)
SW-4A                 $ 3,089,356.500              (2)
SW-4B                 $ 3,089,356.500              (3)
SW-5A                 $ 2,784,671.000              (2)
SW-5B                 $ 2,784,671.000              (3)
SW-6A                 $ 2,533,802.000              (2)
SW-6B                 $ 2,533,802.000              (3)
SW-7A                 $ 2,519,043.500              (2)
SW-7B                 $ 2,519,043.500              (3)
SW-8A                 $ 2,896,470.000              (2)
SW-8B                 $ 2,896,470.000              (3)
SW-9A                 $ 3,168,428.500              (2)
SW-9B                 $ 3,168,428.500              (3)
SW-10A                $ 3,226,155.000              (2)
SW-10B                $ 3,226,155.000              (3)
SW-11A                $ 3,321,322.500              (2)
SW-11B                $ 3,321,322.500              (3)
SW-12A                $ 3,249,751.500              (2)
SW-12B                $ 3,249,751.500              (3)
SW-13A                $ 3,039,825.500              (2)
SW-13B                $ 3,039,825.500              (3)
SW-14A                $ 2,846,935.000              (2)
SW-14B                $ 2,846,935.000              (3)
SW-15A                $ 2,609,113.500              (2)
SW-15B                $ 2,609,113.500              (3)
SW-16A                $ 2,483,489.000              (2)
SW-16B                $ 2,483,489.000              (3)
SW-17A                $ 2,278,073.000              (2)
SW-17B                $ 2,278,073.000              (3)
SW-18A                $ 2,062,610.000              (2)

SW-18B                $ 2,062,610.000              (3)
SW-19A                $ 2,050,711.000              (2)
SW-19B                $ 2,050,711.000              (3)
SW-20A                $ 2,422,916.000              (2)
SW-20B                $ 2,422,916.000              (3)
SW-21A                $ 3,267,598.000              (2)
SW-21B                $ 3,267,598.000              (3)
SW-22A                $ 4,051,545.500              (2)
SW-22B                $ 4,051,545.500              (3)
SW-23A                $ 4,011,768.500              (2)
SW-23B                $ 4,011,768.500              (3)
SW-24A                $ 3,619,054.000              (2)
SW-24B                $ 3,619,054.000              (3)
SW-25A                $ 3,069,381.000              (2)
SW-25B                $ 3,069,381.000              (3)
SW-26A                $ 2,659,892.000              (2)
SW-26B                $ 2,659,892.000              (3)
SW-27A                $ 2,425,591.000              (2)
SW-27B                $ 2,425,591.000              (3)
SW-28A                $ 2,310,252.500              (2)
SW-28B                $ 2,310,252.500              (3)
SW-29A                $ 2,148,959.000              (2)
SW-29B                $ 2,148,959.000              (3)
SW-30A                $ 2,010,162.500              (2)
SW-30B                $ 2,010,162.500              (3)
SW-31A                $ 1,972,656.500              (2)
SW-31B                $ 1,972,656.500              (3)
SW-32A                $ 2,192,320.500              (2)
SW-32B                $ 2,192,320.500              (3)
SW-33A                $ 2,447,059.500              (2)
SW-33B                $ 2,447,059.500              (3)
SW-34A                $ 2,591,214.500              (2)
SW-34B                $ 2,591,214.500              (3)
SW-35A                $ 2,766,468.500              (2)
SW-35B                $ 2,766,468.500              (3)
SW-36A                $ 2,754,418.000              (2)
SW-36B                $ 2,754,418.000              (3)
SW-37A                $ 3,369,689.500              (2)
SW-37B                $ 3,369,689.500              (3)
SW-38A                $ 5,010,834.500              (2)
SW-38B                $ 5,010,834.500              (3)
SW-39A                $ 5,860,214.500              (2)
SW-39B                $ 5,860,214.500              (3)
SW-40A                $ 7,484,894.500              (2)
SW-40B                $ 7,484,894.500              (3)

SW-41A                $ 6,130,322.000              (2)
SW-41B                $ 6,130,322.000              (3)
SW-42A                $ 5,103,871.000              (2)
SW-42B                $ 5,103,871.000              (3)
SW-43A                $ 4,382,056.000              (2)
SW-43B                $ 4,382,056.000              (3)
SW-44A                $ 4,198,775.000              (2)
SW-44B                $ 4,198,775.000              (3)
SW-45A                $ 4,153,251.500              (2)
SW-45B                $ 4,153,251.500              (3)
SW-46A                $ 3,981,453.000              (2)
SW-46B                $ 3,981,453.000              (3)
SW-47A                $ 3,976,462.000              (2)
SW-47B                $ 3,976,462.000              (3)
SW-48A                $ 3,664,024.500              (2)
SW-48B                $ 3,664,024.500              (3)
SW-49A                $ 3,120,418.000              (2)
SW-49B                $ 3,120,418.000              (3)
SW-50A                $ 2,610,764.000              (2)
SW-50B                $ 2,610,764.000              (3)
SW-51A                $ 2,158,146.500              (2)
SW-51B                $ 2,158,146.500              (3)
SW-52A                $ 1,872,694.500              (2)
SW-52B                $ 1,872,694.500              (3)
SW-53A                $ 1,594,176.000              (2)
SW-53B                $ 1,594,176.000              (3)
SW-54A                $ 1,362,355.000              (2)
SW-54B                $ 1,362,355.000              (3)
SW-55A                $ 1,215,922.500              (2)
SW-55B                $ 1,215,922.500              (3)
SW-56A                $ 1,189,456.500              (2)
SW-56B                $ 1,189,456.500              (3)
SW-57A                $13,850,955.000              (2)
SW-57B                $13,850,955.000              (3)
SWR                                  (4)           (4)
SW-Coupon Strip                      (5)           (5)

(1) The interest rate on the Class SW-Z Interest shall be a per annum rate equal to the Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation "A" shall be a per annum rate equal to 2 times the Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The Class SWR Interest shall have no principal amount and shall bear no interest.

(5) The Class SW-Coupon Strip Interest shall not be entitled to principal and shall be entitled to interest on each Distribution Date in an amount equal to any amount required to be deposited into the Final Maturity Reserve Account for such Distribution Date.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates and Classes of Corresponding Certificates for each interest in the Lower Tier REMIC:

                                                               Class(es) of
                                                              Corresponding
Class             Initial Principal Balance   Interest Rate    Certificates
-----             -------------------------   -------------   -------------
LTA-1                        (1)                   (3)            A-1, R
LTA-2                        (1)                   (3)              A-2
LTA-3                        (1)                   (3)              A-3
LTM-1                        (1)                   (3)              M-1
LTM-2                        (1)                   (3)              M-2
LTM-3                        (1)                   (3)              M-3
LTM-4                        (1)                   (3)              M-4
LTM-5                        (1)                   (3)              M-5
LTM-6                        (1)                   (3)              M-6
LTB-1                        (1)                   (3)              B-1
LTB-2                        (1)                   (3)              B-2
LTB-3                        (1)                   (3)              B-3
LTX                          (2)                   (3)              N/A
LT-IO                        (4)                   (4)              N/A
LTR                          (5)                   (5)              N/A
LT-Coupon Strip              (6)                   (6)              N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/2 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTX Interest shall equal the excess of (i) the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC Marker Interests.

(3) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest and the Class LT-Coupon Strip Interest) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests (other than the Class SW-Coupon Strip Interest) for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(4) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Date   SWAP REMIC Regular Interest
-----------------   ---------------------------
       12                    Class SW-1A
      12-13                  Class SW-2A
      12-14                  Class SW-3A
      12-15                  Class SW-4A
      12-16                  Class SW-5A
      12-17                  Class SW-6A
      12-18                  Class SW-7A
      12-19                  Class SW-8A
      12-20                  Class SW-9A
      12-21                 Class SW-10A
      12-22                 Class SW-11A
      12-23                 Class SW-12A
      12-24                 Class SW-13A
      12-25                 Class SW-14A
      12-26                 Class SW-15A
      12-27                 Class SW-16A
      12-28                 Class SW-17A
      12-29                 Class SW-18A
      12-30                 Class SW-19A
      12-31                 Class SW-20A
      12-32                 Class SW-21A
      12-33                 Class SW-22A
      12-34                 Class SW-23A
      12-35                 Class SW-24A
      12-36                 Class SW-25A
      12-37                 Class SW-26A
      12-38                 Class SW-27A
      12-39                 Class SW-28A
      12-40                 Class SW-29A
      12-41                 Class SW-30A
      12-42                 Class SW-31A
      12-43                 Class SW-32A
      12-44                 Class SW-33A
      12-45                 Class SW-34A
      12-46                 Class SW-35A
      12-47                 Class SW-36A
      12-48                 Class SW-37A
      12-49                 Class SW-38A
      12-50                 Class SW-39A
      12-51                 Class SW-40A
      12-52                 Class SW-41A
      12-53                 Class SW-42A
      12-54                 Class SW-43A
      12-55                 Class SW-44A
      12-56                 Class SW-45A

      12-57                 Class SW-46A
      12-58                 Class SW-47A
      12-59                 Class SW-48A
      12-60                 Class SW-49A
      12-61                 Class SW-50A
      12-62                 Class SW-51A
      12-63                 Class SW-52A
      12-64                 Class SW-53A
      12-65                 Class SW-54A
      12-66                 Class SW-55A
      12-67                 Class SW-56A
      12-68                 Class SW-57A

(5) The Class LTR Interest shall have no principal amount and shall bear no interest.

(6) The Class LT-Coupon Strip Interest shall not be entitled to principal and shall be entitled to interest on each Distribution Date in an amount equal any amount required to be deposited into the Final Maturity Reserve Account for such Distribution Date.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                  Initial Principal          Class of Related
Class                                  Balance        Rate     Certificates
-----                             -----------------   ----   ----------------
UTA-1                                    (1)           (2)          A-1
UTA-2                                    (1)           (2)          A-2
UTA-3                                    (1)           (2)          A-3
UTM-1                                    (1)           (2)          M-1
UTM-2                                    (1)           (2)          M-2
UTM-3                                    (1)           (2)          M-3
UTM-4                                    (1)           (2)          M-4
UTM-5                                    (1)           (2)          M-5
UTM-6                                    (1)           (2)          M-6
UTB-1                                    (1)           (2)          B-1
UTB-2                                    (1)           (2)          B-2
UTB-3                                    (1)           (2)          B-3
Uncertificated Class C Interest          (3)           (3)          N/A
UT-IO                                    (4)           (4)          N/A
Residual Interest                        (1)           (2)           R
UT-Coupon Strip                          (5)           (5)          N/A

(1) The initial principal balance of each of these REMIC Regular Interests and the Residual Interest shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests and the Residual Interest shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Cap set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

(5) The Class UT-Coupon Strip Interest shall not be entitled to principal and shall be entitled to interest on each Distribution Date in an amount equal any amount required to be deposited into the Final Maturity Reserve Account for such Distribution Date. The Class UT-Coupon Strip Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

     The following table sets forth (or describes) the Class designation, initial Certificate Principal Balance or initial notional amount, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

              Initial Certificate Principal   Integral Multiples         Minimum
Class          Balance or Initial Notional       in Excess of        Denominations or
Designation               Amount                    Minimum        Percentage Interest
-----------   -----------------------------   ------------------   -------------------
Class A-1              $216,169,000                  $1.00              $25,000.00
Class A-2              $ 90,069,000                  $1.00              $25,000.00
Class A-3              $ 54,041,000                  $1.00              $25,000.00
Class R                $        100                    N/A              $      100
Class M-1              $  7,087,000                  $1.00              $25,000.00
Class M-2              $  5,907,000                  $1.00              $25,000.00
Class M-3              $  3,150,000                  $1.00              $25,000.00
Class M-4              $  2,362,000                  $1.00              $25,000.00
Class M-5              $  1,575,000                  $1.00              $25,000.00
Class M-6              $  2,166,000                  $1.00              $25,000.00
Class B-1              $  1,968,000                  $1.00              $25,000.00
Class B-2              $  1,772,000                  $1.00              $25,000.00
Class B-3              $  1,968,000                  $1.00              $25,000.00
Class P                            (1)                   1%                     10%
Class C                            (2)                   1%                     10%

----------
(1) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balance and shall be issued in a minimum percentage interest of 10% and an aggregate percentage interest of 100%. The Class P Certificates will be entitled to receive Prepayment Charges on the Prepayment Charge Mortgage Loans.

(2) The Class C Certificates shall not have minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 10% and an aggregate percentage interest of 100%.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance of $393,747,909.16.

     In consideration of the mutual agreements herein contained, the Depositor, the Trustee, Wilshire, the Securities Administrator and the Master Servicer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     40-Year Mortgage Loan: Any Mortgage Loan with original terms to maturity equal to 480 months, excluding any Mortgage Loan with original amortization terms of 480 months and originals terms to maturity of 360 months.

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (i) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(ii) as provided herein, but in no event below the standard set forth in clause
(i).

     Accepted Servicing Practices: Wilshire's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Account: The Master Servicer Collection Account, Distribution Account and any Collection Account as the context may require.

     Accountant's Attestation: A report from a nationally or regionally recognized firm of independent registered public accountants which is a member of the American Institute of Certified Public Accountants to the effect that (i) it has obtained a representation regarding certain matters from the management of Wilshire, which includes an assertion as to whether Wilshire has complied with the relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether Wilshire's compliance with the relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding Wilshire's assessment of compliance with the Relevant Servicing Criteria.

     Accrual Period: With respect to the Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest with respect to the Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Disclosure Notification: As defined in Section 3.18(b).

     Additional Form 10-D Disclosure: As defined in Section 3.18(e).

     Additional Form 10-K Disclosure: As defined in Section 3.18(h).

     Adjustment Date: With respect to a Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

     Advance: The aggregate of the advances required to be made by a Servicer with respect to any Distribution Date pursuant to Section 13.22 or the Master Servicer pursuant to Section 6.04, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date (based on the Minimum Payment for such Mortgage
Loan), except as provided in Section 13.22 or Section 6.04 hereof, less the aggregate amount of any such Delinquent payments that a Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), (ii) shortfalls in principal and interest due to bankruptcy proceedings, the application of the Relief Act or similar laws or permitted modifications and (iii) the principal portion of any amount paid on a Balloon Loan, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the Servicing Fees), to be calculated after taking into account rental income.

     Advance Financing Person: A Person to whom Wilshire's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 13.08(ii).

     Adverse REMIC Event: As defined in Section 9.12(g).

     Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Master Servicer may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Master Servicer has actual knowledge to the contrary.

     Agreement: This Pooling and Servicing Agreement, dated as of June 1, 2007, by and among the Depositor, the Master Servicer, the Securities Administrator, Wilshire and the Trustee, including the exhibits hereto, and all amendments hereof and supplements hereto.

     Annual Statement of Compliance: The statement of compliance as required by
Section 16.04 hereto.

     Applicable Credit Rating: For any long-term deposit or security, a credit rating of "AAA" in the case of S&P or "Aaa" in the case of Moody's. For any short-term deposit or security, a rating of "A-l+" in the case of S&P or "P-1" in the case of Moody's.

     Applicable Servicing Agreement: With respect to (i) Residential Funding Company, LLC, the Standard Terms and Provisions of Sale and Servicing Agreement, dated as of February 1, 2007, between Residential Funding Company, LLC and Merrill Lynch Mortgage Lending, Inc. and (ii) Wilshire, this Agreement.

     Applied Realized Loss Amount: With respect to any class of Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such class.

     Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     Assessment of Compliance: An officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Auction: The one-time auction conducted by the Securities Administrator, as described in Section 10.01(b) hereof.

     Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty and amounts deposited into the Final Maturity Reserve Account for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

     Back-Up Certification: As defined in Section 3.18(k).

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years which provides for level monthly payments of principal and interest based on a 30-, 40- or 50-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. Sections 101-1330.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a Depository Participant, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class R Certificate) shall be Book-Entry Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, the Servicers or the Securities Administrator are authorized or obligated by law or executive order to be closed, or (iii) with respect to Wilshire only, any day on which the New York Stock Exchange is closed.

     Cap Contract Counterparty: Morgan Stanley Capital Services Inc., with whom the Securities Administrator, on behalf of the Issuing Entity, entered into the Corridor Contract.

     Certificate: Any mortgage pass-through certificate issued pursuant to this Agreement evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Mortgage Loans, signed and countersigned by the Securities Administrator.

     Certificate Owner: With respect to each Book-Entry Certificate, any beneficial owner thereof.

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Regular Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class R Certificate for any purpose hereof.

     Certification Parties: As defined in Section 3.18(k).

     Certifying Person: As defined in Section 3.18(k).

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate
(a) less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 6.01, and (2) any Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 6.01(j), and (b) plus any Deferred Interest allocated to such Certificate on previous Distribution Dates. On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement, such sentence shall be applied by substituting "Class C Unpaid Realized Loss Amount" for "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the applicable Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Class: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     Class A-1 Certificate: Any Certificate designated as a "Class A-1 Certificate" on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-1 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class A-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period. The Class A-1 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class A-1 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.1900% per annum, and (ii) after the Initial Optional Termination Date, 0.3800% per annum.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 5.510% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin,

(2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class A-2 Certificate: Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-2 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class A-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2 Pass-Through Rate for the related Accrual Period. The Class A-2 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class A-2 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.2400% per annum, and (ii) after the Initial Optional Termination Date, 0.4800% per annum.

     Class A-2 Pass-Through Rate: For the first Distribution Date, 5.560% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class A-3 Certificate: Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3 Pass-Through Rate on the Class A-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-3 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class A-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3 Pass-Through Rate for the related Accrual Period. The Class A-3 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class A-3 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.2900% per annum, and (ii) after the Initial Optional Termination Date, 0.5800% per annum.

     Class A-3 Pass-Through Rate: For the first Distribution Date, 5.610% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class B Certificate: Any one of the Class B-1, Class B-2 or Class B-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class B Certificateholder: Any Holder of a Class B Certificate.

     Class B-1 Certificate: Any Certificate designated as "Class B-1 Certificate "on the face thereof in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class B-1 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class B-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period. The Class B-1 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class B-1 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.5000% per annum, and (ii) after the Initial Optional Termination Date, 2.2500% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 6.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Senior Certificates and Class M Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 94.125% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 95.300% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Senior Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Senior Certificates and Class M Certificates and (2) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-2 Certificate: Any Certificate designated as "Class B-2 Certificate "on the face thereof in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class B-2 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class B-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period. The Class B-2 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class B-2 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.5000% per annum, and (ii) after the Initial Optional Termination Date, 2.2500% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 6.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) (i) for any Distribution Date on or prior to June 2013, 95.250% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 96.200% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-2 Certificates and
(B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M and Class B-1 Certificates and (2) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-3 Certificate: Any Certificate designated as "Class B-3 Certificate "on the face thereof in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class B-3 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class B-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period. The Class B-3 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class B-3 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.5000% per annum, and (ii) after the Initial Optional Termination Date, 2.2500% per annum.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 6.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 96.500% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 97.200% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3

Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1 and Class B-2 Certificates and (2) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-3 Certificates.

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class C Certificates and less any Deferred Interest allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest and the Class LT-Coupon Strip Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest and the Class LT-Coupon Strip Interest) (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC Marker Interests as being subject to a cap equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement). The Class C Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates (A) pursuant to the last sentence of the definition of "Certificate Principal Balance" or (B) attributable to distributions of proceeds of the Swap Agreement.

     Class LT-Coupon Strip Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement and that is entitled to distributions in amounts equal to any amounts deposited into the Final Maturity Reserve Account.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over (ii) the aggregate initial principal balance of the Lower Tier REMIC Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificate: Any one of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class M Certificateholder: Any Holder of a Class M Certificate.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-1 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class M-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period. The Class M-1 Interest

Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class M-1 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.5000% per annum, and (ii) after the Initial Optional Termination Date, 0.7500% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 5.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 83.250% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 86.600% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Senior Certificates and (2) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-2 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class M-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period. The Class M-2 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class M-2 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.5500% per annum, and (ii) after the Initial Optional Termination Date, 0.8250% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 5.870% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates and Class M-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 87.000% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 89.600% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Senior Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Senior Certificates and Class M-1 Certificates and (2) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-2 Certificates

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-3 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class M-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period. The Class M-3 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class M-3 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.7500% per annum, and (ii) after the Initial Optional Termination Date, 1.1250% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 6.070% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1 and Class M-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1 and Class M-2 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 89.000% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 91.200% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1 and Class M-2 Certificates and (2) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-4 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class M-4 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period. The Class M-4 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class M-4 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.1000% per annum, and (ii) after the Initial Optional Termination Date, 1.6500% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 6.420% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 90.500% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 92.400% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2 and Class M-3 Certificates and (2) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-5 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class M-5 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period. The Class M-5 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class M-5 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.3000% per annum, and (ii) after the Initial Optional Termination Date, 1.9500% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 6.620% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) (i) for any Distribution Date on or prior to June 2013, 91.500% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 93.200% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (2) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-6 Certificates and less any Deferred Interest allocated on such Distribution Date to the Class M-6 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period. The Class M-6 Interest Carry Forward Amount shall not include any amounts attributable to an allocation of Deferred Interest.

     Class M-6 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.5000% per annum, and (ii) after the Initial Optional Termination Date, 2.2500% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 6.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Senior Certificates and the Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account distributions of the related Principal Distribution Amount for such Distribution Date and after the allocation of Deferred Interest, if any, for each Distribution Date) and (B) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) (i) for any Distribution Date on or prior to June 2013, 92.875% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) for any Distribution Date after June 2013, 94.300% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (2) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-6 Certificates.

     Class P Certificate: Any one of the Class P Certificates as designated on the face thereof substantially in the forum of annexed hereto as Exhibit A-4, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator representing the right to distributions of Prepayment Charges received on the Prepayment Charge Mortgage Loans as set forth herein.

     Class R Certificate: The Class R Certificate executed, authenticated and delivered by the Securities Administrator substantially in the form annexed hereto as Exhibit A-3 and evidencing the ownership of the residual interest in each REMIC.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal

Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class R Certificate and less any Deferred Interest allocated on such Distribution Date to the Class R Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period. The Class R Interest Carry Forward Amount shall not include amounts attributable to an allocation of Deferred Interest.

     Class R Margin: With respect to any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.1900%, and (ii) after the Initial Optional Termination Date, 0.3800%.

     Class R Pass-Through Rate: For the first Distribution Date, 5.510% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap for such Distribution Date.

     Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage) the numerator of which is the Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates immediately prior to such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: June 29, 2007.

     Code: The Internal Revenue Code of 1986, as amended.

     Collection Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the Applicable Servicing Agreement and this Agreement and designated "[Name of Servicer], as servicer for Wells Fargo Bank, N.A., in trust for registered holders of Merrill Lynch Alternative Note Asset Trust, Mortgage Pass-Through Certificates, Series 2007-OAR3." Each Collection Account shall be an Eligible Account. Funds in a Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and the Applicable Servicing Agreements.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date and all Principal Prepayments in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the applicable Servicer in an amount equal to the interest accrued at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the 30th day of the preceding calendar month; provided, however, that such amount shall not exceed (i) with respect to Wilshire and any Principal Prepayment in Full, the product of (a) 50% of the Servicing Fee Rate and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date or
(ii) with respect to RFC and a Principal Prepayment in Full or a Curtailment, the product of (a) the Servicing Fee Rate and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date; and provided further, however, that any month consisting of less than 30 days shall be deemed to consist of 30 days.

     Compensating Interest Payment: As defined in Section 6.05.

     Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

     Cooperative Assets: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the cooperative apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

     Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services - Merrill Lynch Mortgage Investors, Inc., MANA Series 2007-OAR3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - MANA 2007-OAR3, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attn: Client Service Manager - MANA 2007-OAR3.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2 Interest, the Class A-2 Certificates. With respect to the Class LTA-3 Interest, the Class A-3 Certificates. With respect to the Class LTM-1

Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Corridor Contract: The long form confirmation, between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty (in the form of Exhibit N-1 hereto).

     Corridor Contract Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(l) in the name of the Securities Administrator for the benefit of the Issuing Entity and designated "Wells Fargo Bank, National Association, as Securities Administrator for Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-OAR3 - Corridor Contract Account." Funds in the Corridor Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Corridor Contract Notional Balance: With respect to any Distribution Date, the Corridor Contract Notional Balance set forth for such Distribution Date in the One-Month LIBOR Corridor Table attached hereto as Exhibit H.

     Corridor Contract Termination Date: The Distribution Date in May 2008.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

     Custodian: Wells Fargo Bank, N.A., including any successors in interest, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

     Cut-off Date: June 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all principal prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

     Deferred Interest: Any interest shortfall resulting from Net Negative Amortization.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.06.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860 E(e)(5) of the Code.

     Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Wells Fargo Bank, National Association, as Securities Administrator for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-OAR3 - Distribution Account." The Distribution Account shall be an Eligible Account.

     Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

     Distribution Date: The 25th day of any month, beginning in July 2007, or, if such 25th day is not a Business Day, the Business Day immediately following.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) the long term unsecured debt obligations of which are rated at least "AA-" by S&P and "A+" by Fitch if the deposits are to be held in the account more than 30 days; following a downgrade, withdrawal, or suspension of such institution's rating, each account should promptly (and in any case within not more than 30 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the NIMs Insurer and the Rating Agencies (as evidenced by a letter from each Rating Agency that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Restricted Certificates: The Class C, the Class P and the Subordinate Certificates and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under an underwriter's exemption.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories by at least one of the Rating Agencies.

     Escrow Account: As defined in Section 13.06 hereof.

     Event of Default: An event of default described in Section 8.01.

     Excess Interest: On any Distribution Date, for the Senior Certificates, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to Wilshire) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Certificate Principal Balance of the Certificates (other than the Class C Certificates) reduced by the Principal Funds with respect to such Distribution Date and (y) $5,512,471 over (B) the aggregate Stated Principal

Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Certificate Principal Balance of the Certificates (other than the Class C Certificates) reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) (I) on or prior to the Distribution Date in June 2013, 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (II) after the Distribution Date in June 2013, 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (b) the Minimum Required Overcollateralization Amount less
(B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer, the Servicers or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Securities Administrator, shall not, obtain reimbursement or indemnification from any other Person.

     Fannie Mae: Federal National Mortgage Association or any successor thereto.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

     Final Maturity Reserve Account: The separate Eligible Account into which reserve funds are deposited and available if needed to make a payment to Certificateholders on the Final Scheduled Distribution Date as specified herein and designated "Wells Fargo Bank, National Association, as Securities Administrator for Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-OAR3 - Final Maturity Reserve Account.".

     Final Maturity Reserve Rate: A per annum rate of 1.00%.

     Final Scheduled Distribution Date: With respect to the Certificates, the Distribution Date in July 2037.

     Fitch: Fitch Ratings or its successor in interest.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Senior, Class M or Class B Certificates is based upon the Available Funds Cap or the Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Available Funds Cap or the Maximum Rate Cap, up to but not exceeding the greater of (a) the Maximum Rate Cap or (b) the sum of (i) the Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient obtained by dividing
(I) an amount equal to the proceeds, if any, payable under the Corridor Contract with respect to such Distribution Date and (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount equal to any Net Swap Payments owed by the Swap Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such Class was entitled to receive on such Distribution Date based on the Available Funds Cap, (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the Available Funds Cap or the Maximum Rate Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Form 8-K Disclosure Information: As defined in Section 3.18(a).

     Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

     Indemnified Party: As defined in Section 16.07.

     Indemnified Persons: The Trustee, the Master Servicer, the Servicers, the Depositor, the Securities Administrator, the NIMs Insurer and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

     Indenture: An indenture relating to the issuance of the NIM Notes, which may be guaranteed by the NIMs Insurer.

     Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

     Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

     Initial Certificate Principal Balance: With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

     Initial Optional Termination Date: The first Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

     Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class A-3 Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: Each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Certificates.

     Interest Funds: With respect to any Distribution Date and the Mortgage Loans, the sum, without duplication, of (1) all interest due during the related Due Period that is received before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating Interest Payments, (4) Liquidation Proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),
(5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest), (6) Prepayment Charges received with respect to the related

Mortgage Loans, less all non-recoverable Advances and Servicing Advances relating to interest and certain indemnification amounts, expenses reimbursed to the Trustee, Securities Administrator, Master Servicer and the Servicers (not limited to such Advances, Servicing Advances, interest, amounts and expenses set forth in this clause (6)) and (7) as increased by the lesser of (x) the aggregate amount of items (2), (3), (4) and (5) of the definition of Principal Funds collected during the related Prepayment Period and (y) the aggregate amount of Negative Amortization during the related Prepayment Period.

     Investor Representation Letter: As defined in Section 5.02(b).

     Issuing Entity: Merrill Lynch Alternative Note Asset Trust, Series
2007-OAR3.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one month.

     LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: Any of the Certificates (other than the Class C and Class P Certificates).

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan (including any REO Property) as to which the applicable Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the applicable Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the applicable Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     Liquidation Proceeds: With respect to any Mortgage Loan, cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, and amounts received through Insurance Proceeds and condemnation proceeds.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     Lower Collar: With respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the One-Month LIBOR Corridor Table (set forth on Exhibit H).

     Lower Tier REMIC: As described in the Preliminary Statement and Section
9.12.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2 Interest, the Class LTA-3 Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTX Interest, the Class LT-IO Interest, the Class LT-Coupon Strip Interest and the Class LTR Interest.

     Lower Tier REMIC Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTX Interest, the Class LT-Coupon Strip Interest and the Class LT-IO Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: Not applicable.

     Master Servicer: Wells Fargo Bank, N.A. including any successors in interest who meet the qualifications for a master servicer set forth in this Agreement, and any successor master servicer appointed hereunder.

     Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank, National Association as Master Servicer for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-OAR3 - Master Servicer Collection Account." The Master Servicer Collection Account shall be an Eligible Account.

     Master Servicing Compensation: The meaning specified in Section 3.14.

     Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Mortgage Loans had the Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty and amounts deposited into the Final Maturity Reserve Account for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Minimum Payment: The minimum Monthly Payment required to be paid by a Mortgagor.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to the Mortgagor's choice of payment to the extent permitted by the Mortgage Note, (b) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and
(ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (c) without giving effect to any extension granted or agreed to by the applicable Servicer pursuant to the Applicable Servicing Agreement; and (d) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     Monthly Statement: The statement distributed to Certificateholders pursuant to Section 6.03.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note.

     Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of June 1, 2007, between the Sponsor, as seller, and the Depositor, as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

     Mortgage Loan Schedule: The Mortgage Loan Schedule, attached hereto as Exhibit B, with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

     Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     Mortgagor: The obligor on a Mortgage Note.

     Negative Amortization: With respect to each Distribution Date, the amount of interest on the Mortgage Loans that the related Mortgagors are not obligated to pay as interest (and which shall be added to the Stated Principal Balance of each such Mortgage Loan) due to the negative amortization feature of such Mortgage Loans, in each case during the related Due Period.

     Negative Amortization Certificate: Any Certificate other than the Class P Certificate.

     Net Excess Cashflow: Any Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the Certificates and not otherwise required to be distributed to the Class P Certificates, less any Net Swap Payments or Swap Termination Payment to the Swap Counterparty, any amounts deposited in the Final Maturity Reserve Account and the Issuing Entity expenses.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the applicable Servicer or the Master Servicer in accordance with the Applicable Servicing Agreement and (ii) unreimbursed advances by the applicable Servicer or the Master Servicer and Advances.

     Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate (expressed as a per annum rate).

     Net Negative Amortization: For any Distribution Date, the excess, if any, of (i) the Negative Amortization with respect to the Mortgage Loans for the related calendar month prior to that Distribution Date, over (ii) the aggregate amount of items (2), (3), (4) and (5) of the definition of Principal Funds collected during the related Prepayment Period.

     Net Rate: The per annum rate set forth in footnote 3 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date, the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) ; provided, however, that for purposes of computing such weighted average with respect to any Distribution Date on which amounts are required to be deposited into the Final Maturity Reserve Account, the Net Mortgage Rate of each 40-Year Mortgage Loan shall be reduced by the Final Maturity Reserve Rate.

     NIMs Insurer: Any of the one or more insurers, if any, that may be guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIMs Insurer Default: As defined in Section 11.14.

     NIM Notes: The net interest margin or excess cashflow securities to be issued pursuant to an indenture.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of such Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of such Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 13.23.

     Offered Certificate: Any Senior Certificate or Subordinate Certificate issued hereunder.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Servicers, the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (1) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such Interest Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator) or (2) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

     Optional Termination: The termination hereunder of that portion of the Trust Fund related to the Certificates pursuant to Section 10.01(a) hereof.

     Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01(b) hereof.

     Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Interest Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses, fees and indemnity amounts owed to the Master Servicer, the Trustee or the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), or Wilshire and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Securities Administrator to conduct the Auction and (E) any unpaid Net Swap Payments, any Swap Termination Payment and any other amounts owed to the Swap Counterparty and determined in accordance with the Swap Agreement.

     Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

     OTS: The Office of Thrift Supervision.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Margin: Any of the Class A-1 Pass-Through Margin, the Class A-2 Pass-Through Margin, the Class A-3 Pass-Through Margin, the Class M-1 Pass-Through Margin, the Class M-2 Pass-Through Margin, the Class M-3 Pass-Through Margin, the Class M-4 Pass-Through Margin, the Class M-5 Pass-Through Margin, the Class M-6 Pass-Through Margin, the Class B-1 Pass-Through Margin, the Class B-2 Pass-Through Margin, the Class B-3 Pass-Through Margin or the Class R Pass-Through Margin.

     Pass-Through Rate: With respect to any class of the LIBOR Certificates on any Distribution Date, the lesser of (1) One-Month LIBOR plus the related Pass-Through Margin for such class of Certificates, (2) the Available Funds Cap and (3) the Maximum Rate Cap.

     Percentage Interest: With respect to any Certificate (other than the Class R and Class P Certificates), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Initial Certificate Principal Balance of the related Class. With respect to the Class R and Class P Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

     Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

     Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders (provided that such obligation or security must be a "permitted investment" within the meaning of such term as provided for in Section 860G(a)(5) of the Code):

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee, the Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Issuing Entity;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to either Rating Agency as evidenced in writing by each Rating Agency to the Trustee, the Securities Administrator or Master Servicer;

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency (if such fund is rated by each such Rating Agency), including any such fund for which the Trustee, Securities Administrator or Master Servicer or any affiliate of the Trustee, Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par; and

          (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if S&P is a Rating Agency, "AAAm" or "AAAM-G" by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations.

     Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Certificate: The Residual Certificate.

     Pooling and Servicing Agreement: This Pooling and Servicing Agreement, dated June 1, 2007, relating to the Mortgage Pass-Through Certificates, MANA Series 2007-OAR3.

     Posted Collateral: Collateral posted pursuant to and in accordance with the terms and provisions of the Swap Agreement.

     Preliminary Statement: The paragraphs in the preamble to this Agreement that precede Article I.

     Prepayment Charge: Any prepayment premium or fee payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Charge Mortgage Loans: Any of the Mortgage Loans that are subject to existing prepayment charges.

     Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment. The obligations of the Master Servicer and the Servicers in respect of any Prepayment Interest Shortfall are set forth in Section 6.05 and Section 13.23.

     Prepayment Period: With respect to any Mortgage Loan and any Distribution Date, with respect to prepayments and other payments received in connection therewith, the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date).

     Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

     Principal Distribution Amount: with respect to each Distribution Date, the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to any Distribution Date and the Mortgage Loans, the sum, without duplication, of (1) the principal due during the related Due Period and received before the related Servicer Remittance Date or advanced by the Servicers as an Advance on or before the related Servicer Remittance Date, (2) Principal Prepayments in Full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the applicable Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor during the related Prepayment Period in connection with a substitution of a Mortgage Loan, (5) all Liquidation Proceeds applicable to the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received applicable to the related Prepayment Period and (7) all other collections and recoveries in respect of principal applicable to the related Prepayment Period and less (A) all non-recoverable Advances relating to principal and all non-recoverable Servicing Advances reimbursed during the applicable reimbursement period, (B) indemnification amounts and expenses reimbursable to the Trustee, Securities Administrator, Master Servicer and the Servicers hereunder and (C) the lesser of (i) the aggregate amount of items (2),
(3), (4) and (5) above collected during the related Prepayment Period and (ii) the aggregate amount of Negative Amortization during the related Prepayment Period.

     Principal Prepayment: Any Principal Prepayment in Full or Curtailment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

     Prospectus Supplement: The Prospectus Supplement dated June 28, 2007, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the applicable Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

     Qualified Servicer: Any servicer with a servicer rating by each of the Rating Agencies equal to or better than the servicer rating of Wilshire at the time of any such servicing transfer.

     Rating Agencies: Moody's, and S&P.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

     Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Principal Balance of the Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Record Date: With respect to each Distribution Date and each class of Offered Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (or the Closing Date in the case of the first Distribution Date).

     Regular Certificates: Any of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 Certificates.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506-1,631 (January 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Reinvestment Agreements: One or more reinvestment agreements, acceptable to each of the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit K hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, the Custodian or a Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state statute.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment or portion thereof has been reduced or postponed due to the application of the Relief Act.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement and Section 9.12.

     REMIC 1: Not applicable.

     REMIC 1 Interest: Not applicable.

     REMIC 1 Regular Interest: Not applicable.

     REMIC 1 Subordinate Balance Ratio: Not applicable.

     REMIC 2: Not applicable.

     REMIC 2 Interest: Not applicable.

     REMIC 2 Regular Interest: Not applicable.

     REMIC Opinion: An Opinion of Counsel to the effect that a contemplated action will neither adversely affect the status as a REMIC of any REMIC created hereunder nor subject any such REMIC to any tax under the REMIC Provisions.

     REMIC Pass-Through Rate: In the case of a Class of the Senior Certificates, Class M Certificates and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC Swap Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     REO Property: A Mortgaged Property acquired by a Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.15 in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 3.18(a).

     Reporting Servicer: As defined in Section 3.18(h).

     Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Sponsor and any cash deposit in connection with the substitution of a Mortgage Loan.

     Request for Release: A request for release in the form attached hereto as Exhibit D.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     Required Percentage: With respect to a Distribution Date, the quotient of
(x) the excess of (1) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date, prior to giving effect to distributions to be made on such Distribution Date over (2) the Certificate Principal Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the aggregate Stated Principal Balances of the Mortgage Loans as of the prior Distribution Date, prior to giving effect to distributions to be made on such Distribution Date. As used herein, the Certificate Principal Balance of the most senior class of Certificates will equal the aggregate Certificate Principal Balance of the Senior Certificates as of such date of calculation.

     Reserve Interest Rate: The rate per annum that the Securities Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

     Residual Certificate: The Class R Certificate.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than (i) distributions in respect of the Class SWR Interest and the Class LTR Interest and (ii) distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or Securities Administrator to whom a matter arising hereunder may be referred because of such officers familiarity with the subject matter thereof.

     Responsible Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Reuters: Reuters Monitor Money Rates Service.

     Reuter's Screen LIBO Page: The display designated as page "LIBO" on Reuters (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended,
(b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

     S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note as a Minimum Payment.

     Scheduled Principal: The principal portion of any Scheduled Payment.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: Wells Fargo Bank, N.A., or any successor in interest, or any successor securities administrator appointed as herein provided.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Senior Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance and the Class R Certificate Principal Balance.

     Senior Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class R Certificates.

     Senior Principal Distribution Amount: (1) With respect to any Distribution Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and
(2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Senior Certificates after the allocation of Deferred Interest, if any, for each Distribution Date and immediately prior to such Distribution Date over (B) the lesser of (i) (a) for each Distribution Date on or prior to June 2013, 78.75% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (b) for each Distribution Date after June 2013, 83.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Senior Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Senior Certificates.

     Servicer: With respect to (i) each Mortgage Loan serviced by Wilshire as specified on the Mortgage Loan Schedule, Wilshire and (ii) each Mortgage Loan serviced by RFC as specified on the Mortgage Loan Schedule, RFC, and their respective successors and assigns.

     Servicer Event of Default: As defined in Section 15.01.

     Servicer Remittance Date: With respect to (A) Wilshire, the later of (x) two Business Days after the 15th day of the month in which such Distribution Date occurs and (y) the 18th day (or if such 18th is not a Business Day, the immediately preceding Business Day) of the month in which the related Distribution occurs or (B) RFC, the 18th day of each month or, if such 18th day is not a Business Day, on the immediately succeeding Business Day of the month in which the related Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to such Servicer by the Trustee; tax tracking; title research; flood certifications; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 13.01 and 13.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date and (ii) the applicable Servicing Fee Rate. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. If the Index and/or Gross Margin are adjusted as provided in the related Mortgage Note, the Servicing Fee shall be the rate per annum in effect immediately prior to such adjustment.

     Servicing Fee Rate: With respect to Wilshire, 0.375% per annum, and with respect to RFC, 0.425% per annum.

     Servicing Function Participant: Any Subservicer, Subcontractor or any other Person engaged by a Servicer, the Custodian, the Master Servicer, the Paying Agent, the Securities Administrator or the Trustee required by Regulation AB to provide an Assessment of Compliance and an Accountant's Attestation.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose names and specimen signatures appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

     Servicing Rights Owner: With respect to each Mortgage Loan serviced by Wilshire as specified on the Mortgage Loan Schedule, MLML, or its transferee or assignee, in its capacity as owner of the servicing rights.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its affiliate (and reported to the Securities Administrator) of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement and the Corridor Contract, as applicable.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Startup Day: The Closing Date.

     Stated Principal Balance: With respect to any Mortgage Loan and Distribution Date, the unpaid principal balance of such Mortgage Loan as of the Due Date in the related Due Period, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Net Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and as increased by the amounts of any Negative Amortization with respect to such Mortgage Loan after the Cut-off Date through the Due Date in the related Due Period. With respect to any Mortgage Loan and the Cut-off Date, the Cut-off Date Principal Balance thereof.

     Stepdown Date: The earlier of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (B) the first Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to (i) 78.75% of the aggregate Stated Principal Balance of the Mortgage Loans (if such Distribution Date is on or prior to June 2013) or (ii) 83.00% of the aggregate Stated Principal Balance of the Mortgage Loans (if such Distribution Date is on or after June 2013); notwithstanding the foregoing, the Stepdown Date calculated pursuant to clause (B) shall not occur prior to July 2010.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE                      STEPDOWN REQUIRED
OCCURRING IN                            LOSS PERCENTAGE
------------------------   -----------------------------------------
July 2009 -- June 2010     0.15% with respect to July 2009, plus an
                           additional 1/12th of 0.25% for each month
                           thereafter

July 2010 -- June 2011     0.40% with respect to July 2010, plus an
                           additional 1/12th of 0.30% for each month
                           thereafter

July 2011 -- June 2012     0.70% with respect to July 2011, plus an
                           additional 1/12th of 0.25% for each month
                           thereafter

July 2012 -- June 2013     0.95% with respect to July 2012, plus an
                           additional 1/12th of 0.40% for each month
                           thereafter

July 2013 -- June 2014     1.35% with respect to July 2013, plus an
                           additional 1/12th of 0.10% for each month
                           thereafter

July 2014 and thereafter   1.45%

     Stepdown Trigger Event: The situation that exists with respect to any Distribution Date on or after the Stepdown Date, if (a) the quotient (measured on a rolling three-month basis) of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent (including Mortgage Loans in foreclosure, REO properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) (a) on or prior to the Distribution Date in June 2013, 32.90% or (b) after the Distribution Date in June 2013, 40.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage. For purposes hereof, for any Distribution Date, the calculation of "rolling three-month basis" requires first, the calculation of the quotient described in (a) of this definition for each of the three (3) Due Periods immediately prior to such Distribution Date, second, the addition of such 3 quotients and third, dividing the sum of such 3 quotients by 3.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Custodian or the Securities Administrator.

     Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

     Subservicer: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

     Subservicing Agreement: As defined in Section 13.02(a).

     Substitute Mortgage Loan: With respect to any Mortgage Loan, which is tendered to the Trustee pursuant to this Agreement, the related Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

     Subordinate Certificates: Any of the Class M and the Class B Certificates.

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 6.01(m) of this Agreement and held by the Securities Administrator for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, (i) in which the Swap Agreement will be held, any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 6.01 hereof and (ii) out of which certain distributions to the Certificateholders will be made and any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid.

     Supplemental Interest Trust Trustee: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(m) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "Wells Fargo Bank, N.A., as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Swap Agreement: The confirmation and agreement, including the schedule thereto and the related credit support annex, between the Swap Counterparty and the trustee of the Supplemental Interest Trust for the benefit of the Certificateholders (attached as Exhibit R hereto) or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 6.01(m) hereof.

     Swap Agreement Notional Balance: As defined in the Swap Agreement.

     Swap Counterparty: Morgan Stanley Capital Services Inc., or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the Business Day (as defined in the Swap Agreement) immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(m) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "Wells Fargo Bank, N.A., as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3." Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement.

     SWAP REMIC: As described in the Preliminary Statement.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement determined in accordance with the Swap Agreement.

     Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section
9.12 hereof.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a certificate.

     Transferor Representation Letter: As defined in Section 5.02(b).

     Trust Fund: The corpus of the Issuing Entity created pursuant to Article II of this Agreement.

     Trustee: HSBC Bank USA, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement, without regard to whether or not such policy is maintained.

     United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     Unpaid Realized Loss Amount: With respect to any class of the Certificates and as to any Distribution Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of the Unpaid Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such class pursuant to the last sentence of the definition of "Certificate Principal Balance." Any amounts distributed to a class of Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

     Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.198% per annum.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
9.12.

     Upper Tier REMIC Net WAC Cap: For any Distribution Date, the Net Rate.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates then outstanding (other than the Class R Certificate). 99.00% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class R Certificate) in proportion to their then outstanding Certificate Principal Balances, and 1.00% of the Voting Rights shall be allocated to the Class R Certificate; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Securities Administrator or any of their respective affiliates shall not be included in the calculation of Voting Rights. The Class P Certificates shall have no voting rights.

     Wells Fargo: Wells Fargo Bank, N.A., or any successor thereto.

     WHFIT: A"Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

     WHFIT Regulations: Treasury Regulations section 1.671-5, as amended.

     Wilshire: Wilshire Credit Corporation.

     Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II
                             CONVEYANCE OF MORTGAGE
                    LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans to Trustee.

     (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuing Entity without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement or the Applicable Servicing Agreements to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Collection Accounts, the Master Servicer in the Master Servicer Collection Account and the Securities Administrator in the Distribution Account for the benefit of the Trustee on behalf of the Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Section 2.03(a),
(vii) the Corridor Contract and Corridor Contract Account, (viii) the Swap Agreement and Swap Account, (ix) the Final Maturity Reserve Account and (x) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments

(I) with respect to each Mortgage Loan, other than a Cooperative Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2007-OAR3, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) an original Assignment of the Mortgage executed in the following form: "HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2007-OAR3.

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

          (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) the original mortgagee title insurance policy;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) the original power of attorney, if applicable.

and (II) with respect to each Mortgage Loan that is a Cooperative Loan:

          (x) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2007-OAR3, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (xi) the original duly executed assignment of Security Agreement to the Trustee;

          (xii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

          (xiii) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

          (xiv) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

          (xv) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

          (xvi) a copy of the recognition agreement;

          (xvii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

          (xviii) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to (a)(i) and (b)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date;
(x) in lieu of the original Mortgage, assignments to the Trustee or its Custodian, as applicable, or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or its Custodian, as applicable, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or its Custodian, as applicable, promptly after they are received. As of the date hereof, recordation of the assignment of the Mortgage Loans to the Trustee or the Custodian, as applicable, is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may each conclusively rely).

     If any original Mortgage Note referred to in Section 2.01(b)(I)(i) or 2.01(b)(II)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee or its Custodian, as applicable, of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee or its Custodian, as applicable, is subsequently located, such original Mortgage Note shall be delivered to the Trustee or its Custodian, as applicable, within three Business Days.

     (c) The parties hereto agree that it is not intended that any mortgage loan be included in the Trust Fund that is, without limitation, a "High Cost Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

     (d) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including but not limited to certain insurance policies and documents contemplated by Section 3.12 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian(s) pursuant to the terms and conditions of the Custodial Agreement(s).

     Section 2.02 Acceptance of Mortgage Loans by Trustee.

     (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, including a Corridor Contract (the form of which are attached hereto as Exhibit
N), and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders and any NIMs Insurer, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor, the Trustee (if delivered by the Custodian) and any NIMs Insurer on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in
Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File and
(iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the Gross Margin, the lifetime cap and the periodic cap for such Mortgage Loan. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

     If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Sponsor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Sponsor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Sponsor's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders and any NIMs Insurer, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, the Trustee (if delivered by the Custodian) and any NIMs Insurer a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and
(ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Sponsor and any NIMs Insurer. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian of the defect and if the Sponsor is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Sponsor's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by the Sponsor in accordance with Sections 2.02(a) or (b) above, the Sponsor shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Sponsor shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall give written notice thereof to the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Master Servicer. The Depositor or Master Servicer shall amend the Mortgage Loan Schedule, to reflect such repurchase and shall promptly notify the Rating Agencies, and any NIMs Insurer and the Master Servicer of such amendment. The obligation of the Sponsor to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders, and any NIMs Insurer or to the Trustee on their behalf.

     Section 2.03 Assignment of Interest in the Mortgage Loan Purchase
Agreement.

     (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders and any NIMs Insurer, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Depositor's rights pursuant to this Agreement (noting that the Sponsor has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the applicable Servicer under this Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Sponsor to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement. With respect to the representations and warranties described in the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Sponsor, the Master Servicer, a Servicer, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Sponsor's lack of knowledge with respect to the substance of such


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

representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) If the Depositor, the Master Servicer, Securities Administrator, any NIMs Insurer or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders, any NIMs Insurer or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Sponsor, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Sponsor shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Purchase Price, any excess shall be paid to the Sponsor to the extent not required by law to be paid to the borrower.) Any such purchase by the Sponsor shall be made by providing an amount equal to the Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Purchase Price. The Depositor shall notify the Trustee in writing of the deposit of the Purchase Price and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Sponsor, without recourse, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Master Servicer. The Depositor or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Sponsor to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, any NIMs Insurer or the Trustee on their behalf.

     Section 2.04 Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Sponsor may, no later than the date by which such purchase by the Sponsor would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Sponsor that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified


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

mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Sponsor, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Section 2.02(a). Within two Business Days after such notification, the Sponsor shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Sponsor of the Purchase Price for the purchase of a Mortgage Loan by the Sponsor. After such notification to the Sponsor and, if any such excess exists, upon written notification of the receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Issuing Entity and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Sponsor. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Sponsor and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Issuing Entity. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Sponsor the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Sponsor title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Sponsor shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Sections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Sponsor with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, any NIMs Insurer and the Rating Agencies.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Mortgage Loan shall be made unless the Securities Administrator, any NIMs Insurer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as

"regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC provisions.

     Section 2.05 Issuance of Certificates. The Trustee acknowledges the assignment to it on behalf of the Issuing Entity of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     Section 2.06 Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, any NIMs Insurer, the Master Servicer, Wilshire and the Securities Administrator as follows:

          (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and
     (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

     Section 2.07 Representations and Warranties Concerning the Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Sponsor, the Depositor, Wilshire and the Trustee as follows, as of the Closing
Date:

          (i) It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator, to the extent necessary to ensure its ability to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

          (ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or


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

     compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

     Section 2.08 Representations, Warranties and Covenants of the Servicer.

     I. Wilshire in its capacity as a Servicer hereby represents and warrants to the Sponsor, the Master Servicer, the Securities Administrator, the Depositor and the Trustee as follows, as of the Closing Date:

          (i) It is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by a Servicer, to the extent necessary to ensure its ability to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

          (ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

     II. Wilshire hereby covenants to each of the other parties to this Agreement as follows:

     (a) it shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

     (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Master Servicer or the Trustee or any Affiliate of the Depositor, the Master Servicer or the Trustee and prepared by it pursuant to this Agreement will be inaccurate in any material respect; provided, however, that Wilshire shall be responsible for inaccurate information provided to it by third parties; provided further, however, that the covenant referred to in this Section 2.08(b) shall not be breached if Wilshire corrects such material inaccuracy to the reasonable satisfaction of the Depositor, Master Servicer or the Trustee or any affiliate thereof, as applicable, within five (5) Business Days of receiving written notice of or a Responsible Servicing Officer's actual knowledge of such inaccuracy, and Wilshire shall be responsible only for any direct damages, costs, liabilities or expenses arising from a breach that occurs prior to Wilshire's correction thereof.

     Section 2.09 Depositor Notification of NIM Notes. The Depositor shall notify the Servicers, the Master Servicer, the Securities Administrator and the Custodian in writing (i) when NIM Notes are issued and when all previously issued NIM Notes are no longer outstanding and (ii) of the contact information of the NIMs Insurer, if any.


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

                                   ARTICLE III
                        ADMINISTRATION OF MORTGAGE LOANS

     Section 3.01 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the Applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the Applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.03, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its monitoring with the actual remittances of the Servicers to the Master Servicer Collection Account pursuant to this Agreement.

     If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as Master Servicer, the Securities Administrator shall likewise be removed as securities administrator.

     The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

     The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's or the Custodian's actual costs.

     The Trustee shall execute and deliver to the applicable Servicer and the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

     Section 3.02 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the applicable Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Securities Administrator have received a REMIC Opinion prepared at the expense of the Issuing Entity; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

     Section 3.03 Monitoring of Servicers.

     (a) The Master Servicer shall be responsible for reporting to the Trustee, Securities Administrator and the Depositor the compliance by each Servicer with its duties under the Applicable Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Servicer with regard to such Servicer's compliance with the terms of the Applicable Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with the Applicable Servicing Agreement, or that a notice should be sent pursuant to the Applicable Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, Securities Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the Applicable Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the Applicable Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or, if the Master Servicer is unwilling or unable to act as a Servicer, any NIMs Insurer or the Master Servicer shall cause the Trustee to appoint a successor servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement that is reasonably acceptable to the NIMs Insurer (such consent not to be unreasonably withheld); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

     (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the Applicable Servicing Agreement.

     (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of such Servicer, if any, that it replaces.

     Section 3.04 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

     Section 3.05 Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the

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Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney (in form acceptable to the Trustee) empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     Section 3.06 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in this Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the Applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Applicable Servicing Agreement.

     Section 3.07 [Reserved].

     Section 3.08 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

     (a) The Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement. The Master Servicer shall, and (to the extent provided in this Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to

Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request, the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and Wilshire shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or Wilshire under this Agreement.

     Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

     (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the Applicable Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the Applicable Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Applicable Servicing Agreements and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     (b) Pursuant to Sections 4.01 and 4.02, any amounts collected by Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicers in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

     Section 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in this Agreement) cause the Servicers to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection

Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

     (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under this Agreement or the Applicable Servicing Agreement, as applicable) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the Applicable Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of the Applicable Servicing Agreement. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under this Agreement or the Applicable Servicing Agreement, as applicable) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement or the Applicable Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under this Agreement or the Applicable Servicing Agreement, as applicable) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

     Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 3.13 Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the Applicable Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged

Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments, all in accordance with the terms and conditions of the Applicable Servicing Agreement.

     Section 3.14 Compensation for the Master Servicer. The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charge) shall be retained by the applicable Servicer and need not be deposited in the Master Servicer Collection Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     Section 3.15 REO Property.

     (a) In the event the Issuing Entity acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders, which nominee shall not be a Servicer. The Master Servicer shall, to the extent provided in this Agreement and the Applicable Servicing Agreement, cause the applicable Servicer to comply with its obligations hereunder and thereunder, as applicable, regarding any REO Property. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to comply in the manner and to the extent required by this Agreement and the Applicable Servicing Agreement, as applicable, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

     (b) The Master Servicer shall, to the extent required by the Applicable Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in a Collection Account.

     (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) To the extent provided in this Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in a Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

     Section 3.16 Annual Statement as to Compliance.


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

     The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor, any NIMs Insurer and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide, an annual statement of compliance pursuant to this Section 3.16 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation

     Section 3.17 Reports on Assessment of Compliance and Attestation.

     (a) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and the Custodian each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator, the NIMs Insurer and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Sections 3.18(h), (i), (j) and (k), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     No later than the end of each fiscal year for the Issuing Entity for which a 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master

Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment and attestation pursuant to this Section 3.17 of each Servicing Function Participant engaged by it.

     Promptly after receipt of each report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with such Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such Servicer by each such party, and (ii) the Securities Administrator shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit K in respect of each Servicer and notify the Depositor of any exceptions.

     The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, an assessment of compliance pursuant to this Section 3.17, coupled with an attestation as required in this Section 3.17, or such applicable agreement notwithstanding any such termination, assignment or resignation.

     (b) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

     (c) Promptly after receipt of each assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section


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3.17(a) is coupled with an attestation meeting the requirements of Section
3.17(b) and notify the Depositor of any exceptions.

     The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

     In the event the Master Servicer, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement or Subservicing Agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.17, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

     Section 3.18 Periodic Filings.

     (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit Q-3 to the Depositor and the Securities Administrator and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K except as set forth in the next paragraph.

     (b) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event that is known by a Responsible Officer (A) each party listed on Exhibit Q-3 hereto shall use commercially reasonable best efforts to provide prompt notice to the Master Servicer, the Securities Administrator and the Depositor, by fax and by phone or by e-mail and by phone, (B) each such party shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information if applicable, together with the form set forth on Exhibit O (the "Additional Disclosure Notification") by the close of business New York City time on the 2nd Business Day following the occurrence of such Reportable Event and (C) the Depositor, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     (c) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 3.18(n).

     (d) Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this
Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to this Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K.

     (e) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit Q-1 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure except as set forth in the next paragraph.

     (f) As set forth in Exhibit Q-1 hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (i) each party listed on Exhibit Q-1 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known by a Responsible Officer, in EDGAR-compatible format or in such other format as agreed upon by the Securities

Administrator and such party, the form and substance of any Additional Form 10-D Disclosure if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-1 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     (g) After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but not later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its respective duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to this Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator will have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2008, the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and Custodial Agreement: (i) an annual compliance statement for the Master Servicer, each Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party (together with the Custodian, each a "Reporting Servicer"), as described in
Section 3.16 or Section 16.04 of this Agreement, as applicable, and the Custodial Agreement; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB;
(ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section
3.17 or Section 16.05 of this Agreement, as applicable, and the Custodial Agreement, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section 3.17 or Section 16.05, as applicable, identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section
3.17 or Section 16.05 of this Agreement, as applicable, is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB;
(iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in Section 3.17 and Section 16.05 of this Agreement and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.17 or Section 16.05, as applicable, of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit L, executed by the senior officer in charge of securitizations of the Master Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Q-2 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except or set forth in the next paragraph.

     (i) As set forth in Exhibit Q-2 hereto, no later than March 1 (with a ten calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2008, (i) the parties listed on Exhibit Q-2 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known by a Responsible Officer, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure and shall forward such Additional Form 10-K Disclosure. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-2 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     (j) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-K. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.18, Section
3.16 and Section 3.17. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this
Section 3.18 related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any


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

Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to this Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K resulting from the Securities Administrator's inability or failure to obtain or receive any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, execute or file such Form 10-K.

     (k) Each Form 10-K shall include a Sarbanes-Oxley Certification, which shall be in the form attached hereto as Exhibit L. Wilshire (with respect to any year that it acted as a Servicer hereunder) shall sign and provide and cause each subcontractor and subservicer determined by Wilshire to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, if any, to provide a Sarbanes Certification as defined in Section 16.05 hereof pursuant to and in accordance with the time frames set forth in Section 16.05 hereof, and each of the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to sign and provide, to the person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 1 (with a ten day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit M) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer and such entity's officers, directors and affiliates (collectively, with the Certifying Person, the "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Issuing Entity. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 443-367-3307. In the event any such party or Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Master Servicer pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to the Applicable Servicing Agreement or Custodial Agreement.

     (l) The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this Section and the Master Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

     (m) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

     (n) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Issuing Entity. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, any Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

     (o) The Depositor and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.18.

     (p) Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

     (q) Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 3.18, may be delivered via facsimile to (212) 449-2700, via email to paul_park@ml.com or telephonically by calling Paul Park at (212) 449-6380.

     Section 3.19 Compliance with Regulation AB. Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Depositor (consistent with any such amendments, interpretive advice or guidance, convention, consensus or advice of counsel) for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 11.02 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act.

     Section 3.20 Servicing Rights Owner.

     At the Servicing Rights Owner's request, Wilshire shall resign as Servicer with respect to those Mortgage Loans it is servicing hereunder upon the selection and appointment of a successor servicer by the Servicing Rights Owner; provided that the Servicing Rights Owner delivers to the Master Servicer, the Trustee, the Securities Administrator and Wilshire a letter indicating that such successor servicer designated by the Servicing Rights Owner meets the eligibility requirements for a successor servicer, including that such successor servicer is a Qualified Servicer or is a servicer acceptable to the Rating Agencies. No appointment of a successor servicer hereunder shall be effective until the Master Servicer shall have consented thereto. Upon such appointment, at the date specified in such letter such successor servicer will become a servicer pursuant to the terms of this Agreement. Any successor servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, shall be willing to service the Mortgage Loans and shall accept such delegation and assignment, and shall service the Mortgage Loans pursuant to a servicing agreement entered into among the successor servicer, the Depositor and the Master Servicer, provided that such servicing agreement shall prohibit the successor servicer from causing any Adverse REMIC Event.

     Section 3.21 Rights of the NIMs Insurer.

     Each of the rights of the NIMs Insurer set forth in this Agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM Notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 10.14 in the case of clause
(ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE IV
                                    ACCOUNTS

     Section 4.01 Collection Accounts.

     (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Collection Account in accordance with the Applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days (or as of such other time specified in this Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by this Agreement in the case of the Servicer) and all other amounts to be deposited in the Collection Account. Wilshire is hereby authorized to make withdrawals from and deposits to the related Collection Account for purposes required or permitted by this Agreement. To the extent provided in the Applicable Servicing Agreement, the Collection Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

     (b) To the extent provided in this Agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this
Section 4.01 or other benefits arising from the related Collection Account shall be paid to Wilshire under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments related to Wilshire's account shall be borne by and be the risk of Wilshire, as set forth in this Agreement. Wilshire (to the extent provided in this Agreement) shall deposit the amount of any such loss in the Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (c) [Reserved].

     (d) Withdrawals by the Master Servicer may be made from the Master Servicer Collection Account only to make remittances as provided in Sections 4.02, 4.03 and 13.05; to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.02(b) and 13.05 certain amounts otherwise due to Wilshire may be retained by Wilshire as set forth in this Agreement and need not be deposited in the Collection Account.

     Section 4.02 Master Servicer Collection Account.

     (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account may be a sub-account of the Distribution Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

          (i) Any amounts withdrawn from a Collection Account or other permitted account;

          (ii) Any Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Collection Account or other permitted account;

          (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

          (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

          (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

     (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Sections 4.05(a)(i), (ii),
(iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the applicable Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second

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Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     Section 4.03 Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

     (a) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

     (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

     (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

     (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

     Section 4.04 Distribution Account.

     (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

     (b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

     (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator, the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator, the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum


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

coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Master Servicer or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trust) as provided by 12 U.S.C. Section 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     Section 4.05 Permitted Withdrawals and Transfers from the Distribution Account.

     (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

          (i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

          (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith as a Servicing Advance in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Section 4.05(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Section 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

          (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Section 4.05(a) as servicing compensation;

          (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (vii) to reimburse the Master Servicer or any Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

          (viii) to pay the Master Servicer as set forth in Section 3.14;

          (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

          (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the applicable Servicer;

          (xi) to reimburse or pay any Servicer any such amounts as are due thereto under the Applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in this Agreement or the Applicable Servicing Agreement, as applicable;

          (xii) to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

          (xiii) to remove amounts deposited in error; and

          (xiv) to clear and terminate the Distribution Account pursuant to
     Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the

Distribution Account pursuant to subclauses (i) through (vi), inclusive, and
(viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

     (c) On each Distribution Date, the Securities Administrator shall distribute the Available Funds for the Mortgage Loans to the Holders of the Certificates in accordance with Section 6.01.

                                    ARTICLE V
                                  CERTIFICATES

     Section 5.01 The Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of Sections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with such Securities Administrator's customary procedures.

     (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co.) each certify to each Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F-1 (the "Transferor Representation Letter") and (i) deliver a letter in substantially the form of either Exhibit F-2 (the "Investor Representation Letter") or Exhibit F-3 (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Securities Administrator against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     Notwithstanding the foregoing, no Transfer of a Class C or Class P Certificate (including the initial issuance thereof) shall be registered unless the prospective transferee certifies to the Securities Administrator that such transferee is not acquiring the Class C or Class P Certificates as a "middleman" as that term is defined in Treasury Regulation Section 1.671-5(b)(10) in a letter substantially in the form set forth in Exhibit F-4 ("Middleman Representation Letter").

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Securities Administrator with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement and the

Cap Agreement, the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate will be registered unless the Securities Administrator has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of an ERISA Restricted Certificate (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Securities Administrator, the Master Servicer, the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master Servicer, the Trustee or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the two immediately preceding paragraphs of this Section 5.02(b), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee or the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Trustee or the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

     (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transferee's Letter") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit (a "Transferor Certificate") of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transferee's Letter may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transferee's Letter be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transferee's Letter includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transferee's Letter from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transferee's Letter from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee's Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the Residual Interest may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Securities Administrator receives a REMIC Opinion to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by a REMIC Opinion, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be severed and represented by separate Certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Securities Administrator.

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to the Securities Administrator and the NIMs Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

     Section 5.04 Persons Deemed Owners. The NIMs Insurer, Securities Administrator and any agent of the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, NIMs Insurer, nor any agent of the Securities Administrator or NIMs Insurer shall be affected by any notice to the contrary.

     Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the NIMs Insurer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06 Book-Entry Certificates. The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to
Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor, the NIMs Insurer and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     Section 5.07 Notices to Depository. Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

     Section 5.08 Definitive Certificates. If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities

Administrator that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     Section 5.09 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Client Service Manager - Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency. For the avoidance of doubt, the Securities Administrator may satisfy the requirements of this Section 5.09 by maintaining a single office or agency.

                                   ARTICLE VI
                         PAYMENTS TO CERTIFICATEHOLDERS

     Section 6.01 Distributions on the Certificates.

     (a) [Reserved]

     (b) On each Distribution Date, amounts on deposit in the Distribution Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of this Section 6.01.

     On each Distribution Date, the interest distributable with respect to each class of Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate during the related Accrual Period less applicable related Prepayment Interest Shortfalls and Deferred Interest, if any, allocated to that class.

     All calculations of interest on the Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     (c) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (i) to the Class P Certificates, any Prepayment Charges collected on the Prepayment Charge Mortgage Loans and (A) any amounts paid by the Sponsor or the applicable Servicer in respect of Prepayment Charges pursuant to this Agreement and (B) any amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Mortgage Loan Purchase Agreement received during the related Prepayment Period;

          (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

          (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

          (iv) to the Final Maturity Reserve Account, any amounts payable and required to be deposited therein;

          (v) concurrently, to each class of the Senior Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Senior Certificates, Interest Funds will be distributed pro rata among each class of the Senior Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Senior Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Senior Certificates in the aggregate;

          (vi) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (vii) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (viii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (ix) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (x) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (xi) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (xii) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

          (xiii) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

          (xiv) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class; and

          (xv) any remainder pursuant to Section 6.01(g) hereof.

     With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds the Compensating Interest Payment payable by the Servicers or the Master Servicer, such amount shall reduce the Current Interest with respect to each Class of Certificates, pro rata, based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

     Any interest shortfall resulting from Deferred Interest on the Mortgage Loans will be allocated to the Offered Certificates pro rata based upon the current Certificate Principal Balance of each such class, up to the Current Interest accrued on such class of Certificates, in reduction of the amount of interest otherwise distributable to such class of Certificates; provided, however, that to the extent the amount of Net Negative Amortization otherwise allocable to a class of Offered Certificates exceeds the amount of Current Interest accrued on the Corresponding REMIC Regular Interest of such class of Certificates (as reduced by such class's share of any Prepayment Interest Shortfalls for such Distribution Date), then such excess Net Negative Amortization shall be allocated, first, to the Class C Certificates, to the extent payments would otherwise be made to the Class C Certificates in respect of the Uncertificated Class C Interest on such Distribution Date, and, second, to the Offered Certificates pro rata based upon and up to the amount of any remaining Current Interest otherwise accrued on the Corresponding REMIC Regular Interest of each class of Offered Certificates. The amount of the reduction of Current Interest distributable to each class of Certificates attributable to Net Negative Amortization will be added to the Certificate Principal Balance of that class.

     (d) [RESERVED]

     (e) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Securities Administrator shall, to the extent of funds then available, make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 6.01(c) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 6.01(c)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 6.01(c)(iii);

          (iii) to the Final Maturity Reserve Account, any amounts payable and required to be deposited therein to the extent not paid pursuant to Section 6.01(c)(iv);

          (iv) to the Senior Certificates, the Senior Principal Distribution Amount as follows: first, to the Class R Certificate until its Certificate Principal Balance has been reduced to zero, and second, pro rata to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates until the Certificate Principal Balance of each such Class has been reduced to zero;

          (v) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (vi) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

          (vii) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

          (viii) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (ix) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (x) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (xi) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (xii) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (xiii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xiv) any remainder pursuant to Section 6.01(g) hereof.

     (f) [RESERVED]

     (g) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Securities Administrator shall, to the extent of Interest Funds and Principal Funds then available, make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 6.01(c)(xv) and
(e)(xiv) hereof and each such distribution shall be made only after all distributions pursuant to Sections 6.01(c) and (e) above shall have been made until such remainders shall have been fully distributed for such Distribution
Date:

          (i) to the Senior Certificates, any amounts due as described in the same order of priority as set forth in Section 6.01(c)(v) to the extent unpaid by Interest Funds;

          (ii) to the Subordinate Certificates, any amounts due as described in the same order of priority as set forth in Section 6.01(c)(vi) through
     (xiv) to the extent unpaid by Interest Funds;

          (iii) the Extra Principal Distribution Amount;

          (iv) to the Class A-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (v) to the Class A-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (vi) to the Class A-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (vii) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (viii) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (ix) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (x) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

          (xi) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

          (xii) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiii) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiv) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xv) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvi) to the Offered Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class;

          (xvii) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment to the extent not already paid; and

          (xviii) the remainder pursuant to Section 6.01(h) hereof.

     (h) on each Distribution Date, the Securities Administrator shall allocate the remainders pursuant to Section 6.01(g)(xviii) as follows:

          (i) to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and
     (IV) the Class C Unpaid Realized Loss Amount; and

          (ii) the remainder pursuant to Section 6.01(i) hereof.

     (i) On each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 6.01(h)(ii) hereof (i) to the Securities Administrator to reimburse amounts or pay indemnification amounts owing to the Securities Administrator from the Issuing Entity pursuant to Section 7.03 and
(ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

     (j) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

          (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero;

          (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero;

          (xi) to the Class A-3 Certificates until the Class A-3 Certificate Principal Balance is reduced to zero;

          (xii) to the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; and

          (xiii) to the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero.

     (k) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Master Servicer shall prepare and deliver an electronic report (the "Remittance Report") to the Securities Administrator (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and make the required distributions for the related

Distribution Date. The Securities Administrator will prepare the Monthly Report based solely upon the information received from the Master Servicer, which in turn shall be based on information from the Servicers and the Cap Contract Counterparty.

     (l) The Securities Administrator is hereby directed by the Depositor to execute the Corridor Contract on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents of such Corridor Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Issuing Entity under the Corridor Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Corridor Contract, except as set forth in Section 2 of the Corridor Contract, the Issuing Entity shall not be required to make any payments to the counterparty under the Corridor Contract. Any payments received under the terms of the Corridor Contract will be available to pay the holders of the Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 6.01 are made on such Distribution Date. Any amounts received under the terms of the Corridor Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of the Corridor Contract shall be paid to the Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Certificates. Amounts received on the Corridor Contract will be available to make payments on the Offered Certificates.

          (i) The Securities Administrator shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Corridor Contract Account. On or prior to the Corridor Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Trust Fund in respect of the Corridor Contract shall be deposited by the Securities Administrator into the Corridor Contract Account and will be used to pay Floating Rate Certificate Carryovers on the Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the Corridor Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Corridor Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the Corridor Contract), over
     (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the Corridor Contract,
     (ii) an amount equal to the lesser of (x) the Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under the Corridor Contract and the Securities Administrator is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Securities Administrator's website pursuant to Section 6.03 hereof.

          (ii) Amounts on deposit in the Corridor Contract Account will remain uninvested pending distribution to Certificateholders.

          (iii) The Corridor Contract is scheduled to remain in effect until the Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty, the termination of the Trust Fund, the Corridor Contract becoming illegal or subject to certain kinds of taxation and certain other events of default and termination events (as further detailed in the Corridor Contract).

     (m) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall hold the Swap Account, which shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator or the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other Account of the Trust Fund. The records of the Securities Administrator shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Securities Administrator hereunder.

     The Supplemental Interest Trust Trustee shall enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), at the direction of the Depositor, enter into a replacement swap agreement with a replacement counterparty appointed by the Depositor utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in February 2013, the Supplemental Interest Trust Trustee or Securities Administrator, as applicable, shall, based on the Significance Estimate (which shall be provided to the Supplemental Interest Trust Trustee by the Depositor within five (5) Business Days prior to the Distribution Date), calculate the Significance Percentage of each of the Swap Agreement and the Corridor Contract. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Supplemental Interest Trust Trustee or Securities Administrator, as applicable, shall promptly notify the Depositor and the Depositor shall obtain the financial information required to be delivered by the Swap Counterparty or the Cap Contract Counterparty, as applicable, pursuant to the terms of the Swap Agreement or the Corridor Contract, respectively. If, on any succeeding

Distribution Date through and including the Distribution Date in February 2013, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee or Securities Administrator, as applicable, shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days following such Distribution Date, deliver to the Securities Administrator the financial information provided to it by the Swap Counterparty or Cap Contract Counterparty, as applicable, in Edgar-compatible format for inclusion in the Form 10-D relating to such Distribution Date.

     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing account established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 6.01(m)(i)-(viii) of this Agreement. Any such account shall not be an asset of any REMIC. Any amounts remaining in such account shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 10.01 and (ii) February 25, 2013.

     On any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of and any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into the Swap Account. The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the Securities Administrator :

          (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

          (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (iii) to each class of the Senior Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates in that order, any Current Interest for such class to the extent unpaid;

          (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates in that order, any Interest Carry Forward with respect to such class to the extent unpaid;

          (vi) to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 6.01(e)(iv) through 6.01(e)(xiii) in order to restore levels of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

          (vii) sequentially, to the Class A-1, Class A-2, Class A-3, Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid;

          (viii) to the Offered Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

          (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 6.01(m).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Securities Administrator has actual knowledge or written notice of any such failure, breach or termination).

     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed by the Depositor to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

     Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, the Supplemental Interest Trust Trustee may be required to establish a Swap Posted Collateral Account.

     To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Swap Posted Collateral Account in accordance with the provisions of the Swap Agreement. Amounts held in the Swap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds in the form of cash held in the Swap Posted Collateral Account shall be invested by the Supplemental Interest Trust Trustee in Permitted Investments described in clause
(ii) of the definition of Permitted Investments in accordance with the instructions of the Swap Counterparty. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement. Absent receipt by the Supplemental Interest Trust Trustee of written instructions from the Swap Counterparty, such funds shall remain uninvested.

     (n) On each Distribution Date on or after the Distribution Date in July 2017 up to and including the Final Scheduled Distribution Date, if the 40-Year Mortgage Loans have an aggregate Stated Principal Balance greater than the scheduled amount for such Distribution Date set forth in the table attached hereto as Exhibit I, the Securities Administrator will be required to deposit, from interest collections prior to the distribution to the Certificates, into the Final Maturity Reserve Account on each such Distribution Date, an amount equal to the product of (a) one-twelfth, (b) the Final Maturity Reserve Rate and
(b) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans, prior to the distribution of Interest Funds and Principal Funds on the Offered Certificates for such Distribution Date.

     On the earlier of the Final Scheduled Distribution Date and the termination of the Issuing Entity, any amounts on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

          (i) concurrently, to the Senior Certificates, in reduction of their respective Certificate Principal Balances, pro rata, based on their Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

          (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in reduction of their respective Certificate Principal Balances, until the Certificate Principal Balance of the each such Class has been reduced to zero;

          (iii) to the Class A-1, Class A-2, Class A-3 and Class R Certificates, any amounts due as described in the same order of priority as set forth in
     Section 6.01(c)(v) to the extent unpaid from Interest Funds;

          (iv) to the Subordinate Certificates, any amounts due as described in the same order of priority as set forth in Section 6.01(c)(vi)-(xiv) to the extent unpaid from Interest Funds;

          (v) to the Offered Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Certificate Carryover;

          (vi) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty; and

          (vii) to the holders of the Class C Certificates, any remaining amounts.

     For federal income tax purposes, the Final Maturity Reserve Account shall be an "outside reserve fund" within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement, and the Class C Certificates shall evidence ownership of the Final Maturity Reserve Account and shall be taxable on all income earned thereon. For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Account shall be treated as selling a portion of its Certificate to the Class C Certificateholder and as having received the amount of the principal payment from the Class C Certificateholder as the proceeds of the sale. The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Certificate Principal Balance of such Certificate. Principal payments received from the Final Maturity Reserve Account shall not be treated as distributions from any REMIC created hereby. All principal distributions from the Final Maturity Reserve Account shall be accounted for hereunder in accordance with this Section 6.01(n). In furtherance of the foregoing, distributions and allocations shall continue to be made with respect to the REMIC regular interest represented by the portion of any Certificate that is treated as having been sold to the Class C Certificateholder as if such portion was still outstanding and held by the Class C Certificateholder, provided that the rights of the Class C Certificateholder to any such distributions shall subordinated to the rights of any other Certificateholder (other than the Holder of the Residual Certificates) to receive distributions.

     Section 6.02 Distributions.

     (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the applicable Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

     Section 6.03 Statements to Certificateholders.

     (a) On each Distribution Date, the Securities Administrator will make available to each Certificateholder, the Servicers, the Depositor, the NIMS Insurer (if any) and any other interested party a statement (the "Monthly Statement"), based in part on information provided by the Master Servicer and the Servicers generally setting forth among other information with respect to the Certificates and Mortgage Loans:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount;

     (2) the amount of such distribution to holders of each class of Certificates allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of Certificates;

     (4) the Certificate Principal Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;


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

     (5) the aggregate outstanding principal balance of each class of Certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee or the Securities Administrator;

     (7) the Pass-Through Rate for each class of Certificates for such Distribution Date;

     (8) the amount of Advances on Mortgage Loans included in the distribution on such Distribution Date;

     (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date;

     (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date;

     (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and
          (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, with respect to each group of Mortgage Loans and in accordance with the MBA methodology for measuring delinquencies;

     (12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date, in the aggregate;

     (13) whether a Stepdown Trigger Event has occurred and is in effect;

     (14) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

     (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Certificates on such Distribution Date;

     (16) the number and amount of Prepayment Charges applicable to the related Prepayment Period in the aggregate;

     (17) as of each Distribution Date, the amount, if any, deposited into the Final Maturity Reserve Account;

     (18) as of each Distribution Date, the amount, if any, received pursuant to each Corridor Contract and the amount thereof to be paid to each class of Certificates;

     (19) [Reserved];

     (20) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

     (21) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Interest Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

     (22) the amounts distributed as interest in respect of the portion of each class of Certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

     (23) the aggregate amount of all Advances with respect to the Mortgage Loans recovered for such Distribution Date;

     (24) the allocation to each Class of Certificates of any Realized Losses for such Distribution Date;

     (25) with respect to each Class of Certificates, the amount of any Prepayment Interest Shortfalls for such Distribution Date; and

     (26) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Securities Administrator may make available each month, to any interested party, the monthly statement via the Securities Administrator's website. The Securities Administrator will also make available on its website any reports on Form 10-D, Form 10-K and Form 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at
(866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager -- MLMI 2007-OAR3. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each Holder of a Certificate of record during the previous calendar year and the NIMs Insurer, if any, upon its written request a statement containing information necessary to enable Holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

     (b) By January 30 of each year beginning in 2008, if so requested in writing, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

     Section 6.04 Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is Delinquent other than as a result of application of the Relief Act and for which the applicable Servicer was required to make an advance pursuant to this Agreement exceeds the amount deposited in the Master Servicer Collection Account that will be used for a Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will, subject to applicable law and its determination of recoverability, deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the applicable Servicer is required to do so under the Applicable Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Advance in a stated amount and
(ii) detailing the reason it deems the advance to be nonrecoverable.

     Section 6.05 Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicers under the Applicable Servicing Agreement with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the applicable Servicer (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment; provided, however, the aggregate compensating interest payments made by the Master Servicer shall not exceed the Master Servicing Compensation.


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

                                   ARTICLE VII
                      THE MASTER SERVICER AND THE DEPOSITOR

     Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02 Merger or Consolidation of the Master Servicer.

     (a) Each of the Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03 Indemnification from the Master Servicer and the Depositor.

     (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee or the Securities Administrator shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee or the Securities Administrator shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

     (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Section (a) above.

     Section 7.04 Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Issuing Entity or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer, the Servicers, the Custodian and any director, officer, employee or agent of the Master Servicer, the Servicers or the Custodian shall be indemnified by the Issuing Entity and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, an Applicable Servicing Agreement or the Certificates (except to the extent that the Master Servicer or the Custodian, as the case may be, is indemnified by another party thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's, the Servicers' or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Section 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01(a).

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Issuing Entity might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

     Section 7.05 Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee and the NIMs Insurer, if any. No such resignation by the Master Servicer shall become effective until MLML or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and the NIMs Insurer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

     Section 7.06 Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLML or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLML or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

     Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or Master Servicing Compensation or for any differential in the amount of the Servicing Fee or Master Servicing Compensation paid hereunder and the amount necessary to induce any successor servicer or successor master servicer to act as successor servicer or successor master servicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

     Section 7.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer
assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII
                                     DEFAULT

     Section 8.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

          (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund or by the NIMs Insurer; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

          (vi) Any failure by the Master Servicer to deliver any Annual Statement of Compliance, Assessment of Compliance or Accountant's Attestation when and as required under Section 3.16 or Section 3.17.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default) or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Sponsor, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

     Section 8.02 Trustee to Act; Appointment of Successor.

     (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to
Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLML shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor master servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan,
(ii) for any representation or warranty of the Master Servicer hereunder, and
(iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee (as successor Master Servicer) nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused solely by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records required to be provided to it by the Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000 and meeting such other standards for a successor Master Servicer as are set forth in this Agreement, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, in the event that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Section 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. No appointment of a successor to the Master Servicer hereunder shall be effective until the NIMs Insurer shall have consented thereto and prior written consent of the NIMs Insurer is obtained (which consent shall not be unreasonably withheld or delayed).

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX (with the exception of the last paragraph of Section 9.01(d)) shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of
Article VII, however, shall apply to it in its capacity as successor master servicer.

     Section 8.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the NIMs Insurer, if any, and to the Rating Agencies.

     Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders and the NIMs Insurer, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Certificates may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05 List of Certificateholders. Upon reasonable, prior written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX
                           CONCERNING THE TRUSTEE AND
                          THE SECURITIES ADMINISTRATOR

     Section 9.01 Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.


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     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice thereof to the NIMs Insurer and the Certificateholders and take such further action as directed by the NIMs Insurer and the Certificateholders.

     (c) On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.02 herein based solely on the report of the Master Servicer or the Servicers.

     (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

          (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

          (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the NIMs Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Certificate Principal Balance of the Certificates, if such action or non-action relates to the time, method and


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

     place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

          (vii) None of the Securities Administrator, the Depositor, the Master Servicer, Wilshire or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

     Neither the Trustee (regardless of the capacity in which it is acting) nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Applicable Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Securities Administrator.

     (f) The Issuing Entity hereby authorizes and directs the Securities Administrator to enter into the Corridor Contract on behalf of the Issuing Entity and to perform the duties and obligations of the Issuing Entity under the Corridor Contract and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall


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

approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     (g) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMs Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or NIMs Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates


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

     evidencing Percentage Interests aggregating not less than 25% of the Certificate Principal Balance of the Certificates or the NIMs Insurer and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders or the NIMs Insurer requesting the investigation;

          (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Securities Administrator, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Securities Administrator;

          (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Section 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

          (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in
     Section 9.07; and

          (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

          (xi) Any permissive right of the Trustee hereunder shall not be construed as a duty.


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     Section 9.03 Trustee and Securities Administrator Not Liable for
Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than, as to the Securities Administrator, the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections
2.02 and 2.04. The Securities Administrator's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator of the Trust Fund and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder or of any guaranty of a NIMs Insurer or related document other than, with respect to the Securities Administrator, the execution and authentication of the Certificates. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04 Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

     Section 9.05 Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the


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

reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     Section 9.06 Eligibility Requirements for Trustee and Securities Administrator.

     (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and "Aaa1" or higher by Moody's with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa1" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and reasonably acceptable to the NIMs Insurer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

     (b) In addition, the Securities Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A" by S&P or "A" Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to
Section 9.08, then the Trustee shall either (i) perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed or (ii) petition a court of competent jurisdiction to appoint a successor securities administrator. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

     Section 9.07 Insurance. The Securities Administrator, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically


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

maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Securities Administrator as to the Securities Administrator's compliance with this Section
9.07 shall be furnished to any Certificateholder upon reasonable written request.

     Section 9.08 Resignation and Removal of the Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the NIMs Insurer and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

     (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

     (c) The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund, with the consent of the NIMs Insurer, or the NIMs Insurer, may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized (or the NIMs Insurer), one complete set of which instruments shall be delivered to the Depositor, the Trustee, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator acceptable to the NIMs Insurer as provided in Section 9.09.


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

     Section 9.09 Successor Trustee and Successor Securities Administrator.

     (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the NIMs Insurer and its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

     (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

     Section 9.10 Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by


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

the Trustee, the NIMs Insurer (which approval shall not be unreasonably withheld or delayed) and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor, the NIMs Insurer and the Trustee may consider necessary or desirable.

     (b) If the Depositor or the NIMs Insurer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor or the NIMs Insurer.

     (c) No co-Master Servicer or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No Trustee under this Agreement shall be personally liable by reason of any act or omission of another Trustee under this Agreement. The Depositor and the Trustee acting


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

jointly, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Section 9.12 Federal Information Returns and Reports to Certificateholders; REMIC Administration.

     (a) REMIC elections as set forth in the Preliminary Statement and this
Section 9.12 shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and this Section 9.12.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

     (c) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

     (d) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by this Section.

     (e) The Securities Administrator shall prepare and file, and the Trustee shall sign, all of each REMIC's and the Trust Fund's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

     (f) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.


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

     (g) The Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of Wilshire, the Securities Administrator nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator has received a REMIC Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not permitted under the terms of this Agreement, Wilshire or any Holder of a Residual Certificate will consult with the Securities Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

     (h) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

     (i) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

     (j) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

     (k) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (l) The Class R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Securities Administrator to act as its agent in such roles.

     (m) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, the Trustee shall sign, and the Securities Administrator shall file federal tax returns, all in accordance this Section 9.12. The Securities Administrator shall prepare and file, and the Trustee shall sign, such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

     (n) None of Wilshire, the Securities Administrator, the Trustee or the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Section 9.12.

     (o) The parties intend that the portion of the Trust Fund consisting of the right to receive the payments distributable to the Class P Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Form 1041 (together with any necessary attachments) and such other forms as may be applicable. Such grantor trust is not a WHFIT. The Securities Administrator shall have no obligation to monitor whether such grantor trust has become a WHFIT following the Closing Date, and shall report under the WHFIT Regulations only to the extent it receives written notice of the same.

     (p) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

     (q) Wilshire, the Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of Wilshire's covenants, the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and none of Wilshire, the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by any other to perform any duty under this Agreement or the breach by any other of any covenant in this Agreement.

     (r) The Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) of the Tax Matters Person on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; and (d) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     (s) Each of the Depositor, Wilshire, the Master Servicer, the Securities Administrator and the Trustee agrees not to take or omit to take knowingly or intentionally, any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

     (t) [reserved].

     (u) The Depositor hereby instructs and authorizes the Securities Administrator to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are provided to it. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in

Section 9.12 hereof, (iv) each Corridor Contract and the Corridor Contract Account, (v) the Swap Agreement and the Supplemental Interest Trust and (vi) the Final Maturity Reserve Account. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 9.12.

     (v) The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition, the Preliminary Statement and this Section 9.12.

          The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest, the Class UT-Coupon Strip Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

          The beneficial ownership of the Class SWR Interest and the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and the Class LTR Interest shall not have a principal balance or bear interest.

     (w) (i) It is intended that the rights of each Class of the Certificates (other than the Class C and Class P Certificates) to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap agreements written by the Class C Certificateholders in favor of the holders of each Class of the Certificates (other than the Class C and Class P Certificates) and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Senior Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Certificates (other than the Class C and Class P Certificates) to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Certificates (other than the Class C and Class P Certificates) receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Corridor Contract or the Swap Agreement, or from the Final Maturity Reserve Account, or from payments in respect of Class C Shortfalls as set forth in Section 9.12(z), will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 6.01(h) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

     (x) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the uncertificated Class UT-Coupon Strip Interest, the Final Maturity Reserve Account, the rights to receive payments deemed made by the Certificates (other than the Class P and Class C Certificates) in respect of notional principal contracts described in Section 9.12(w)(ii), the Corridor Contract, the Corridor Contract Account, the Supplemental Interest Trust which holds the Swap Agreement, the right to receive payments in respect of Class C Shortfalls as set forth in Section 9.12(z), and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Certificates (other than the Class C and Class P Certificates) shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Certificates (other than the Class P Certificates) as may be applicable under the Code. Such grantor trust is not a WHFIT. The Securities Administrator shall have no obligation to monitor whether such grantor trust has become a WHFIT following the Closing Date, and shall report under the WHFIT Regulations only to the extent it receives written notice of the same.

     (y) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 9.12(w)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 6.01(h) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

          The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon. The Final Maturity Reserve Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Final Maturity Reserve Account for all federal income tax purposes, and shall be taxable on all income earned thereon. Any payments in respect of principal made from the Final Maturity Reserve Account to beneficial owners of Certificates (other than the Class C Certificates) shall be treated for federal income tax purposes as payments made by the Class C Certificateholder in exchange for an interest in the Certificates then owned by such beneficial owners. For purposes of the REMIC Provisions (including distributions and allocations to any interest in any REMIC pursuant to this
Section 9.12(z)), such payments in respect of principal shall be deemed not to reduce the principal amount of any Certificate receiving such payments.

     (z) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, distributions shall first be made in respect of the Class SW-Coupon Strip Interest in an amount equal to any amount required to be deposited into the Final Maturity Reserve Account for such Distribution Date. On each Distribution Date, the Securities Administrator shall distribute the aggregate Interest Funds (net of expenses (other than any Net Swap Payment or Swap Termination Payment required to be made to the Swap Counterparty), amounts required to be deposited into the Final Maturity Reserve Account and payments to the Class P Certificates) with respect to each of the other SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Funds with respect to the Mortgage Loans first to the Class SW-Z Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests

(other than the Class SW-Coupon Strip Interest) in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Mortgage Loans and loss reimbursements shall be allocated among the SWAP REMIC Regular Interests in the reverse fashion from the manner in which losses are allocated. Increases in principal amount as a result of Net Negative Amortization with respect to the Mortgage Loans for any Distribution Date shall be allocated among the SWAP REMIC Regular Interests, first to the Class SW-Z Interest up to an amount equal to the accrued interest thereon for such Distribution Date, and then sequentially, to the other SWAP REMIC Regular Interests (other than the Class SW-Coupon Strip Interest) in ascending order of their numerical Class designation, and, with respect to each pair of Classes having the same numerical designation, in equal amounts to each such Class, up to an amount equal to the accrued interest thereon for such Distribution Date.

     All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest.

     On each Distribution Date, distributions shall first be made in respect of the Class LT-Coupon Strip Interest in an amount equal to the amount required to be deposited into the Final Maturity Reserve Account for such Distribution Date. Second, from all remaining amounts to be paid and allocated on each Distribution Date,

               (i) interest shortfalls with respect to the Mortgage Loans (other than interest shortfalls attributable to Negative Amortization) shall be allocated to the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest and the Class LT-Coupon Strip Interest) pro rata based on the interest otherwise accrued thereon;

               (ii) the principal balance of each Lower Tier REMIC Regular Interest (other than the Class LT-Coupon Strip Interest) shall be increased by the amount of interest accrued thereon (net of interest shortfalls allocated thereto pursuant to the immediately preceding clause (i));

               (iii) cash received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be distributed first to the Class LT-IO Interest in reduction of its principal balance so that its principal balance is as close as possible to zero. Any remaining cash shall be distributed to, and losses with respect to the Mortgage Loans shall be allocated to:

                    first, to each class of Lower Tier REMIC Marker Interest, sequentially, beginning with the Lower Tier REMIC Marker Interest the Corresponding Certificate of which has the highest Pass-Through Rate through the Lower Tier REMIC Marker Interest the Corresponding Certificate of which has the lowest Pass-Through Rate, in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Certificate; and

                    second, to the Class LTX Interest in reduction of its principal balance so that its principal balance is as close as possible to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount.

               If on any Distribution Date there is an increase in the Certificate Principal Balance of any LIBOR Certificate pursuant to the last sentence of the definition of Certificate Principal Balance, then there shall be a corresponding increase in the principal amount of the Lower Tier REMIC Regular Interests allocated as follows:

                    first, to each of the Lower Tier REMIC Regular Interests (other than the Class LTX Interest, other than the Class LT-Coupon Strip Interest and other than the Class LT-IO Interest) so that the principal balance of each such interest is as close as possible to 50% of the principal balances of its Corresponding Certificate; and

                    second, to the Class LTX Interest so that the principal balance of such interest is as close as possible to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and
          (y) 50% of the Overcollateralization Amount.

               The excess, if any, of amounts payable with respect to the REMIC regular interests held by the Upper Tier REMIC over the amounts payable with respect to the REMIC Regular Interests with respect to each Accrual Period shall, solely for purposes of the REMIC Provisions, be deemed earned by the Securities Administrator as an additional fee, which amount shall be deemed paid by the Securities Administrator to the holders of the Class C Certificates. It is intended that the rights of the holders of the Class C Certificates to receive such deemed payments ("Class C Shortfalls") shall be treated as rights in respect of an interest rate cap contract written by the Securities Administrator in favor of the holders of the Class C Certificates and shall be accounted for as property separate and apart from the REMIC regular interests represented by the Class C Certificates. This provision is intended to comply with the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. For information reporting purposes, it will be assumed that the right to receive deemed payments in respect of Class C Shortfalls has no value. The Securities Administrator and the beneficial holders of the Class C Certificates by their acceptance of such Certificates agree that they will take tax reporting positions that allocate no more than a nominal value to such right and that they will adopt tax reporting positions consistent with the payments deemed made to the Class C Certificates in respect of Class C Shortfalls as payments in respect of interest rate cap agreements written by the Securities Administrator.

                                    ARTICLE X
                                   TERMINATION

     Section 10.01 Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to that portion of the Trust Fund relating to the Certificates shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

     (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate that portion of the Trust Fund relating to the Certificates by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Issuing Entity). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Master Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Securities Administrator's expenses) and (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Termination Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payment and (y) the amount of any unpaid Net Swap Payments and any other amounts owed to the Swap Counterparty that would not otherwise be funded by the Optional Termination Price but for clause (E) of the definition of "Optional Termination Price" (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Securities Administrator from the Distribution Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.


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

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the NIMs Insurer (or the Master Servicer, if the NIMs Insurer does not do so) may, on any Distribution Date following such Auction, at its option, terminate that portion of the Trust Fund relating to the Certificates by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Securities Administrator no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by the NIMs Insurer or by the Master Servicer shall be deposited by the Securities Administrator directly into the Distribution Account immediately upon receipt. Upon any termination as a result of an Auction, the Securities Administrator shall, out of the Optional Termination Amount deposited into the Distribution Account, (x) pay the Securities Administrator its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer or Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer or Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

     (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator and the Trustee receive the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Securities Administrator need not conduct the Auction. In such event, the NIMs Insurer, if any, and the Master Servicer in the event the NIMs Insurer declines to exercise its option, shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     Section 10.02 Final Distribution on the Certificates.

     If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund relating to the Mortgage Loans other than the funds in the Master Servicer Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or
(ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.

     Notice of any partial termination of the Issuing Entity, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon


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

presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to the NIMs insurer, if any, the Swap Counterparty and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon receipt of written notice of such final deposit with respect to the Issuing Entity and the receipt by the Trustee, or its Custodian, of a Request for Release therefor, the Trustee, or its Custodian, shall promptly release to the Securities Administrator, the NIMs Insurer or the Master Servicer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.01 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Issuing Entity. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Issuing Entity that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Securities Administrator shall have no further duties or obligations with respect thereto.

     Section 10.03 Additional Termination Requirements.

     (a) In the event the Securities Administrator, the NIMs Insurer or the Master Servicer exercises its purchase option as provided in Section 10.01, that portion of the Trust Fund relating to the Mortgage Loans shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Issuing Entity to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Issuing Entity as defined in Section 860F of the Code or
(ii) cause any REMIC constituting part of the Issuing Entity to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date, the Securities Administrator shall adopt and sign a plan of complete liquidation of the Issuing Entity as


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

     provided to it by the terminating purchaser, meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Issuing Entity for cash pursuant to the terms of the plan of complete liquidation.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Securities Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.01 Intent of Parties. The parties intend that each REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, Wilshire (to the extent Wilshire is servicing Mortgage Loans hereunder or to the extent that such amendment may adversely affect Wilshire) and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders to:

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Securities Administrator to such effect, adversely affect in any material respect the interests of any Certificateholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will


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

     not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     The Securities Administrator shall not enter into any amendment to this Agreement that could have a materially adverse effect on the Cap Contract Counterparty or the Swap Counterparty without first obtaining the prior written consent of the Cap Contract Counterparty or Swap Counterparty, respectively.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator, Wilshire (to the extent Wilshire is servicing Mortgage Loans hereunder or to the extent that such amendment may adversely affect Wilshire) and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Issuing Entity or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Issuing Entity at any time prior to the final redemption of the Certificates, provided that the Trustee, the NIMs Insurer and the Securities Administrator shall have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee and the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     (b) This Agreement may also be amended from time to time by the Master Servicer, the Depositor, the Securities Administrator, Wilshire (to the extent Wilshire is servicing Mortgage Loans hereunder or to the extent that such amendment may adversely affect Wilshire) and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Certificates or of the applicable Class or Classes, if such amendment affects only such Class or Classes, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Regular Certificate without the consent of the Holder of such Regular Certificate, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Issuing Entity, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (c) Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.


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

     (d) In the case of an amendment under Section 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Prior to the execution of any amendment to this Agreement, the Trustee and the NIMs Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and will not adversely affect the status of any REMIC created hereunder. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

     Section 11.03 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Issuing Entity upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04 Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Issuing Entity, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or


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

proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.05 Acts of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master


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

Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Securities Administrator or the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Securities Administrator the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

     Section 11.06 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Service Manager MANA Series 2007-OAR3, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Service Manager MANA Series 2007-OAR3, facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414, Attention: MANA Series 2007-OAR3; or such other address as may hereafter be furnished to the other parties hereto in writing;
(v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; (vi) in the case of Wilshire, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005, Attention: V.P. Client Services, or (vii) in the case of the Cap Contract Counterparty and the Swap Counterparty, Morgan Stanley Capital Markets Inc., Transaction Management Group, 1585 Broadway, New York, New York 10036-8293, Attention: Chief Legal Officer. Any notice delivered to the Depositor, the Trustee, the Securities Administrator or the Master Servicer under this Agreement shall be effective only upon receipt. Any notice required or permitted to be


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

mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12 Notice to Rating Agencies. The Trustee shall promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or the Applicable Servicing Agreements;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Trustee, the Master Servicer or the Securities Administrator;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

     Section 11.13 Third Party Rights. (a) The Cap Contract Counterparty and Swap Counterparty shall be deemed third party beneficiaries of this Agreement regarding provisions related to payments owed to the Cap Contract Counterparty or Swap Counterparty, respectively, so long as any of the Corridor Contract or the Swap Agreement, as applicable, remain in effect. The Custodian shall be deemed a third party beneficiary of this Agreement regarding provisions related to indemnifying the Custodian so long as the Custodian remains custodian under the Custodial Agreement.

          (b) The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

     Section 11.14 Additional Rights of the NIMs Insurer.

          (a) Provided that a party has been provided with the contact information of the NIMs Insurer, such party, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate or report required to be provided under this Agreement and provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. With respect to the Master Servicer, the Securities Administrator and the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Master Servicer's or the Securities Administrator's website.

          (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE XII
                             PROHIBITED TRANSACTIONS

     Section 12.01 [Reserved].

     Section 12.02 Prohibited Transactions and Activities. None of Wilshire, the Depositor nor the Securities Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition,


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

acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 12.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

     (a) In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Certificateholders against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator has relied. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator with respect to its duties and obligations set forth herein, and
(3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

     (b) In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by Wilshire of its duties and obligations set forth herein, Wilshire shall indemnify the Certificateholders against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that Wilshire shall not be liable for any such Losses attributable to the action or inaction of the Depositor, another Servicer, the Securities Administrator or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which Wilshire has relied. Notwithstanding the foregoing, however, in no event shall Wilshire have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by Wilshire with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     Section 12.04 REO Property.


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     (a) (i) Notwithstanding any other provision of this Agreement, the
Securities Administrator shall not, except to the extent provided in this Agreement for which the Securities Administrator is obligated to perform, knowingly permit any Servicer to rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property other than as provided in Section 13.12 of this Agreement.

          (ii) Notwithstanding any other provision of this Agreement, Wilshire shall not rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property other than as provided in Section
13.12 of this Agreement.

     (b) (i) The Depositor shall cause each Servicer (to the extent provided in the Applicable Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property as provided in Section 13.12 of this Agreement.

          (ii) Wilshire shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, Wilshire shall dispose of any REO Property in accordance with the provisions of Section 13.12 of this Agreement.

                                  ARTICLE XIII
                           SERVICING OF MORTGAGE LOANS

     Section 13.01 Wilshire to Service Mortgage Loans.

     For and on behalf of the Certificateholders, Wilshire shall service and administer the Mortgage Loans in accordance with the Accepted Servicing Practices. In connection with such servicing and administration, Wilshire shall have full power and authority, acting alone and/or through Subservicers, as provided in Section 13.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 13.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 14.03, Wilshire shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, Wilshire shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. Wilshire shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 13.01. Without limiting the


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generality of the foregoing, Wilshire, in its own name or in the name of the
Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when Wilshire believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Wilshire shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable Wilshire to service and administer the Mortgage Loans, to the extent that Wilshire is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to Wilshire. For purposes of this Section 13.01, the Trustee hereby grants to Company a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of Wilshire under this Section 13.01.

     Wilshire shall not be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     Wilshire shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

     Wilshire will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02, and for each Mortgage Loan, Wilshire agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off, except as is otherwise appropriate for prevention or resolution of disputes with mortgagors.

     Wilshire further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when Wilshire or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by Wilshire from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     Section 13.02 Servicing and Subservicing; Enforcement of the Obligations of Wilshire.

     (a) Wilshire may arrange for the subservicing of any Mortgage Loan by a Subservicer, which may be an Affiliate (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement") including, at such Servicer's option, if requested to do so by the Holder of the Class C Certificate; provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated


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

hereunder and (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicers shall remain obligated and liable to the Depositor, the Master Servicer and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicers alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by Wilshire shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of the each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of Wilshire with the same force and effect as if performed directly by Wilshire. Wilshire shall deliver to the Master Servicer copies of all subservicing agreements no later than the date designated for delivery of the Assessment of Compliance. The Master Servicer agrees that it shall keep any such subservicing agreement confidential. Wilshire may redact any such subservicing agreements prior to delivery to remove fees paid to any subservicers. The Master Servicer shall have no obligations, duties or liabilities with respect to a Subservicer, including without limitation, any obligation, duty or liability to monitor such Subservicer or to pay a Subservicer's fees and expenses.

     (b) For purposes of this Agreement, Wilshire shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

     (c) Wilshire shall not permit a Subservicer that would be required under this Agreement or any subservicing agreement to deliver an Annual Statement of Compliance, an Assessment of Compliance and an Accountant's Attestation to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with Wilshire to deliver such Annual Statement of Compliance, an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Sections 16.04 and 16.05 of this Agreement.

     Section 13.03 Rights of the Depositor and the Trustee in Respect of the Servicers.

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicers, and neither of them is obligated to supervise the performance of the Servicers hereunder or otherwise.

     Section 13.04 Master Servicer to Act as Servicer.

     Subject to Sections 14.04 and 15.02, in the event that Wilshire shall for any reason no longer be a Servicer hereunder (other than due to a servicing transfer pursuant to the terms hereof, but including by reason of a Servicer Event of Default), the Master Servicer or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of


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

termination or resignation, thereupon assume all of the rights and obligations of Wilshire hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such Servicer pursuant to Section 13.10 hereof or any acts or omissions of Wilshire hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.06 hereof, (iv) responsible for any expenses of Wilshire pursuant to Section 2.06 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.07 or the first paragraph of Section 14.02 hereof; provided, however that the Master Servicer (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume Wilshire's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of Wilshire to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If Wilshire shall for any reason no longer be a Servicer (other than due to the servicing transfer pursuant to the terms hereof, but including by reason of any Servicer Event of Default), the Master Servicer (or any other successor servicer) may, at its option, succeed to any rights and obligations of Wilshire under any subservicing agreement in accordance with the terms thereof; provided, however, that the Master Servicer (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of Wilshire thereunder; and Wilshire shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Master Servicer in connection with this Section 13.04, are not paid by Wilshire pursuant to this Agreement within 30 days of the date of the Master Servicer's invoice thereof, such amounts shall be payable to the Master Servicer pursuant to this Agreement; provided that if Wilshire has been terminated by reason of a Servicer Event of Default, Wilshire shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Master Servicer is unwilling or unable to act as servicer, the Master Servicer shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement.

     Wilshire shall, upon request of the Master Servicer, but at the expense of Wilshire if Wilshire has been terminated by reason of a Servicer Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     Section 13.05 Collection of Mortgage Loan Payments.

     (a) Wilshire shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, Wilshire may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 13.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to


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

clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 13.22, Wilshire shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with its obligations under this Agreement without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of Wilshire, such default is reasonably foreseeable, Wilshire, consistent with the standards set forth in Section 13.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, Wilshire shall adhere to the standards of Section 13.01. Wilshire's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 13.01 shall be reflected in writing in the Mortgage File.

     With respect to Mortgage Loans affected by a hurricane or other natural disaster, if the Mortgaged Property is located in public and individual assistance counties, as designated by Federal Emergency Management Agency (as set forth on its website www.fema.gov), the related Servicer (or the related Subservicer, if such Servicer is no longer servicing Mortgage Loans), may, at its sole option, cease collection activities, charging late fees and credit reporting activity for all Mortgagors in such counties for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary. In addition, the related Servicer (or the related Subservicer, if applicable) may suspend all foreclosure and bankruptcy activity relating to such Mortgage Loans for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary.

     (b) Wilshire shall not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in Wilshire's reasonable judgment as described in Section 13.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default and (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan, or (iv) the collection of such Prepayment Charge or portion thereof, or of a similar type of Prepayment Charge, would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or unless the Depositor has notified Wilshire in writing that there are NIM Notes outstanding (and such NIM Notes remain outstanding), there is a certificated class action in which a similar type of prepayment charge is being challenged. Except as provided in the preceding sentence, in no event will Wilshire waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If Wilshire waives or does not collect all or a portion of a


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

Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of Wilshire, other than as provided above, Wilshire shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the applicable Collection Account for distribution in accordance with the terms of this Agreement.

     (c) Wilshire shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (d) Wilshire shall establish and initially maintain, on behalf of the Certificateholders, a Collection Account. Wilshire shall deposit into such Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 13.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Wilshire's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by Wilshire pursuant to
     Section 13.05(f) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by Wilshire pursuant to
     Section 13.10 hereof;

          (viii) all Advances made by Wilshire pursuant to Section 13.22;

          (ix) all Prepayment Charges received; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by Wilshire into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing related fees, including all late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a


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Mortgage Loan upon the purchase of the related Mortgaged Property) modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges) if collected need not be remitted by Wilshire. Rather, such fees and charges may be retained by Wilshire as additional servicing compensation. In the event that Wilshire shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 13.08 hereof, it may at any time withdraw or direct the Master Servicer, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Wilshire shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with
Section 13.08. In no event shall the Master Servicer incur liability for withdrawals from the Collection Account at the direction of Wilshire.

     Wilshire shall give notice to the Master Servicer of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, at the request of the Master Servicer, Wilshire shall forward to the Master Servicer the most current available bank statement for the Collection Account.

     (e) [Reserved]

     (f) Each institution that maintains a Collection Account may invest the funds in each such account, as directed by Wilshire in writing, in Permitted Investments, which shall mature not later than the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in each Collection Account shall be for the benefit of Wilshire as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the each Collection Account in respect of any such investments shall be deposited by Wilshire in the Collection Account out of Wilshire's own funds immediately as realized.

     Section 13.06 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     To the extent required by the related Mortgage Note, Wilshire shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by Wilshire) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require Wilshire to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse Wilshire out of related collections for any payments made pursuant to Sections 13.01 hereof (with respect to taxes and assessments and insurance premiums, condominium or PUD association dues or comparable items) and 13.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be


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

determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     Section 13.07 Access to Certain Documentation and Information Regarding the Mortgage Loans.

     Upon reasonable advance notice in writing if required by federal regulation, Wilshire will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that Wilshire shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by Wilshire in providing such reports and access.

     Wilshire may from time to time provide the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, Wilshire may make public information regarding performance of the Mortgage Loans.

     Section 13.08 Permitted Withdrawals from the Collection Account.

     Wilshire may from time to time, make withdrawals from the Collection Accounts for the following purposes:

          (i) to pay to itself (to the extent not previously paid to or withheld by Wilshire), as servicing compensation in accordance with Section 13.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 13.15;

          (ii) to reimburse itself for Advances made by it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, condemnation proceeds, Insurance Proceeds and Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse itself for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes


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     "unanticipated expenses" within the meaning of Treasury Regulation Section
     1.860G-1(b)(3)(ii);

          (iv) to pay to itself earnings on or investment income with respect to funds in or credited to the applicable Collection Account;

          (v) to reimburse itself from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) [reserved];

          (vii) to pay to itself any unpaid Servicing Fees and to reimburse itself for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860-1(b)(3)(ii)), Wilshire's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 13.01 or Section 13.06;

          (viii) to pay to itself any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of Wilshire's obligations;

          (ix) to pay to the Depositor or to itself, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 13.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (x) to reimburse itself, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 13.04, Section 13.19 or
     Section 14.04 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (xi) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.06 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (xi) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xii) [reserved];

          (xiii) to withdraw pursuant to Section 13.05 any amount deposited in the Collection Accounts and not required to be deposited therein; and


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          (xiv) to clear and terminate the Collection Accounts upon termination of this Agreement pursuant to Section 10.01 hereof.

     In addition, Wilshire will use commercially reasonable efforts to cause to be withdrawn from the Collection Account no later than 3:00 p.m. Eastern Time, but in any case no later than 3:30 p.m. Eastern Time on the Servicer Remittance Date, the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Trustee unless such amounts have actually been reimbursed from such funds at the discretion of the applicable Servicer and the calculation of the Interest Funds and Principal Funds shall not include item (7) of the definition of Interest Funds and item (C) of the definition of Principal Funds), to the extent on deposit, and such amount shall be deposited in the Master Servicer Collection Account; provided, however, if the Master Servicer does not receive such Interest Funds and Principal Funds by 3:30 p.m. Eastern Time, such Interest Funds and Principal Funds may be deposited in the Master Servicer Collection Account on the next Business Day. In the event such funds are not deposited by 3:30 p.m. Eastern Time on the Servicer Remittance Date and the Master Servicer has not deposited such funds on such Servicer Remittance Date in the Master Servicer Collection Account, Wilshire shall pay, out of its own funds, interest on such amount at a rate equal to the then current "prime rate" (as published by Wells Fargo Bank, N.A.) for each date or part thereof until such amount is paid in full.

     Wilshire shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the applicable Collection Account.

     Wilshire shall provide written notification to the Master Servicer on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Accounts pursuant to subclauses (iii) and (vii) above.

     Unless otherwise specified, any amounts reimbursable to Wilshire from amounts on deposit in the Collection Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

     Section 13.09 [RESERVED]

     Section 13.10 Maintenance of Hazard Insurance.

     Wilshire shall cause to be maintained, for each Mortgage Loan secured by a first lien, fire and hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of
(i) the estimated replacement value of the improvements that are part of such Mortgaged Property (which may be the last known coverage) and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Wilshire shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 13.05 hereof, any amounts collected by Wilshire under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property


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thus acquired or amounts released to the Mortgagor in accordance with Wilshire's normal servicing procedures) shall be deposited in the applicable Collection Account. Any cost incurred by Wilshire in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Master Servicer for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by Wilshire as a Servicing Advance to the extent provided in Section 13.08(a)(vii) hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property with respect to a Mortgage Loan secured by a first lien is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, Wilshire shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the estimated replacement value of the improvements that are part of such Mortgaged Property (which may be the last known coverage), or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that Wilshire shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 13.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, Wilshire shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 13.10, and there shall have been a loss that would have been covered by such policy, deposit in the applicable Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, Wilshire agrees to present, on behalf of itself, the Depositor and the Master Servicer for the benefit of the Certificateholders, claims under any such blanket policy.

     Section 13.11 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, Wilshire shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that Wilshire shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of Wilshire, is not enforceable under applicable law; provided further, that Wilshire shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of Wilshire (which expense shall constitute a Servicing Advance) delivered to the Master Servicer and the Depositor shall conclusively establish the reasonableness of Wilshire's belief that any "due-on-sale" clause is not enforceable under applicable law, but which shall not be required. In such event, Wilshire shall make reasonable


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efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, Wilshire is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, Wilshire shall not be required to enforce any "due-on-sale" clause or take any of the above actions if Wilshire believes the collections and other recoveries in respect of the Mortgage Loan would be maximized if the Mortgage Loan were not accelerated and such actions not taken. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. Wilshire shall notify the Master Servicer and the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or its Custodian) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee (or its Custodian) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Wilshire shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by Wilshire for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to Wilshire as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, Wilshire shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any transfer or assumption which Wilshire reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     Section 13.12 Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation.

     (a) Wilshire shall use reasonable efforts consistent with the servicing standard set forth in Section 13.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, Wilshire shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that Wilshire shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have


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

priority for purposes of withdrawals from the Collection Accounts pursuant to
Section 13.08 hereof). Wilshire shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 13.08 hereof. Any Mortgage Loan that is charged off may be sold to the majority Certificateholder of the Class C Certificates, at its option, at its fair market value after the time period specified in (e) below. If a Servicer has received written notice that a Mortgaged Property that it is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to Wilshire, Wilshire will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee, which shall not be Wilshire. Pursuant to its efforts to sell such REO Property, Wilshire shall either itself or through an agent selected by Wilshire protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as Wilshire deems to be in the best interest of itself and the Certificateholders for the period prior to the sale of such REO Property. Wilshire shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable Wilshire to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the applicable Collection Account no later than the close of business on each Determination Date. Wilshire shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, Wilshire shall make reasonable efforts to sell any REO Property for its fair market value. In any event, Wilshire shall dispose of such REO Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, no later than 33 months after its acquisition by the Issuing Entity, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee, the Master Servicer and the Securities Administrator shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee, the Master Servicer and the Securities Administrator), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result (i) in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or in the imposition of any other federal or state tax on the Issuing Entity or any of the REMICs provided for herein or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel).


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

If such an extension has not been received and the Depositor or a Servicer, acting on behalf of the Issuing Entity hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Issuing Entity or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or
(ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

     Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless Wilshire or the Depositor has agreed to indemnify and hold harmless the Issuing Entity with respect to the imposition of any such taxes.

     The decision of Wilshire to foreclose on a defaulted Mortgage Loan shall be subject to a determination by Wilshire that the proceeds of such foreclosure are expected to exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to Wilshire for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the applicable Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to Wilshire as provided above, shall be deposited in the applicable Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds will be applied as between the parties in the following order of priority: first, to reimburse Wilshire for any related Servicing Advances and unpaid Servicing Fees, pursuant to Section 13.08(a)(vi) or this Section 13.12; second, to reimburse Wilshire for any unreimbursed Advances, pursuant to Section 13.08(a)(ii) or this Section 13.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the Net Mortgage Rate to the Due Date occurring in the month in which such


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

amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any Prepayment Charges.

     The proceeds of any net income from an REO Property, will be applied as between the parties in the following order of priority: first, to reimburse Wilshire for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 13.08(a)(vi) or this Section 13.12; second, to reimburse Wilshire for any unreimbursed Advances, pursuant to Section 13.08(a)(ii) or this
Section 13.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

     (b) On each Determination Date, Wilshire shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

     (c) [Reserved].

     (d) With respect to such of the Mortgage Loans as come into and continue in default, Wilshire will decide, in its reasonable business judgment, whether to
(i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 13.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that Wilshire has determined that no net recovery is likely through foreclosure proceedings or other liquidation of the related Mortgaged Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan, or
(vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, Wilshire will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, Wilshire will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If Wilshire determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, Wilshire will not be entitled to future Servicing Fees with respect to such Mortgage Loan except as provided below, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If Wilshire determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, Wilshire need not charge off the Mortgage Loan and may continue making Advances, Wilshire will continue to be entitled to Servicing Fees and Wilshire will be required to notify the Master Servicer and the Trustee of such decision.

     (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by Wilshire for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). Wilshire will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date which is six months after the date on which Wilshire begins servicing such Mortgage Loans using the specialized


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collection procedures, unless specific net recoveries are anticipated by
Wilshire on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party.

     Section 13.13 Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by Wilshire of a notification that payment in full will be escrowed in a manner customary for such purposes, Wilshire will promptly notify the Custodian by delivering a Request for Release substantially in the form of Exhibit D. Wilshire is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and Wilshire, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred by Wilshire in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Issuing Entity to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). Subject to the further limitations set forth below, Wilshire shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by Wilshire no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the applicable Collection Account.

     Each Request for Release may be delivered to the Trustee or the Custodian
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as Wilshire and the Trustee or the Custodian shall mutually agree.

     If Wilshire at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, Wilshire may deliver or cause to be delivered to the Trustee or the Custodian, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, Wilshire shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or the Custodian to be returned to the Trustee or the Custodian promptly after possession thereof shall have been released by the Trustee or the Custodian unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the applicable Collection Account, and Wilshire shall have delivered to the Trustee or the Custodian a Request for Release in the form of Exhibit D or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and Wilshire shall have delivered to the Trustee or the Custodian an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to


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which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     Wilshire shall have no liability for, and shall be excused from, any non-performance hereunder to the extent such non-performance is solely and directly caused by the failure of (i) the Custodian to release, in a manner consistent with the terms of the Custodial Agreement, any Mortgage File requested by Wilshire pursuant to a Request for Release (ii) or the Trustee to execute the documents as requested by Wilshire pursuant to a request for the execution of documents; provided, that any such Request for Release or request for the execution of documents must specify the Mortgage File so requested for release in sufficient detail, and with sufficient accuracy, to allow the Custodian timely to perform its obligations under the Custodial Agreement in connection with such Request for Release or request for the execution of documents. The Custodian shall have no liability for any costs incurred by Wilshire resulting from any failure of the Custodian, in connection with any Request for Release or request for the execution of documents, to deliver any Mortgage File in a manner consistent with the terms of the Custodial Agreement to the extent such failure is solely and directly the result of insufficient detail or insufficient accuracy in such Request for Release or request for the execution of documents.

     Section 13.14 Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, Wilshire in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the applicable Collection Account, shall be held by Wilshire for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Issuing Entity, subject to the applicable provisions of this Agreement. Wilshire also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the applicable Collection Account, the Master Servicer Collection Account, the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Master Servicer or the Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that Wilshire shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to Wilshire under this Agreement.

     Section 13.15 Servicing Compensation.

     As compensation for its activities hereunder, Wilshire shall be entitled to retain or withdraw from the Collection Accounts out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) modification fees, extension fees and similar fees payable by the Mortgagor, and all income and gain net of any losses realized from Permitted Investments, together with other benefits received from amounts in the Collection Accounts, shall be retained by Wilshire to the extent not required to be deposited in the applicable Collection Account pursuant to Sections 13.05, or 13.12(a) hereof. Wilshire shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

     Section 13.16 [Reserved.]

     Section 13.17 Subordination of Liens.

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, Wilshire may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or default with respect to such Mortgage Loan is reasonably foreseeable or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause
(ii) of the second preceding sentence are intended to comply with Treasury Regulations Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

     Section 13.18 Information to the Master Servicer.

     No later than the tenth (10th) calendar day of each month, Wilshire shall forward to the Master Servicer reports in the format set forth in Exhibit U-1, Exhibit U-2 and Exhibit U-3 hereto (or such other format, with respect to Exhibit U-1 and Exhibit U-2, as mutually agreed by Wilshire and the Master Servicer), with respect to monthly remittances, defaulted Mortgage Loans and realized loss calculations, respectively.

     Section 13.19 Indemnification.

     Wilshire shall indemnify the Sponsor, the Issuing Entity, the Master Servicer, the Depositor, the Trustee and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and


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necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the negligence, willful misfeasance or bad faith of Wilshire in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. Wilshire promptly shall notify the Sponsor, the Master Servicer, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. Wilshire shall provide the Depositor and the Master Servicer with a written report of all expenses and advances incurred by Wilshire pursuant to this 13.19, and Wilshire shall promptly reimburse itself from the assets of the Issuing Entity in the applicable Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the gross negligence, bad faith or willful misconduct of Wilshire. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 13.20 Solicitation.

     Wilshire may solicit or refer to a mortgage originator, who may or may not be an affiliate of the Depositor or Wilshire, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     Section 13.21 High Cost Mortgage Loans.

     In the event that Wilshire reasonably determines that a Mortgage Loan may be a "high cost mortgage loan," "high cost home," "covered," "high cost," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law, Wilshire may notify the Depositor and the Master Servicer thereof; Wilshire may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan, and the related Transferor or the Sponsor will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.04.

     Section 13.22 Advances.

     (a) Subject to the conditions of this Article 13, Wilshire, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 4:00 p.m. Eastern time, on the Servicer Remittance Date in immediately available funds. Wilshire shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If Wilshire shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, Wilshire shall deliver (i) to the Master Servicer for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Master Servicer an Officer's Certificate setting forth the basis for such determination. Wilshire may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment


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

on a Balloon Loan, but Wilshire is under no obligation to do so; provided, however, that nothing in this sentence shall affect Wilshire's obligation under this Section 13.22 to advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan based on the Minimum Payment. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, Wilshire shall advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof based on the Minimum Payment each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, Wilshire may (i) cause to be made an appropriate entry in its records relating to the applicable Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the applicable Collection Account to the Master Servicer Collection Account. In addition, Wilshire shall have the right to reimburse itself for any such Advance from amounts held from time to time in the applicable Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by Wilshire by deposit in the applicable Collection Account no later than the close of business on the Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement. Wilshire shall be entitled to be reimbursed from the applicable Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section
13.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of (i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Master Servicer, the Securities Administrator or the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 13.22, (iii) Wilshire determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

     (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 13.01 and 13.22(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by Wilshire if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by Wilshire that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of Wilshire delivered to the Master Servicer. In addition, Wilshire shall not be required to advance any Relief Act Shortfalls.

     (c) Notwithstanding the foregoing, Wilshire shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days Delinquent. Wilshire shall identify such Delinquent Mortgage Loans in the servicing reports referenced in Section 13.18. In addition, Wilshire shall provide the Master Servicer with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.


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     Section 13.23 Reduction of Servicing Compensation in Connection with
Prepayment Interest Shortfalls.

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, Wilshire shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the applicable Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Remittance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall for Mortgage Loans paid in full between the 15th day and the last day of a month; provided that the amount so deposited with respect to any Distribution Date shall be limited to the product of (x) one twelfth of 0.1875% per annum and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, Wilshire shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings and Wilshire shall not be obligated to pay a Compensating Interest Payment with respect to Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings.

     Section 13.24 Special Servicing Agreements.

     Wilshire may enter into a special servicing advisory agreement with a holder of the Class C Certificate and/or one or more other class of subordinated certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity and/or an advisor designated by the holder of the Class C Certificate. Pursuant to such agreement, Wilshire may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and the holder of the Class C Certificate or the special servicing advisor designated by the holder of the Class C Certificate may advise Wilshire with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans

                                   ARTICLE XIV
                          THE DEPOSITOR AND THE COMPANY

     Section 14.01 Respective Liabilities of the Depositor and Wilshire.

     The Depositor and Wilshire shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     Section 14.02 Merger or Consolidation of the Depositor or Wilshire.

     Except as provided in the next paragraph, the Depositor and Wilshire will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and


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

preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or Wilshire may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or Wilshire shall be a party, or any Person succeeding to the business of the Depositor or Wilshire, shall be the successor of the Depositor or Wilshire, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, or to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     Section 14.03 Limitation on Liability of the Depositor, Wilshire and
Others.

     None of the Depositor, Wilshire nor any of the directors, officers, employees or agents of the Depositor or Wilshire shall be under any liability to the Indemnified Persons, Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, Wilshire or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, Wilshire or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and Wilshire and any director, officer, employee or agent of the Depositor and Wilshire may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or Wilshire and any director, officer, employee or agent of the Depositor or Wilshire shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor Wilshire shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or Wilshire in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and Wilshire shall be entitled to be reimbursed therefor out of the Collection Accounts as provided by Section 13.08 hereof.

     Section 14.04 Limitation on Resignation of Company.


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

     Wilshire shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of Wilshire shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation shall become effective until the Master Servicer or a successor servicer reasonably acceptable to the Master Servicer is appointed and has assumed Wilshire's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve Wilshire of any of the obligations specified in Section 15.01 and 15.02 as obligations that survive the resignation or termination of Wilshire.

     Section 14.05 Errors and Omissions Insurance; Fidelity Bonds.

     Wilshire shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Wilshire. Wilshire shall provide the Master Servicer, upon request, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, Wilshire shall use its reasonable commercial efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE XV
                       DEFAULT; TERMINATION OF A SERVICER

     Section 15.01 Servicer Events of Default.

     "Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by Wilshire to deposit in the applicable Collection Account, Master Servicer Collection Account or the Distribution Account or remit to the Master Servicer (a) any payment (excluding Advances) required to be made under the terms of this Agreement, which failure shall continue unremedied for three (3) Business Days or (b) Advances required to be made under Section 13.22 hereof, which failure shall continue unremedied as of 3:00 p.m. New York City Time on the Distribution Account Deposit Date; or

          (ii) any failure by Wilshire to observe or perform in any material respect any other of the covenants or agreements on the part of such party contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given such party by the Master Servicer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the


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

     winding-up or liquidation of its affairs, shall have been entered against Wilshire and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) consent by Wilshire to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Wilshire or all or substantially all of the property of such party; or

          (v) admission by Wilshire in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) (a) Any failure by Wilshire, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 16.04, 16.05 or 16.06, which continues unremedied for a period of fourteen calendar days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Wilshire, (b) any failure by Wilshire to identify pursuant to Section 16.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, or
     (c) any failure by Wilshire, any Subservicer or any Subcontractor to deliver any information, report or Exchange Act disclosure items, when and as required under Section 16.03 of this Agreement, shall, constitute an Event of Default with respect to Wilshire under this Agreement, and shall entitle the Master Servicer and/or the Depositor, as applicable, to terminate the rights and obligations of Wilshire as servicer in accordance with the provisions of Section 15.01 hereof; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of Wilshire as servicer, such provision shall be given effect.

     If a Servicer Event of Default shall occur with respect to Wilshire pursuant to subsection (i) of this Section 15.01, the Master Servicer shall by notice in writing to Wilshire (with a copy to each Rating Agency), terminate all of the rights and obligations of Wilshire under this Agreement and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default shall occur with respect to Wilshire pursuant to subsection (ii) - (vi) of this
Section 15.01, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied within the applicable grace period, if any, the Master Servicer may, by notice in writing to Wilshire (with a copy to each Rating Agency), terminate all of the rights and obligations of Wilshire under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Wilshire of any such written notice, all authority and power of Wilshire hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. To the extent the Servicer Event of Default resulted from the failure of Wilshire to make a required Advance, the Master Servicer shall thereupon make any Advance described in Section 13.22 hereof subject to Section 13.04 hereof. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf Wilshire, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and


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

related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of Wilshire to pay amounts owed pursuant to Article XIII. Wilshire agrees to cooperate with the Master Servicer in effecting the termination of Wilshire's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Accounts, or thereafter be received with respect to the Mortgage Loans. Wilshire and the Master Servicer shall promptly notify the Rating Agencies of the occurrence of a Servicer Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be a Servicer Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of Wilshire hereunder, Wilshire shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating Wilshire's rights and obligations as a Servicer hereunder and received after such notice, that portion thereof to which Wilshire would have been entitled pursuant to Section 13.08(a), and any other amounts payable to Wilshire hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of Wilshire hereunder, any liabilities of Wilshire which accrued prior to such termination shall survive such termination.


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

     Section 15.02 Master Servicer to Act; Appointment of Successor.

     On and after the time Wilshire receives a notice of termination pursuant to
Section 15.01 hereof, the Master Servicer shall, when and to the extent provided in Section 13.04, be the successor to Wilshire in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Wilshire by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 13.22. As compensation therefor, subject to the last paragraph of Section 15.01, the Master Servicer shall be entitled to all fees, compensation and reimbursement for costs and expenses that Wilshire would have been entitled to hereunder if Wilshire had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to Wilshire in accordance with Section
15.01 hereof, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to
Section 13.22 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to Wilshire hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of Wilshire hereunder. Any successor to Wilshire shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Master Servicer an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of Wilshire (other than liabilities of the Servicer under Section 14.03 hereof incurred prior to termination of the Servicer under Section 15.01), with like effect as if originally named as a party to this Agreement. No appointment of a successor to Wilshire hereunder shall be effective until the Master Servicer shall have consented thereto and written notice of such proposed appointment shall have been provided by the Master Servicer to each Certificateholder. The Master Servicer shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to Wilshire hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 13.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted Wilshire hereunder. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of Wilshire to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to Wilshire as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that Wilshire is required to maintain pursuant to Section 14.05.

                                   ARTICLE XVI
                          COMPLIANCE WITH REGULATION AB


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     Section 16.01 Intent of the Parties; Reasonableness.

     The Master Servicer and Wilshire acknowledge and agree that the purpose of
Article XVI of this Agreement is to facilitate compliance by the Master Servicer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Master Servicer nor the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Wilshire acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Master Servicer or the Depositor in good faith for delivery of information required under these provisions on the basis of evolving interpretations of Regulation AB. Wilshire shall cooperate reasonably with the Master Servicer to deliver to the Securities Administrator, the Master Servicer (including any of its assignees or designees) and the Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Securities Administrator, the Master Servicer or the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to Wilshire, any Subservicer, or the servicing of the Mortgage Loans, to be necessary in order to effect such compliance. Wilshire shall not be required to comply with this Article XVI with respect to any fiscal year as to which Wilshire was not servicing Mortgage Loans hereunder to the extent that the Depositor determines that compliance is not required by law after the Form 15 Suspension Notification is filed.

     Section 16.02 Subservicing Agreements. Wilshire shall deliver to the Master Servicer a copy of any subservicing agreement executed by Wilshire. The Master Servicer agrees that it will keep any such subservicing agreement confidential. Wilshire may redact any such subservicing agreements prior to delivery to remove any fees paid to any subservicers.

     Section 16.03 Information to Be Provided by Wilshire.

     Wilshire shall, as promptly as practicable following notice to or discovery by Wilshire, provide to the Master Servicer and the Depositor (in writing and in form and substance reasonably satisfactory to the Master Servicer and the Depositor) the information specified in paragraph (a) of this Section.

     (a) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, Wilshire shall (or shall cause each Subservicer to) (i) provide prompt notice to the Master Servicer and the Depositor in writing of (A) any material litigation or governmental proceedings involving such Servicer or any Subservicer, (B) any affiliations or relationships as set forth in Items 1119(b) and (c) of Regulation AB that develop following the Closing Date between Wilshire, any Subservicer or and any of the parties specified in Item 1119 of Regulation AB,
(C) any Servicer Event of Default under the terms of this Agreement, (D) any merger, consolidation or sale of substantially all of the assets of Wilshire, and (E) Wilshire's entry into an agreement with a Subservicer to perform or assist in the performance of any of Wilshire's obligations under this Agreement and (ii) provide to the Master Servicer and the Depositor a description of such proceedings, affiliations or relationships, as set forth in Sections 1119(b) and
(c) of Regulation AB.


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

     (b) As a condition to the succession to Wilshire or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which Wilshire or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to Wilshire or any Subservicer, Wilshire shall provide to the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Master Servicer and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Master Servicer and the Depositor, all information reasonably requested by the Master Servicer or the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to any class of asset-backed securities.

     (c) In addition to such information as Wilshire, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of the securitization transaction, Wilshire or such Subservicer, as applicable, shall, to the extent the applicable party has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events that have not already been disclosed to such party through Wilshire's prior notice or regular servicing data along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

          (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation
     AB); and

          (ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB).

     (d) Wilshire shall provide to the Master Servicer and the Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports as required pursuant to this Agreement, and, upon reasonable request, such other information related to Wilshire or any Subservicer or Wilshire or such Subservicer's performance hereunder.

     Section 16.04 Servicer Compliance Statement.

     On or before March 1 of each calendar year, commencing in 2008, Wilshire shall deliver to the Master Servicer and the Depositor a statement of compliance addressed to the Master Servicer and the Depositor and signed by an authorized officer of such Servicer, to the effect that (i) a review of such Servicer's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.


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     Section 16.05 Report on Assessment of Compliance and Attestation.

     (a) On or before March 1, of each calendar year, commencing in 2008, Wilshire shall:

          (i) deliver to the Master Servicer and the Depositor a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding such Servicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and signed by an authorized officer of such Servicer, and shall address each of the "Applicable Servicing Criteria" specified on
     Exhibit V hereto, and solely for the purpose of Section 1122(d)(3)(iii) of
     Exhibit V, the term "investor" shall mean the Master Servicer;

          (ii) deliver to the Master Servicer and the Depositor a report of a registered public accounting firm reasonably acceptable to the Master Servicer and the Depositor that attests to, and reports on, the assessment of compliance made by such Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1 02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

          (iii) cause each Subservicer, and each Subcontractor determined by such Servicer pursuant to Section 16.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, if any, and deliver to the Master Servicer and the Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs
     (a) and (b) of this Section; and

          (iv) deliver, and cause each Subservicer and Subcontractor described in clause (iii), if any, to provide, to the Depositor, the Master Servicer and any other Person that will be responsible for signing the certification (a "Sarbanes Certification"), required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to the securitization transaction a certification, signed by the appropriate officer of such Servicer, in the form attached hereto as Exhibit M.

     Wilshire acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by each Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

     (b) Each assessment of compliance provided by a Subservicer pursuant to
Section 16.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit V hereto delivered to the Master Servicer concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 16.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 16.06.

     Section 16.06 Use of Subservicers and Subcontractors.

     Wilshire shall not hire or otherwise utilize the services of any Subservicer that is required to provide an Assessment of Compliance to fulfill any of the obligations of Wilshire as servicer under this Agreement unless Wilshire complies with the provisions of paragraph (a) of this Section. Wilshire shall not hire or otherwise utilize the services of any Subcontractor that is required to provide an Assessment of Compliance, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor that is required to provide an Assessment of Compliance to fulfill any of the obligations of Wilshire as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

     (a) It shall not be necessary for Wilshire to seek the consent of the Securities Administrator, the Master Servicer or the Depositor to the utilization of any Subservicer. Wilshire shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Master Servicer and the Depositor to comply with the provisions of this Section and with Sections 16.03(b), (c) and (d), 16.04, 16.05 and 16.07 of this Agreement to the same extent as if such Subservicer were Wilshire, and to provide the information required with respect to such Subservicer under Section 16.03(d) of this Agreement. Wilshire shall be responsible for obtaining from each such Subservicer and delivering to the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 16.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 16.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 16.05 as and when required to be delivered.

     (b) It shall not be necessary for Wilshire to seek the consent of the Securities Administrator, the Master Servicer or the Depositor to the utilization of any Subcontractor. Wilshire shall promptly upon request provide to the Master Servicer and the Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance reasonably satisfactory to the Depositor and the Master Servicer) of the role and function of each such Subcontractor utilized by Wilshire or any Subservicer, specifying
(i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be (x) addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph or (y) provided by Wilshire in accordance with Regulation AB telephone interpretation 17.06.

     As a condition to the utilization of any Subcontractor determined by Wilshire to be "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB, Wilshire shall cause any such Subcontractor used by Wilshire (or by any Subservicer) for the benefit of the Master Servicer and the Depositor to comply with the provisions of Sections 16.05 and 16.07 of this Agreement to the same extent as if such Subcontractor were Wilshire for those criteria in Exhibit V for which the Subcontractor is responsible. Wilshire shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer and the Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subcontractor under Section 16.05, in each case as and when required to be delivered.

     Section 16.07 Indemnification; Remedies.

     Wilshire shall indemnify the Master Servicer, each affiliate of the Master Servicer, the Sponsor and the Issuing Entity; each Person (including, but not limited to, the Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the securitization transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under this Article 16 by or on behalf of Wilshire, or provided under this Article 16 by or on behalf of any Subservicer or Subcontractor (collectively, the "Company Information"), or
     (B) the omission or alleged omission to state in Wilshire Information a material fact required to be stated in Wilshire Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to Wilshire Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether Wilshire Information or any portion thereof is presented together with or separately from such other information;

          (ii) any breach by Wilshire of its obligations under this Article 16, including particularly any failure by Wilshire, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this
     Article 16, including any failure by Wilshire to identify pursuant to
     Section 16.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

          (iii) the negligence bad faith or willful misconduct of Wilshire in connection with its performance under this Article 16.

     If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then Wilshire agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and Wilshire on the other.

     This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, Wilshire and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name: Elena Zheng
                                        Title: Assistant Vice President


                                        WELLS FARGO BANK, N.A.,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        WILSHIRE CREDIT CORPORATION
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT A-1

                    FORM OF CLASS A AND CLASS M CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      A-1-1

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. NEITHER THE TRUSTEE NOR THE SECURITIES ADMINISTRATOR SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                      A-1-2

MANA Series 2007-OAR3, Class [A-__]      Aggregate Certificate Principal Balance
[M-__]                                   of the Class [A-_][M-_] Certificates as
                                         of the Issue Date: $[__________]

Pass-Through Rate: Variable(1)           Initial Certificate Principal Balance
                                         of this Class [A-_][M-_] Certificate as
                                         of the Issue Date: $[__________]

Date of Agreement and Cut-off Date:      Master Servicer and Securities
June 1, 2007                             Administrator: Wells Fargo Bank, N.A.

First Distribution Date: July 25, 2007   Trustee: HSBC Bank USA, National
                                         Association

No. 07-OAR3-[A-__][M-__]-[__]            Issue Date: [___________]
                                         CUSIP: [___________]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MANA SERIES 2007-OAR3

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, adjustable-rate, hybrid option, alt-A, negative amortization mortgage loans secured by first liens on one- to four-family residential properties (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that CEDE & CO. is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal

----------
(1)  As described in the Agreement referenced herein.


                                      A-1-3

Balance of the Class [A- ][M- ] Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class [A- ][M- ] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and Wilshire Credit Corporation, as a servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the variable Pass-Through Rate described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [A- ][M- ] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [A- ][M- ] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the certificate transfer restrictions in the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the certificate transfer restrictions in the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Securities


                                      A-1-4

Administrator, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover


                                      A-1-5
any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer and the Trustee and any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-1-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: [___________]

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: [___________]


                                      A-1-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN

TEN ENT -   as tenants by the entireties                               (Cust) (Minor)
                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                             ______________
            survivorship and not as                                       (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated: _________


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-1-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number ___________, or, if mailed by check, to ________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-1-9

                                   EXHIBIT A-2

                          FORM OF CLASS B CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE SERVICERS, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN


                                      A-2-1

EXPENSE OF THE NIMS INSURER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE SERVICERS, THE MASTER SERVICER OR THE DEPOSITOR.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. NEITHER THE TRUSTEE NOR THE SECURITIES ADMINISTRATOR SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                      A-2-2

MANA Series 2007-OAR3, Class [B-__]      Aggregate Certificate Principal Balance
                                         of the Class [B-_] Certificates as of
                                         the Issue Date: $[_________]

Pass-Through Rate: Variable(1)           Initial Certificate Principal Balance
                                         of this Class [B-_] Certificate as of
                                         the Issue Date: $[_________]

Date of Agreement and Cut-off Date:      Master Servicer and Securities
June 1, 2007                             Administrator: Wells Fargo Bank, N.A.

First Distribution Date: July 25, 2007   Trustee: HSBC Bank USA, National
                                         Association

No. 07-OAR3-[B-__]-[__]                  Issue Date: [_________]
                                         CUSIP: [_________]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MANA SERIES 2007-OAR3

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, adjustable-rate, hybrid option, alt-A, negative amortization mortgage loans secured by first liens on one- to four-family residential properties (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

----------

(1)  As described in the Agreement referenced herein.


                                      A-2-3

          This certifies that CEDE & CO. is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [B- ] Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class [B- ] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and Wilshire Credit Corporation, as a servicer. A summary of certain of the pertinent provisions of the Agreement relating to the Trust Fund is set forth hereafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the variable Pass-Through Rate described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [B- ] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [B- ] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the certificate transfer restrictions in the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for making any payments due on such Certificate to such preceding Transferee.


                                      A-2-4

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the certificate transfer restrictions in the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are


                                      A-2-5
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer and the Trustee and any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-2-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: [_________]

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: [_________]


                                      A-2-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN

TEN ENT -   as tenants by the entireties                               (Cust) (Minor)
                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                             ______________
            survivorship and not as                                       (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated: __________


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-2-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number ___________, or, if mailed by check, to ________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-2-9

                                   EXHIBIT A-3

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE


                                      A-3-1

CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT REFERRED TO HEREIN.

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. NEITHER THE TRUSTEE NOR THE SECURITIES ADMINISTRATOR SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                      A-3-2

MANA Series 2007-OAR3, Class R           Aggregate Certificate Principal Balance
                                         of the Class R Certificates as of the
                                         Issue Date: $[____________]

Pass-Through Rate: Variable(1)           Initial Certificate Principal Balance
                                         of this Class R Certificate as of the
                                         Issue Date: $[____________]

Date of Agreement and Cut-off Date:      Master Servicer and Securities
June 1, 2007                             Administrator: Wells Fargo Bank, N.A.

First Distribution Date: July 25, 2007   Trustee: HSBC Bank USA, National
                                         Association

No. 07-OAR3-R-[__]                       Issue Date: [____________]

                                         CUSIP: [____________]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MANA SERIES 2007-OAR3

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, adjustable-rate, hybrid option, alt-A, negative amortization mortgage loans secured by first liens on one- to four-family residential properties (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

----------
(1)  As described in the Agreement referenced herein.


                                      A-3-3

          This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and Wilshire Credit Corporation, as a servicer. A summary of certain of the pertinent provisions of the Agreement relating to the Trust Fund is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the variable Pass-Through Rate described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the certificate transfer restrictions in the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the certificate transfer restrictions in


                                      A-3-4
the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to


                                      A-3-5
cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer and the Trustee and any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-3-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                         WELLS FARGO BANK, N.A.,
                                         as Securities Administrator


                                         By:
                                             -----------------------------------
                                             AUTHORIZED SIGNATORY

                                         Dated: [____________]

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                         WELLS FARGO BANK, N.A.,
                                         as Authenticating Agent


                                         By:
                                             -----------------------------------
                                             AUTHORIZED SIGNATORY

                                         Dated: [____________]


                                      A-3-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN

TEN ENT -   as tenants by the entireties                               (Cust) (Minor)

                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                             ______________
            survivorship and not as                                       (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated: __________


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-3-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number ___________, or, if mailed by check, to ________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-3-9

                                   EXHIBIT A-4

                           FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISION UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THIS CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.


                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT.


                                      A-4-2

MANA Series 2007-OAR3, Class P           Percentage Interest: [________]%

Date of Agreement and Cut-off Date:      Master Servicer and Securities
June 1, 2007                             Administrator: Wells Fargo Bank, N.A.

First Distribution Date: July 25, 2007   Trustee:
                                         HSBC Bank USA, National Association

No. 07-OAR3-P-[__]                       Issue Date: [________]

                                         CUSIP: [________]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MANA SERIES 2007-OAR3

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, adjustable-rate, hybrid option, alt-A, negative amortization mortgage loans secured by first liens on one- to four-family residential properties (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Merrill Lynch, Pierce, Fenner & Smith Incorporated (as nominee for Merrill Lynch Funding Corp.) is the registered owner of a 100% Percentage Interest in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and Wilshire Credit Corporation, as a servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


                                      A-4-3

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities


                                      A-4-4

Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is exempt from the registration requirements under the 1933 Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the transfer in a Transferor Representation Letter as described in the Agreement and (i) deliver to the Securities Administrator an Investor Representation Letter or Rule 144A Letter as described in the Agreement or (ii) have delivered to the Securities Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. Any Certificateholder desiring to effect a transfer of this Certificate shall indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer and the Trustee and any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the


                                      A-4-5

Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-4-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                         WELLS FARGO BANK, N.A.,
                                         as Securities Administrator


                                         By:
                                             -----------------------------------
                                             AUTHORIZED SIGNATORY

                                         Dated: [________]

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                         WELLS FARGO BANK, N.A.,
                                         as Authenticating Agent


                                         By:
                                             -----------------------------------
                                             AUTHORIZED SIGNATORY

                                         Dated: [________]


                                      A-4-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN

TEN ENT -   as tenants by the entireties                               (Cust) (Minor)

                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                             ______________
            survivorship and not as                                       (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated: ___________


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-4-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number ___________, or, if mailed by check, to ________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-4-9

                                   EXHIBIT A-5

                           FORM OF CLASS C CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS ONE OR MORE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND IS TREATED AS HAVING ENTERED INTO CERTAIN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTERESTS REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS C CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT REFERRED TO HEREIN.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HAS AN INTEREST HEREIN.


                                     A-5-1

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE SERVICERS, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE SERVICERS, THE MASTER SERVICER OR THE DEPOSITOR.

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. NEITHER THE TRUSTEE NOR THE SECURITIES ADMINISTRATOR SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND


                                     A-5-2

THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                     A-5-3

MANA Series 2007-OAR3, Class C           Percentage Interest: [_______]

Date of Agreement and Cut-off Date:      Master Servicer and Securities Administrator:
June 1, 2007                             Wells Fargo Bank, N.A.

First Distribution Date: July 25, 2007   Trustee: HSBC Bank USA, National Association

No. 07-OAR3-C-[__]                       Issue Date: [_______]

Pass-Through Rate: Variable(4)           CUSIP: [_______]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MANA SERIES 2007-OAR3

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, adjustable-rate, hybrid option, alt-A, negative amortization mortgage loans secured by first liens on one- to four-family residential properties (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class C Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as

----------
(4)  As described in the Agreement referenced herein.


                                     A-5-4
depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and Wilshire Credit Corporation, as a servicer. A summary of certain of the pertinent provisions of the Agreement relating to the Trust Fund is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the variable Pass-Through Rate described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class C Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class C Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the certificate transfer restrictions in the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the certificate transfer restrictions in the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.


                                     A-5-5

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                     A-5-6

          The Depositor, the Securities Administrator, the Master Servicer and the Trustee and any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-5-7

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: [_______]

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: [_______]


                                     A-5-8

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -          CUSTODIAN

TEN ENT -   as tenants by the entireties                                (Cust)(Minor)
                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                             ______________
            survivorship and not as                                       (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated: ______________


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                     A-5-9

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to  ________________________________________________________________,
for the account of _________________________________________________,
account number___________, or, if mailed by check, to ______________, Applicable statements should be mailed to __________________________,
____________________________________________________________________.

This information is provided by ____________________________________, the assignee named above, or _______________________________________, as its agent.


                                     A-5-10

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]


                                      B-1-1

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Wells Fargo Bank, N.A.
     1015 10th Avenue S.E.
     Minneapolis Minnesota 55414
     Attn: ______________________

     Re: Custodial Agreement, dated as of June 29, 2007 among HSBC Bank USA, National Association, Merrill Lynch Mortgage Investors, Inc. and Wells Fargo Bank, N.A.

     In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

          Mortgage Loan Number: ________________________________________________

          Mortgagor Name, Address & Zip Code: __________________________________

          Reason for Requesting Documents (check one): _________________________

__________ 1. Mortgage Paid in full

__________ 2. Foreclosure

__________ 3. Substitution

__________ 4. Other Liquidation (Repurchases, etc.)

__________ 5. Nonliquidation            Reason:
                                                --------------------------------


                                        By:
                                            ------------------------------------
                                                      (authorized signer)
                                        Issuer:
                                                --------------------------------
                                        Address:
                                                 -------------------------------

                                        Date:
                                              ----------------------------------

          Custodian

          Wells Fargo Bank, N.A.

          Please acknowledge the execution of the above request by your signature and date below:

          Please acknowledge the execution of the above request by your signature and date below:


-------------------------------------   -------------------------
Signature                               Date

Documents returned to Custodian:


-------------------------------------   -------------------------
Custodian                               Date

                                   EXHIBIT E-1

                           FORM OF TRANSFEREE'S LETTER

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3

          Ladies and Gentlemen:

          We propose to purchase Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, Class R, described in the Prospectus Supplement, dated June [28], 2007, and the Prospectus, dated May 15, 2007. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated June 1, 2007 relating to this issuance of the Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates (the "Pooling and Servicing Agreement").

          1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

          2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.


                                     E-1-1

          3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

          ____ The Class R Certificate will be registered in our name.

          ____ The Class R Certificate will be held in the name of our nominee,
               _________________, which is not a disqualified organization.

          4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

          5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

          6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and
(iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                     E-1-2

          7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement in which the Class R Certificate represents the residual interest.

                                        Very truly yours,

                                        [Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                     E-1-3

                                   APPENDIX A

                    Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

          1.   He or she is an officer of _________________________ (the
               "Investor"),

          2.   the Investor's Employer Identification number is __________,

          3. the Investor is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, Class R Certificate on behalf of a disqualified organization or any other entity,

          4. unless Merrill Lynch Mortgage Investors, Inc. ("MLMI") has consented to the transfer to the Investor, the Investor is a "U.S. person" (as defined below),

          5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

          6.   the Investor has historically paid its debts as they became due,

          7. the Investor intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

          8. the Investor understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

          9. the Investor intends to pay any taxes associated with holding the Class R Certificate as they become due,

          10. the Investor consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

          11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:


                                     E-1-4

                    A. the present value of any consideration given to the Investor to acquire such residual interest;

                    B. the present value of the expected future distributions on such residual interest; and

                    C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

               For purposes of this declaration, (i) the Investor is assumed to pay tax at a rate equal to the highest rate of tax specified in
               Section 11(b)(1) of the Code, but the tax rate specified in
               Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under
               Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor;]

[(11)     (A)  at the time of the transfer, and at the close of each of the
               Investor's two fiscal years preceding the Investor's fiscal year of transfer, the Investor's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

          (B) the Investor is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and
               such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Investor do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Investor to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Investor will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor or another U.S. taxpayer.


                                     E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


                                     E-1-6

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its _____________ this ___ day of ______________, 20__.

                                        [INVESTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Personally appeared before me the above-named _______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________________of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of ______________, 20__.

NOTARY PUBLIC

-------------------------------------

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.


                                     E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Services - Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3

Re:  Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3

          _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

                                        [Transferor]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     E-2-1

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                          ______________, 200___

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, Class [_]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), Wilshire Credit Corporation, as servicer, and HSBC Bank USA, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

     Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The


                                     F-1-1

Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Seller)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     F-1-2

                                   EXHIBIT F-2

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                                               __________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) solely in the case of an ERISA Restricted Certificate, we (i) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of this certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel


                                     F-2-1
shall not be an expense of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) The purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) The purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                     F-2-2

                                   EXHIBIT F-3

                            FORM OF RULE 144A LETTER

                                                             ____________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) solely in the case of an ERISA Restricted Certificate, we (i) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of this certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Securities Administrator or the


                                     F-3-1

Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.


                                        Very truly yours,


                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      F-3-2

                                                          ANNEX I TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

     The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, The undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) The Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) The Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-3-3

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

     ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, The Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market. Further, in determining such aggregate amount, The Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                     F-3-4

     6. Until the date of purchase of the Rule 144A Securities, The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, The Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ----------------------------------------
                                        Print Name of Buyer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                     F-3-5

                                                         ANNEX II TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, The undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, The Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) The Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, The Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market.

     ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,


                                     F-3-6

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, The Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Buyer or Adviser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------


                                     F-3-7

                                   EXHIBIT F-4

                         MIDDLEMAN REPRESENTATION LETTER

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that we are not acquiring the Class C or Class P Certificates as a "middleman" as that term is defined in Treasury Regulation Section 1.671-5(b)(10).

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      F-4-1

                                    EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of June 28, 2007, by and among HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), MERRILL LYNCH MORTGAGE INVESTORS, INC., as company (together with any successor in interest, the "Company"), WELLS FARGO BANK, N.A., as securities administrator and master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

          WHEREAS, the Company, the Master Servicer, Wilshire Credit Corporation, as a servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of June 1, 2007, relating to the issuance of Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates, (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

          WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company, the Master Servicer or the Servicer under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II
                          CUSTODY OF MORTGAGE DOCUMENTS

          2.01 Custodian to Act as Agent: Acceptance of Mortgage Files, Attestations and Assessments of Compliance.

          (a) The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in

Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

          (b) On or before March 1st of each calendar year, beginning with March 1, 2008, the Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), that is a member of the American Institute of Certified Public Accountants, to furnish to the Company and the Master Servicer a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 2.01(c) below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

          (c) On or before March 1st of each calendar year, beginning with March 1, 2008, the Custodian shall deliver to the Company and the Master Servicer a report regarding its assessment of compliance with the servicing criteria identified in Exhibit Three attached hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Custodian is performing any of the servicing criteria specified in Exhibit Three and that are backed by the same asset type backing such asset-backed securities. Each such report shall include
(a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (Section 229.1122(d)) to assess the compliance with the applicable servicing criteria,
(c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Custodian as provided in this Section 2.01(c). However, the Custodian's obligation to provide a report on assessment of compliance or an attestation with respect to itself and with respect to any Subcontractor shall be suspended in any year in which the Issuing Entity's reporting obligations under the Exchange Act are suspended.

          (d) The Custodian has not and shall not engage any Subcontractor which is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such Subcontractor agrees to provide in any year in which a Form 10-K will be filed by the Trust, no later than March 1st of such year, an assessment and a statement of registered public accounting firm certifying its compliance with the applicable servicing criteria in Item 1122(d) of Regulation AB as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report. "Subcontractor" as used herein means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Custodian.

          (e) The Custodian agrees to indemnify the Company, the Master Servicer, the Trust Fund and each of their respective directors, officers, employees and agents and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 2.01(d) or any failure by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under this Agreement, including any report under Sections 2.01(b) or 2.01(c).

          2.02 Reserved.

          2.03 Review of Mortgage Files.

          (a) On or prior to the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Depositor, the Trustee and any NIMs Insurer an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule") and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          (b) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

          (c) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

          Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

          2.04 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

          2.05 Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefor has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

          Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly (but no later than three (3) Business Days) to release to such Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan. Any such Request for Release provided by the related Servicer under this paragraph, must specify the Mortgage File so requested for release in sufficient detail, and with sufficient accuracy, to allow the Custodian timely to perform its obligations under this Agreement in connection with such Request for Release. The Custodian shall have no liability for any costs incurred by the related Servicer resulting from any failure of the Custodian, in connection with any Request for Release, to deliver any Mortgage File in a manner consistent with the terms of this Agreement to the extent such failure is the result of insufficient detail or insufficient accuracy provided to the Custodian in such Request for Release.

          From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian promptly shall deliver the Mortgage File to such Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

          At any time that a Servicer is required to deliver to the Custodian a Request for Release, such Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the related Servicer shall send to the Trustee an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note which shall be endorsed without recourse, representation or warranty by the Trustee and the Trustee shall forward such documents to the Mortgage Loan

Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, the related Servicer shall send to the Trustee a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to such Servicer.

          Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement, in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III
                            CONCERNING THE CUSTODIAN

          2.01 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the related Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

          2.02 Reserved.

          2.03 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          2.04 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

          2.05 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the related Servicer or the Company.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

          2.06 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          2.07 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

          2.01 Notices. All notices, requests, consents, demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          2.02 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

          2.03 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          2.04 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (which shall be at the expense of the party requesting such recordation and in no event at the expense of the Trustee) reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          2.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          2.06 Third-Party Rights. Wilshire Credit Corporation shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

          2.07 Identification of NIMs Insurer. All references in this Agreement to the "NIMs Insurer" shall become operative only after notice from the Depositor to the Trustee and the Custodian of the identification of the NIMs Insurer.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


452 Fifth Avenue                        By:
New York, NY 10018                          ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                MERRILL LYNCH MORTGAGE INVESTORS, INC.


250 Vesey Street                        By:
4 World Financial Center, 10th Floor        ------------------------------------
New York, NY 10281                      Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
Address:                                as Master Servicer


9062 Old Annapolis Road                 By:
Columbia, Maryland 21045-1951               ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                WELLS FARGO BANK, N.A.,
                                        as Custodian


1015 10th Avenue Southeast, MS 0031     By:
Minneapolis, MN 55414                       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                              ___________, 200__

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10281

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018

     Re: Pooling and Servicing Agreement, dated as of June 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Wilshire Credit Corporation, as a servicer, and HSBC Bank USA, National Association, as trustee, Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3
          Mortgage Pass-Through Certificates

          Ladies and Gentlemen:

     Attached is the Custodian's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT TWO

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                              ____________, 2007

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10281
Attention: ____________________

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018

     Re: Pooling and Servicing Agreement, dated as of June 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Wilshire Credit Corporation, as a servicer, and HSBC Bank USA, National Association, as trustee, Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3
          Mortgage Pass-Through Certificates

          Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                  EXHIBIT THREE

      FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN
                         REPORT ON ASSESSMENT COMPLIANCE

The assessment of compliance to be delivered by Wells Fargo Bank shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria":

                                                                                   APPLICABLE SERVICING
                               SERVICING CRITERIA                                        CRITERIA
--------------------------------------------------------------------------------   --------------------
    REFERENCE                                 CRITERIA
----------------   -------------------------------------------------------------
                                     GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                                    CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                                                                                   APPLICABLE SERVICING
                               SERVICING CRITERIA                                        CRITERIA
--------------------------------------------------------------------------------   --------------------
    REFERENCE                                 CRITERIA
----------------   -------------------------------------------------------------
                                    INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                                         POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as                 X
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as                    X
                   required by the transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

                                                                                   APPLICABLE SERVICING
                               SERVICING CRITERIA                                        CRITERIA
--------------------------------------------------------------------------------   --------------------
    REFERENCE                                 CRITERIA
----------------   -------------------------------------------------------------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                    EXHIBIT H

                         ONE-MONTH LIBOR CORRIDOR TABLE

                           See Schedule A of Exhibit N

                                    EXHIBIT I

                     FINAL MATURITY RESERVE ACCOUNT SCHEDULE

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  121      07/25/17   5,916,683
  122      08/25/17   5,827,451
  123      09/25/17   5,739,537
  124      10/25/17   5,652,920
  125      11/25/17   5,567,583
  126      12/25/17   5,483,505
  127      01/25/18   5,400,670
  128      02/25/18   5,319,058
  129      03/25/18   5,238,653
  130      04/25/18   5,159,435
  131      05/25/18   5,081,388
  132      06/25/18   5,004,495
  133      07/25/18   4,928,739
  134      08/25/18   4,854,104
  135      09/25/18   4,780,572
  136      10/25/18   4,708,128
  137      11/25/18   4,636,756
  138      12/25/18   4,566,440
  139      01/25/19   4,497,165
  140      02/25/19   4,428,915
  141      03/25/19   4,361,677
  142      04/25/19   4,295,433
  143      05/25/19   4,230,171
  144      06/25/19   4,165,876
  145      07/25/19   4,102,534
  146      08/25/19   4,040,130
  147      09/25/19   3,978,652
  148      10/25/19   3,918,085
  149      11/25/19   3,858,416
  150      12/25/19   3,799,633
  151      01/25/20   3,741,721
  152      02/25/20   3,684,669
  153      03/25/20   3,628,463
  154      04/25/20   3,573,092
  155      05/25/20   3,518,543
  156      06/25/20   3,464,803
  157      07/25/20   3,411,863
  158      08/25/20   3,359,708
  159      09/25/20   3,308,329
  160      10/25/20   3,257,713
  161      11/25/20   3,207,850
  162      12/25/20   3,158,728
  163      01/25/21   3,110,337

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  265      07/25/29     611,839
  266      08/25/29     601,741
  267      09/25/29     591,799
  268      10/25/29     582,009
  269      11/25/29     572,371
  270      12/25/29     562,881
  271      01/25/30     553,537
  272      02/25/30     544,338
  273      03/25/30     535,281
  274      04/25/30     526,363
  275      05/25/30     517,584
  276      06/25/30     508,940
  277      07/25/30     500,431
  278      08/25/30     492,053
  279      09/25/30     483,804
  280      10/25/30     475,684
  281      11/25/30     467,690
  282      12/25/30     459,819
  283      01/25/31     452,071
  284      02/25/31     444,443
  285      03/25/31     436,934
  286      04/25/31     429,542
  287      05/25/31     422,264
  288      06/25/31     415,100
  289      07/25/31     408,048
  290      08/25/31     401,105
  291      09/25/31     394,271
  292      10/25/31     387,544
  293      11/25/31     380,921
  294      12/25/31     374,403
  295      01/25/32     367,986
  296      02/25/32     361,669
  297      03/25/32     355,451
  298      04/25/32     349,331
  299      05/25/32     343,307
  300      06/25/32     337,377
  301      07/25/32     331,540
  302      08/25/32     325,795
  303      09/25/32     320,141
  304      10/25/32     314,575
  305      11/25/32     309,097
  306      12/25/32     303,705
  307      01/25/33     298,398

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  409    07/25/2041      36,759
  410    08/25/2041      35,812
  411    09/25/2041      34,882
  412    10/25/2041      33,968
  413    11/25/2041      33,071
  414    12/25/2041      32,190
  415    01/25/2042      31,325
  416    02/25/2042      30,475
  417    03/25/2042      29,641
  418    04/25/2042      28,822
  419    05/25/2042      28,018
  420    06/25/2042      27,228
  421    07/25/2042      26,452
  422    08/25/2042      25,691
  423    09/25/2042      24,944
  424    10/25/2042      24,210
  425    11/25/2042      23,490
  426    12/25/2042      22,783
  427    01/25/2043      22,089
  428    02/25/2043      21,408
  429    03/25/2043      20,740
  430    04/25/2043      20,084
  431    05/25/2043      19,440
  432    06/25/2043      18,808
  433    07/25/2043      18,188
  434    08/25/2043      17,580
  435    09/25/2043      16,983
  436    10/25/2043      16,397
  437    11/25/2043      15,823
  438    12/25/2043      15,259
  439    01/25/2044      14,706
  440    02/25/2044      14,164
  441    03/25/2044      13,632
  442    04/25/2044      13,110
  443    05/25/2044      12,598
  444    06/25/2044      12,096
  445    07/25/2044      11,604
  446    08/25/2044      11,122
  447    09/25/2044      10,648
  448    10/25/2044      10,184
  449    11/25/2044       9,730
  450    12/25/2044       9,284
  451    01/25/2045       8,846

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  164      02/25/21   3,062,666
  165      03/25/21   3,015,704
  166      04/25/21   2,969,441
  167      05/25/21   2,923,866
  168      06/25/21   2,878,970
  169      07/25/21   2,834,743
  170      08/25/21   2,791,174
  171      09/25/21   2,748,255
  172      10/25/21   2,705,975
  173      11/25/21   2,664,326
  174      12/25/21   2,623,297
  175      01/25/22   2,582,881
  176      02/25/22   2,543,067
  177      03/25/22   2,503,847
  178      04/25/22   2,465,213
  179      05/25/22   2,427,155
  180      06/25/22   2,389,666
  181      07/25/22   2,352,736
  182      08/25/22   2,316,358
  183      09/25/22   2,280,524
  184      10/25/22   2,245,225
  185      11/25/22   2,210,454
  186      12/25/22   2,176,203
  187      01/25/23   2,142,465
  188      02/25/23   2,109,231
  189      03/25/23   2,076,495
  190      04/25/23   2,044,248
  191      05/25/23   2,012,485
  192      06/25/23   1,981,197
  193      07/25/23   1,950,378
  194      08/25/23   1,920,021
  195      09/25/23   1,890,119
  196      10/25/23   1,860,665
  197      11/25/23   1,831,653
  198      12/25/23   1,803,076
  199      01/25/24   1,774,928
  200      02/25/24   1,747,203
  201      03/25/24   1,719,894
  202      04/25/24   1,692,995
  203      05/25/24   1,666,500
  204      06/25/24   1,640,404
  205      07/25/24   1,614,700
  206      08/25/24   1,589,382
  207      09/25/24   1,564,445
  208      10/25/24   1,539,884

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  308      02/25/33     293,175
  309      03/25/33     288,034
  310      04/25/33     282,975
  311      05/25/33     277,995
  312      06/25/33     273,094
  313      07/25/33     268,271
  314      08/25/33     263,524
  315      09/25/33     258,853
  316      10/25/33     254,255
  317      11/25/33     249,731
  318      12/25/33     245,278
  319      01/25/34     240,896
  320      02/25/34     236,584
  321      03/25/34     232,341
  322      04/25/34     228,165
  323      05/25/34     224,056
  324      06/25/34     220,012
  325      07/25/34     216,033
  326      08/25/34     212,117
  327      09/25/34     208,265
  328      10/25/34     204,474
  329      11/25/34     200,743
  330      12/25/34     197,073
  331      01/25/35     193,461
  332      02/25/35     189,908
  333      03/25/35     186,412
  334      04/25/35     182,971
  335      05/25/35     179,587
  336      06/25/35     176,257
  337      07/25/35     172,980
  338      08/25/35     169,757
  339      09/25/35     166,586
  340      10/25/35     163,466
  341      11/25/35     160,396
  342      12/25/35     157,377
  343      01/25/36     154,406
  344      02/25/36     151,484
  345      03/25/36     148,609
  346      04/25/36     145,781
  347      05/25/36     142,999
  348      06/25/36     140,262
  349      07/25/36     137,570
  350      08/25/36     134,922
  351      09/25/36     132,318
  352      10/25/36     129,756

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  452    02/25/2045       8,418
  453    03/25/2045       7,998
  454    04/25/2045       7,586
  455    05/25/2045       7,183
  456    06/25/2045       6,788
  457    07/25/2045       6,400
  458    08/25/2045       6,021
  459    09/25/2045       5,649
  460    10/25/2045       5,285
  461    11/25/2045       4,928
  462    12/25/2045       4,578
  463    01/25/2046       4,236
  464    02/25/2046       3,901
  465    03/25/2046       3,572
  466    04/25/2046       3,251
  467    05/25/2046       2,936
  468    06/25/2046       2,628
  469    07/25/2046       2,326
  470    08/25/2046       2,031
  471    09/25/2046       1,742
  472    10/25/2046       1,459
  473    11/25/2046       1,182
  474    12/25/2046         912
  475    01/25/2047         647
  476    02/25/2047         388
  477    03/25/2047         134
  478    04/25/2047           0

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  209      11/25/24   1,515,692
  210      12/25/24   1,491,864
  211      01/25/25   1,468,396
  212      02/25/25   1,445,280
  213      03/25/25   1,422,514
  214      04/25/25   1,400,090
  215      05/25/25   1,378,005
  216      06/25/25   1,356,252
  217      07/25/25   1,334,828
  218      08/25/25   1,313,728
  219      09/25/25   1,292,946
  220      10/25/25   1,272,478
  221      11/25/25   1,252,319
  222      12/25/25   1,232,465
  223      01/25/26   1,212,911
  224      02/25/26   1,193,653
  225      03/25/26   1,174,686
  226      04/25/26   1,156,007
  227      05/25/26   1,137,610
  228      06/25/26   1,119,492
  229      07/25/26   1,101,648
  230      08/25/26   1,084,075
  231      09/25/26   1,066,769
  232      10/25/26   1,049,724
  233      11/25/26   1,032,939
  234      12/25/26   1,016,408
  235      01/25/27   1,000,129
  236      02/25/27     984,097
  237      03/25/27     968,308
  238      04/25/27     952,760
  239      05/25/27     937,447
  240      06/25/27     922,368
  241      07/25/27     907,519
  242      08/25/27     892,895
  243      09/25/27     878,495
  244      10/25/27     864,314
  245      11/25/27     850,349
  246      12/25/27     836,597
  247      01/25/28     823,055
  248      02/25/28     809,719
  249      03/25/28     796,588
  250      04/25/28     783,657
  251      05/25/28     770,923
  252      06/25/28     758,384

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  353      11/25/36     127,236
  354      12/25/36     124,757
  355      01/25/37     122,319
  356      02/25/37     119,922
  357      03/25/37     117,563
  358      04/25/37     115,244
  359      05/25/37     112,963
  360      06/25/37     110,719
  361      07/25/37     108,513
  362      08/25/37     106,343
  363      09/25/37     104,209
  364      10/25/37     102,111
  365      11/25/37     100,047
  366      12/25/37      98,018
  367      01/25/38      96,022
  368      02/25/38      94,060
  369      03/25/38      92,131
  370      04/25/38      90,234
  371      05/25/38      88,368
  372      06/25/38      86,534
  373      07/25/38      84,731
  374      08/25/38      82,958
  375      09/25/38      81,214
  376      10/25/38      79,501
  377      11/25/38      77,816
  378      12/25/38      76,159
  379      01/25/39      74,531
  380      02/25/39      72,930
  381      03/25/39      71,356
  382      04/25/39      69,809
  383      05/25/39      68,288
  384      06/25/39      66,793
  385      07/25/39      65,324
  386      08/25/39      63,880
  387      09/25/39      62,460
  388      10/25/39      61,065
  389      11/25/39      59,694
  390      12/25/39      58,346
  391      01/25/40      57,022
  392      02/25/40      55,720
  393      03/25/40      54,441
  394      04/25/40      53,184
  395      05/25/40      51,949
  396      06/25/40      50,735

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------


                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  253      07/25/28     746,037
  254      08/25/28     733,880
  255      09/25/28     721,908
  256      10/25/28     710,119
  257      11/25/28     698,512
  258      12/25/28     687,082
  259      01/25/29     675,828
  260      02/25/29     664,746
  261      03/25/29     653,834
  262      04/25/29     643,090
  263      05/25/29     632,511
  264      06/25/29     622,095

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------
  397      07/25/40      49,542
  398      08/25/40      48,370
  399      09/25/40      47,219
  400      10/25/40      46,087
  401      11/25/40      44,976
  402      12/25/40      43,883
  403      01/25/41      42,811
  404      02/25/41      41,756
  405      03/25/41      40,721
  406      04/25/41      39,704
  407      05/25/41      38,704
  408      06/25/41      37,723

                       NOTIONAL
           PAYMENT     BALANCE
PERIOD      DATE         ($)
------   ----------   ---------


                                    EXHIBIT J

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                         See Exhibit 99.1 of this Filing

                                    EXHIBIT K

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

     KEY: X - obligation

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN ITS MANAGEMENT ASSERTION THAT IT IS ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN IT IS RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE POOLING AND SERVICING AGREEMENT, DATED AS OF JUNE 1, 2007, AMONG MERRILL LYNCH MORTGAGE INVESTORS, INC., AS DEPOSITOR, WELLS FARGO BANK, N.A., AS MASTER SERVICER AND SECURITIES ADMINISTRATOR, WILSHIRE CREDIT CORPORATION, AS SERVICER, AND HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE.

REG AB REFERENCE                SERVICING CRITERIA               SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -------------------------------------------   ------------------------   ---------------
                        GENERAL SERVICING  CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to                 X                     X
                   monitor any performance or other triggers
                   and events of default in accordance with
                   the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are                  X                     X
                   outsourced to third parties, policies and
                   procedures are instituted to monitor the
                   third party's performance and compliance
                   with such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction                      N/A                   N/A
                   agreements to maintain a back-up servicer
                   for the Pool Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions                                        X
                   policy is in effect on the party
                   participating in the servicing function
                   throughout the reporting period in the
                   amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

                        CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into                X                     X
                   the appropriate custodial bank accounts and
                   related bank clearing accounts no more than
                   two business days following receipt, or
                   such other number of days specified in the
                   transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on                   X                     X
                   behalf of an obligor or to an investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding                                       X
                   collections, cash flows or distributions,
                   and any interest or other fees charged for
                   such advances, are made, reviewed and
                   approved as specified in the transaction
                   agreements.

1122(d)(2)(iv)     The related accounts for the transaction,                 X                     X
                   such as cash reserve accounts or accounts
                   established as a form of over
                   collateralization, are separately
                   maintained (e.g., with respect to
                   commingling of cash) as set forth in the
                   transaction agreements.

REG AB REFERENCE                SERVICING CRITERIA               SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -------------------------------------------   ------------------------   ---------------
1122(d)(2)(v)      Each custodial account is maintained at a                 X                     X
                   federally insured depository institution as
                   set forth in the transaction agreements.
                   For purposes of this criterion, "federally
                   insured depository institution" with
                   respect to a foreign financial institution
                   means a foreign financial institution that
                   meets the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to
                   prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly                 X                     X
                   basis for all asset-backed securities
                   related bank accounts, including custodial
                   accounts and related bank clearing
                   accounts. These reconciliations are (A)
                   mathematically accurate; (B) prepared
                   within 30 calendar days after the bank
                   statement cutoff date, or such other number
                   of days specified in the transaction
                   agreements; (C) reviewed and approved by
                   someone other than the person who prepared
                   the reconciliation; and (D) contain
                   explanations for reconciling items. These
                   reconciling items are resolved within 90
                   calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.

                        INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be               X                     X
                   filed with the Commission, are maintained
                   in accordance with the transaction
                   agreements and applicable Commission
                   requirements. Specifically, such reports
                   (A) are prepared in accordance with
                   timeframes and other terms set forth in the
                   transaction agreements; (B) provide
                   information calculated in accordance with
                   the terms specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its rules and
                   regulations; and (D) agree with investors'
                   or the trustee's records as to the total
                   unpaid principal balance and number of Pool
                   Assets serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and                X                     X
                   remitted in accordance with timeframes,
                   distribution priority and other terms set
                   forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are                     X                     X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                     X                     X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.

                            POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is
                   maintained as required by the transaction
                   agreements or related pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are
                   safeguarded as required by the transaction
                   agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to
                   the asset pool are made, reviewed and
                   approved in accordance with any conditions
                   or requirements in the transaction
                   agreements.

REG AB REFERENCE                SERVICING CRITERIA               SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -------------------------------------------   ------------------------   ---------------
1122(d)(4)(iv)     Payments on pool assets, including any
                   payoffs, made in accordance with the
                   related pool asset documents are posted to
                   the Servicer's obligor records maintained
                   no more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
                   with the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding the pool
                   assets agree with the Servicer's records
                   with respect to an obligor's unpaid
                   principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status
                   of an obligor's pool assets (e.g., loan
                   modifications or re-agings) are made,
                   reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,
                   forbearance plans, modifications and deeds
                   in lieu of foreclosure, foreclosures and
                   repossessions, as applicable) are
                   initiated, conducted and concluded in
                   accordance with the timeframes or other
                   requirements established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts are
                   maintained during the period a pool asset
                   is delinquent in accordance with the
                   transaction agreements. Such records are
                   maintained on at least a monthly basis, or
                   such other period specified in the
                   transaction agreements, and describe the
                   entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of
                   return for pool assets with variable rates
                   are computed based on the related pool
                   asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an
                   obligor (such as escrow accounts): (A) such
                   funds are analyzed, in accordance with the
                   obligor's pool asset documents, on at least
                   an annual basis, or such other period
                   specified in the transaction agreements;
                   (B) interest on such funds is paid, or
                   credited, to obligors in accordance with
                   applicable pool asset documents and state
                   laws; and (C) such funds are returned to
                   the obligor within 30 calendar days of full
                   repayment of the related pool assets, or
                   such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such
                   as tax or insurance payments) are made on
                   or before the related penalty or expiration
                   dates, as indicated on the appropriate
                   bills or notices for such payments,
                   provided that such support has been
                   received by the servicer at least 30
                   calendar days prior to these dates, or such
                   other number of days specified in the
                   transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection
                   with any payment to be made on behalf of an
                   obligor are paid from the Servicer's funds
                   and not charged to the obligor, unless the
                   late payment was due to the obligor's error
                   or omission.

REG AB REFERENCE                SERVICING CRITERIA               SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -------------------------------------------   ------------------------   ---------------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor
                   are posted within two business days to the
                   obligor's records maintained by the
                   servicer, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                                                  X
                   uncollectible accounts are recognized and
                   recorded in accordance with the transaction
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other support,
                   identified in Item 1114(a)(1) through (3)
                   or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction
                   agreements.

                                    EXHIBIT L

                          SARBANES-OXLEY CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:  Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3

          I, [identify the certifying individual], certify that:

          1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 (the "Exchange Act periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

          5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

          [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, subservicer, co-servicer, depositor or trustee].]

          Date:
                ---------------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]
                                                --------------------------------

                                    EXHIBIT M

                  FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:  Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3

          [_______], the [_______] of [_______] (the "Company") hereby certifies to the Depositor, the Master Servicer and the Securities Administrator, and each of their officers, directors and affiliates that:

          (1) I, or persons under my supervision, have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"),] the report on assessment of the Company's compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the "Company Servicing Information") and used by such parties in the report on Form 10-K and all reports on Form 10-D to be filed in respect of such year;

          (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Securities Administrator;

          (4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the "Agreement"), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in

[the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

          (5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Securities Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

          Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of June 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), Wilshire Credit Corporation, as servicer (the "Servicer) and HSBC Bank USA, National Association, as trustee (the "Trustee").

          In giving the certifications above, I have reasonably relied on information provided to me by unaffiliated parties other than the Company's Subservicers, if any, and Subcontractors, and including the Depositor, the Master Servicer, the Trustee and the originators and prior servicers of the Mortgage Loans.



                                        [_______]
                                        as [_______]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                    EXHIBIT N

                            FORM OF CORRIDOR CONTRACT

Date:  June 29, 2007

To:    Merrill Lynch Alternative Note             From:  Morgan Stanley Capital Services Inc.
       Asset Trust, Series 2007-OAR3
       Mortgage Pass-Through Certificates         Attn:  New York Derivative Client Services Group

Attn:  Wells Fargo Bank, National Association     Fax:   (646) 202-9190
       9062 Old Annapolis Road
       Columbia, Maryland 21045                   Tel:   (212) 761-2996
       Attn: Client Manager - MANA 2007-OAR3

Fax:   (410) 715-2380

Tel:   (410) 884-2000

     Re:  Corridor Reference Number KQBRM

          The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator on behalf of the Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates created pursuant to the Pooling and Servicing Agreement dated as of June 1, 2007 among, Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, Wilshire Credit Corporation, as a servicer and HSBC Bank USA, National Association, as trustee (the "PSA") and Morgan Stanley Capital Services Inc., on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement below.

          The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

          1. This Confirmation evidences a complete, binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, this Confirmation supplements, forms a part of, and is subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border), with such modifications as are specified herein, as if we had executed an Agreement in such form on the Trade Date of the first such Transaction between us (the "Agreement"). All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

          2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:..................   Morgan Stanley Capital Services Inc.

Party A Credit Support:...   Payments guaranteed by Morgan Stanley

Party B:..................   Merrill Lynch Alternative Note Asset
                             Trust, Series 2007-OAR3 Mortgage
                             Pass-Through Certificates

Trade Date:...............   June 26, 2007

Effective Date:...........   June 29, 2007

Termination Date:.........   May 25, 2008

Notional Amount:..........   With respect to any Calculation Period,
                             the lesser of (i) the amount set forth
                             for such period in Schedule A attached
                             hereto and (ii) the Certificate Principal
                             Balance of the Offered Certificates
                             immediately prior to the related
                             Distribution Date (as such terms are
                             defined in the PSA).

     FIXED AMOUNTS:

Fixed Amount Payer:                       Party B.

Fixed Amount Payer Payment Date:          June 28, 2007

     FLOATING AMOUNTS:

Floating Amount:                          To be determined in accordance with
                                          the following formula:

                                          Greater of (i) (Floating Rate Option
                                          minus Strike Rate) * Notional Amount *
                                          Floating Rate Day Count Fraction, and
                                          (ii) zero.

Floating Rate Payer:                      Party A

Strike Rate:                              With respect to any Calculation
                                          Period, the amount set forth for such
                                          period in Schedule A attached hereto.

Floating Rate Payer Payment Dates:        Early Payment - For each Calculation
                                          Period, the first Business Day prior
                                          to each Floating Rate Payer Period End
                                          Date.

Floating Rate Payer Period End Date(s):   The 25th of each month in each year
                                          from (and including) July 25, 2007 to
                                          (and including) the Termination Date
                                          with no adjustment to Period End
                                          Dates. For the avoidance of doubt, the
                                          initial Calculation Period will accrue
                                          from and including the Effective Date
                                          to but excluding July 25, 2007 and the
                                          final Calculation Period will accrue
                                          from and including April 25, 2008 to
                                          but excluding the Termination Date.

Floating Rate Option:                     USD-LIBOR-BBA, provided, however, that
                                          if the Floating Rate determined from
                                          such Floating Rate Option for any
                                          Calculation Period is greater than
                                          10.200% per annum for such Calculation

                                          Period, then the Floating Rate for
                                          such Calculation Period shall be
                                          deemed to be equal to 10.200% per
                                          annum.

   Designated Maturity:                   1 Month

   Floating Rate Day Count Fraction:      Act/360

   Reset Dates:                           The first day of each Calculation
                                          Period.

      Compounding:.....................   Inapplicable

      Business Days:...................   New York

      Calculation Agent:...............   Party A.

          3. Account Details:

Payments to Party A:                      Citibank, New York
                                          ABA No. 021 000 089
                                          For: Morgan Stanley Capital Services Inc.
                                          Account No. 4072 4601

Operations Contact:                       Operations
                                          Tel: 212-761-4662
                                          Fax: 410-534-1431

Payments to Party B:                      Wells Fargo Bank, National Association
                                          ABA No.: 121 000 248
                                          Account No: 3970771416
                                          Acct Name: SAS Clearing
                                          Ref: FFC: 53163402, MANA 2007-OAR3 (corridor)

          4. Modifications to the Agreement:

          The parties hereby agree to amend the Agreement referenced in paragraph 1 above as follows:

          (a) "CROSS DEFAULT" applies to Party A but not to Party B.

          (b) FULLY-PAID TRANSACTIONS. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied in full all of its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

          (c) "THRESHOLD AMOUNT" means, with respect to a party, U.S. $10,000,000 (or the equivalent in another currency, currency unit or combination thereof).

          (d) PAYMENTS ON EARLY TERMINATION. "Market Quotation" and "Second Method" will apply for the purpose of Section 6(e) of this Agreement.

          (e) "TERMINATION CURRENCY" means United States Dollars.

          (f) PARTY A AND PARTY B PAYER TAX REPRESENTATIONS. For the purpose of
Section 3(e), each of Party A and Party B makes the following representation:

                    It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to
                    Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

          (g) PAYEE TAX REPRESENTATIONS.

          (i) For the purpose of Section 3(f), Party A makes the following representation:

               It is a corporation duly organized and incorporated under the laws of the State of Delaware and is not a foreign corporation for United States tax purposes.

          (ii) For the purpose of Section 3(f), Party B makes the following representation:

               It is a trust duly formed under the laws of the State of New York and is not a foreign corporation for United States tax purposes.

          (h) GOVERNING LAW; JURISDICTION. This Agreement and each Credit Support Document will be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402. Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and
(2) deleting the final paragraph.

          (i) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to the Agreement or any Credit Support Document.

          (j) "AFFILIATE" has the meaning specified in Section 14, but excludes Morgan Stanley Derivative Products Inc.

          (k) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

          (i) It is an "eligible contract participant" within the meaning of
     Section 1a(12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000.

          (ii) It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

          (iii) It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

          (iv) ERISA Representation.

               (A) Party A represents and warrants at all times hereunder that it is not a pension plan or employee benefit plan and that it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with any Transaction under this Agreement, and

               (B) Party B represents and warrants at all times hereunder that
          (x) it is not a pension plan or employee benefit plan, and (y) (1) that it is not acting on behalf of any such plan or using assets of any such plan or assets deemed to be assets of any such plan in connection with any Transaction under this Agreement or (2) any pension plan or employee benefits plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
          Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any person who is acting on behalf of such a plan, or using assets of such plan or assets deemed to be "plan assets" of such plan for purposes of ERISA or the Code, who purchases a certificate issued by the Trust while this Agreement is in existence (i) shall represent or shall be deemed to represent that the purchase and holding of such certificate is in reliance on at least one of the Prohibited Transaction Class Exemptions of 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase and holding is permissible under applicable law and will not result in a prohibited transaction under ERISA or Section 4975 of the Code."

          (l) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

          (i) NON-RELIANCE. In the case of Party A, it is acting for its own account, and in the case of Party B, the Securities Administrator is acting on behalf of the Trust. Party A has made its own independent decisions to enter into this Transaction and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and, with respect to Party B, it has entered into this Transaction under this Agreement as directed under the PSA. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of each such Transaction.

          (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

          (iii) STATUS OF PARTIES. Party A and Party B are not acting as a fiduciary for or an adviser to each other in respect of that Transaction.

          (iv) FIDUCIARY CAPACITY. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator on behalf of the Trust under the PSA in the exercise of the powers and authority conferred to and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust created under the PSA is made and intended not as personal representation, undertaking or agreement of the Securities Administrator, but is made and intended for the purpose of binding only the Trust and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

          (m) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

          (i)  Address for notices or communications to Party A:

               Morgan Stanley Capital Services Inc.
               1585 Broadway, 3rd Floor
               New York, New York 10036
               Attention: Chief Legal Officer
               Facsimile No.: 212-507-4622

          (ii) Address for notices or communications to Party B:

               Wells Fargo Bank, National Association
               9062 Old Annapolis Road
               Columbia, Maryland  21045
               Attention: Client Manager - MANA 2007-OAR3
               Facsimile No.: 410-715-2380
               Telephone No.: 410-884-2000

          (n) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-Off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

          (o) NOTICES. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words, "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent."

          (p) OBLIGATIONS. Section 2 is amended by adding the following to the end thereof:

               "(f) Party B shall deliver or cause to be delivered to Party A IRS Form W-9 (or successor thereto) as soon as is practicable after the Effective Date."

          (q) REGULATION AB. Upon request by the Depositor, Party A may, at its option, but is not required to, (A) (a) provide the financial information required by Item 1115(b)(1) or (b)(2) of Regulation AB (as specified by the Depositor to Party A) with respect to Party A (or any guarantor of Party A if providing the financial data of a guarantor is permitted under Regulation AB) and any affiliated entities providing derivative instruments to Party B (the "Company Financial Information"), in a form appropriate for use in the Exchange Act Reports and in an EDGAR-compatible form; (b) if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B and (c) within 5 Business Days of the release of any updated financial information, provide current Company Financial Information as required under Item 1115(b) of Regulation AB to the Depositor in an EDGAR-compatible form and, if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party A or
(B) assign this Agreement at its own cost to another entity that has agreed to take the actions described in clause (A) of this sentence with respect to itself (and which has the same or better rating from the Rating Agencies as Party A as of the date of such assignment). For the avoidance of doubt, Party A is not required to take any action pursuant to this paragraph and the failure of Party A to take any such action will not constitute an Event of Default under this Agreement.

As used in this Agreement the following words shall have the following meanings:

"DEPOSITOR" shall mean Merrill Lynch Mortgage Investors, Inc.

"EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

"EXCHANGE ACT REPORTS" shall mean all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to Party B pursuant to the Exchange Act.

"PROSPECTUS SUPPLEMENT" shall mean the prospectus supplement prepared in connection with the public offering and sale of the Offered Certificates.

"RATING AGENCY" shall mean each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

"REGULATION AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          (r) Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon such Securities Administrator will promptly remit such amounts to MSCS. MLML further agrees to provide notice to MSCS upon any remittance to the Securities Administrator.

          (s) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

          (t) MULTIBRANCH PARTY. For the purpose of Section 10(c):

               Party A is not a Multibranch Party.

               Party B is not a Multibranch Party.

          (u) AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

          (i) Tax forms, documents or certificates to be delivered are:

PARTY
REQUIRED
TO
DELIVER
DOCUMENT        FORM/DOCUMENT/CERTIFICATE         DATE BY WHICH TO BE DELIVERED
--------   ----------------------------------   --------------------------------
Party A    A correct, complete and duly         (i)  Upon entering into this
           executed IRS Form W-9.                    Agreement, (ii) promptly
                                                     upon reasonable demand by
                                                     Party B, and (iii) promptly
                                                     upon learning that any such
                                                     Form previously provided by
                                                     Party A has become obsolete
                                                     or incorrect.

Party B    (i)  A correct, complete and duly    (a)  With respect to clause (i)
                executed IRS Form W-9 (or any        of the adjacent column, the
                successor thereto) that              Supplemental Interest Trust
                eliminates U.S. federal              Trustee shall apply for the
                withholding and backup               employer identification
                withholding tax on payments          number of the Supplemental
                under this Agreement, (ii) if        Interest Trust promptly
                requested by Party A, a              upon entering into this
                correct, complete and duly           Agreement and deliver the
                executed Form W-8IMY, and            related correct, complete
                (iii) a complete and executed        and duly executed IRS Form
                IRS Form W-9, W-8BEN, W-8ECI,        W-9 promptly upon receipt,
                or W-8IMY (with attachments)         and in any event, no later
                (as appropriate) from each           than the first Payment Date
                Certificateholder that is not        of this Transaction; (b) in
                an "exempt recipient" as that        the case of a W-8ECI,
                term is defined in Treasury          W-8IMY, and W-8BEN that
                regulations section                  does not include a U.S.
                1.6049-4(c)(ii), that                taxpayer identification
                eliminates U.S. federal              number in line 6, before
                withholding and backup               December 31 of each third
                withholding tax on payments          succeeding calendar year,
                under this Agreement.                (c) promptly upon
                                                     reasonable demand by Party
                                                     A, and (d) promptly upon
                                                     actual knowledge that any
                                                     such Form previously
                                                     provided by Party B has
                                                     become obsolete or
                                                     incorrect.

          (ii) Other documents to be delivered are:-


PARTY
REQUIRED
TO                                                                                   COVERED BY
DELIVER                                                                              SECTION 3(D)
DOCUMENT          FORM/DOCUMENT/CERTIFICATE         DATE BY WHICH TO BE DELIVERED    REPRESENTATION
--------     ----------------------------------   --------------------------------   --------------
Party A      Either (1) a signature booklet       The earlier of the fifth           Yes
   and       containing secretary's certificate   Business Day after the Trade
   Party B   and resolutions ("authorizing        Date of the first Transaction or
             resolutions") authorizing the        upon execution of this Agreement
             party to enter into derivatives      and as deemed necessary for any
             transactions of the type             further documentation.
             contemplated by the parties or (2)
             a secretary's certificate,
             authorizing resolutions and
             incumbency certificate, in either
             case, for such party and any
             Credit Support Provider of such
             party reasonably satisfactory in
             form and substance to the other
             party.

Party B      An executed copy of the Pooling      Upon execution of this             Yes
             and Servicing Agreement ("PSA"),     Agreement.
             dated as of June 1, 2007, among,
             inter alia, Merrill Lynch Mortgage
             Investors, Inc., as Depositor,
             Wells Fargo Bank, National
             Association, as Master Servicer
             and Securities Administrator and
             HSBC Bank USA, National
             Association, as Trustee.

Party A      An opinion of counsel reasonably     As soon as practicable after the   No
   and       satisfactory in form and substance   execution of this Agreement.
   Party B   to the other party.

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY CAPITAL SERVICES INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


WELLS FARGO BANK, NATIONAL
     ASSOCIATION, a national banking
     association, not individually,
     but solely as Securities
     Administrator on behalf of the
     Merrill Lynch Alternative Note
     Asset Trust, Series 2007-OAR3
     Mortgage Pass-Through
     Certificates


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE A

            CALCULATION PERIOD
-----------------------------------------
(FROM AND INCLUDING)   (TO BUT EXCLUDING)   STRIKE RATE   NOTIONAL AMOUNT ($)
--------------------   ------------------   -----------   -------------------
   Effective Date          07/25/2007          7.347          388,234,000
     07/25/2007            08/25/2007          6.360          379,860,618
     08/25/2007            09/25/2007          6.360          371,667,258
     09/25/2007            10/25/2007          6.582          363,651,360
     10/25/2007            11/25/2007          6.360          355,809,018
     11/25/2007            12/25/2007          6.582          348,136,409
     12/25/2007            01/25/2008          6.360          340,629,798
     01/25/2008            02/25/2008          6.360          333,285,533
     02/25/2008            03/25/2008          6.819          326,100,044
     03/25/2008            04/25/2008          6.360          319,069,839
     04/25/2008         Termination Date       6.582          312,191,506

                                    EXHIBIT O

                       ADDITIONAL DISCLOSURE NOTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

RE: Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

          In accordance with Section 3.18(b) of the Pooling and Servicing Agreement, dated as of June 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Wilshire Credit Corporation, as servicer, and HSBC Bank USA, National Association, as trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:


List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:


     Any inquiries related to this notification should be directed to [______________], phone number: [________________]; email address:
[______________].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT P

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates

I, [identify name of certifying individual], [title of certifying individual] of [name of servicing company] (the "Servicer"), hereby certify that:

          (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Pooling and Servicing Agreement (the "Servicing Agreement") has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      ---------------

                                        [Servicer]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT Q-1

                         ADDITIONAL FORM 10-D DISCLOSURE

                         ADDITIONAL FORM 10-D DISCLOSURE

          ITEM ON FORM 10-D                         PARTY RESPONSIBLE
          -----------------                         -----------------
    ITEM 1: DISTRIBUTION AND POOL
       PERFORMANCE INFORMATION

Information included in the [Monthly                  Master Servicer
Statement]                                               Servicer
                                                 Securities Administrator

   Any information required by 1121                     Depositor
which is NOT included on the [Monthly
              Statement]

      ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated
by governmental authorities:

-    Issuing Entity (Trust Fund)          Trustee, Master Servicer, Securities
                                               Administrator and Depositor

-    Sponsor (Seller)                     Seller (if a party to the Pooling and
                                            Servicing Agreement) or Depositor

-    Depositor                                          Depositor

-    Trustee                                             Trustee

-    Securities Administrator                   Securities Administrator

-    Master Servicer                                Master Servicer

-    Custodian                                          Custodian

-    1110(b) Originator                                 Depositor

-    Any 1108(a)(2) Servicer (other                     Servicer
     than the Master Servicer or
     Securities Administrator)

-    Any other party contemplated by                    Depositor
     1100(d)(1)

ITEM 3: SALE OF SECURITIES AND USE OF                   Depositor
               PROCEEDS

Information from Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of
securities by the sponsor, depositor
or issuing entity, that are backed by
the same asset pool or are otherwise
issued by the issuing entity, whether
or not registered, provide the sales
and use of proceeds information in
Item 701 of Regulation S-K. Pricing
information can be omitted if
securities were not registered.

                                      Q-1-1

                         ADDITIONAL FORM 10-D DISCLOSURE

          ITEM ON FORM 10-D                         PARTY RESPONSIBLE
          -----------------                         -----------------
     ITEM 4: DEFAULTS UPON SENIOR                Securities Administrator
              SECURITIES                                 Trustee

Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any
grace period and provision of any
required notice)

  ITEM 5: SUBMISSION OF MATTERS TO A             Securities Administrator
       VOTE OF SECURITY HOLDERS                          Trustee

Information from Item 4 of Part II of
Form 10-Q

 ITEM 6: SIGNIFICANT OBLIGORS OF POOL                   Depositor
               ASSETS

Item 1112(b) - Significant Obligor
Financial Information*

*    This information need only be
     reported on the Form 10-D for
     the distribution period in which
     updated information is required
     pursuant to the Item.

   ITEM 7: SIGNIFICANT ENHANCEMENT
         PROVIDER INFORMATION

Item 1114(b)(2) - Credit Enhancement
Provider Financial Information*

-    Determining applicable                             Depositor
     disclosure threshold

-    Requesting required financial                      Depositor
     information (including any
     required accountants' consent to
     the use thereof) or effecting
     incorporation by reference

      Item 1115(b) - Derivative
 Counterparty Financial Information*

-    Determining current maximum                        Depositor
     probable exposure

-    Determining current significance                   Depositor
     percentage

-    Requesting required financial                      Depositor
     information (including any
     required accountants' consent to
     the use thereof) or effecting
     incorporation by reference

*    This information need only be
     reported on the Form 10-D for
     the distribution period in which
     updated information is required
     pursuant to the Items.

                                      Q-1-2

                         ADDITIONAL FORM 10-D DISCLOSURE

          ITEM ON FORM 10-D                         PARTY RESPONSIBLE
          -----------------                         -----------------
      ITEM 8: OTHER INFORMATION                Any party responsible for the
                                            applicable Form 8-K Disclosure item

Disclose any information required to
be reported on Form 8-K during the
period covered by the Form 10-D but
not reported

           ITEM 9: EXHIBITS

         Monthly Statement to                    Securities Administrator
          Certificateholders

   Exhibits required by Item 601 of                     Depositor
   Regulation S-K, such as material
              agreements

                                      Q-1-3

                                   EXHIBIT Q-2

                         ADDITIONAL FORM 10-K DISCLOSURE

                         ADDITIONAL FORM 10-K DISCLOSURE

          ITEM ON FORM 10-K                         PARTY RESPONSIBLE
          -----------------                         -----------------
  ITEM 1B: UNRESOLVED STAFF COMMENTS                    Depositor

      ITEM 9B: OTHER INFORMATION           Any party responsible for disclosure
                                                    items on Form 8-K

Disclose any information required to
be reported on Form 8-K during the
fourth quarter covered by the Form
10-K but not reported

     ITEM 15: EXHIBITS, FINANCIAL               Securities Administrator
         STATEMENT SCHEDULES                            Depositor

   REG AB ITEM 1112(B): SIGNIFICANT
       OBLIGORS OF POOL ASSETS

Significant Obligor Financial                           Depositor
Information*

*    This information need only be
     reported on the Form 10-K if
     updated information is required
     pursuant to the Item.

    REG AB ITEM 1114(B)(2): CREDIT
    ENHANCEMENT PROVIDER FINANCIAL
             INFORMATION

-    Determining applicable                             Depositor
     disclosure threshold

-    Requesting required financial                      Depositor
     information (including any
     required accountants' consent to
     the use thereof) or effecting
     incorporation by reference

*    This information need only be
     reported on the Form 10-K if
     updated information is required
     pursuant to the Item.

   REG AB ITEM 1115(B): DERIVATIVE
  COUNTERPARTY FINANCIAL INFORMATION

-    Determining current maximum                        Depositor
     probable exposure

-    Determining current significance                   Depositor
     percentage

-    Requesting required financial                      Depositor
     information (including any
     required accountants' consent to
     the use thereof) or effecting
     incorporation by reference

*    This information need only be
     reported on the Form 10-K if
     updated information is required
     pursuant to the Item.

 REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated
by

                                      Q-2-1

                         ADDITIONAL FORM 10-K DISCLOSURE

          ITEM ON FORM 10-K                         PARTY RESPONSIBLE
          -----------------                         -----------------
governmental authorities:

-    Issuing Entity (Trust Fund)          Trustee, Master Servicer, Securities
                                               Administrator and Depositor

-    Sponsor (Seller)                     Seller (if a party to the Pooling and
                                            Servicing Agreement) or Depositor

-    Depositor                                          Depositor

-    Trustee                                            Trustee

-    Securities Administrator                   Securities Administrator

-    Master Servicer                                 Master Servicer

-    Custodian                                          Custodian

-    1110(b) Originator                                 Depositor

-    Any 1108(a)(2) Servicer (other                     Servicer
     than the Master Servicer or
     Securities Administrator)

-    Any other party contemplated by                    Depositor
     1100(d)(1)

  REG AB ITEM 1119: AFFILIATIONS AND
            RELATIONSHIPS

Whether (a) the Sponsor (Seller),                  Depositor as to (a)
Depositor or Issuing Entity is an               Sponsor/Seller as to (a)
affiliate of the following parties,
and (b) to the extent known and
material, any of the following
parties are affiliated with one
another:

-    Master Servicer                                 Master Servicer

-    Securities Administrator                   Securities Administrator

-    Trustee                                             Trustee

-    Any other 1108(a)(3) servicer                      Servicer

-    Any 1110 Originator                            Depositor/Sponsor

-    Any 1112(b) Significant Obligor                Depositor/Sponsor

-    Any 1114 Credit Enhancement                    Depositor/Sponsor
     Provider

-    Any 1115 Derivate Counterparty                 Depositor/Sponsor
     Provider

-    Any other 1101(d)(1) material                  Depositor/Sponsor
     party

Whether there are any "outside the                 Depositor as to (a)
ordinary course business                        Sponsor/Seller as to (a)
arrangements" other than would be
obtained in an arm's length
transaction between (a) the Sponsor
(Seller), Depositor or Issuing Entity
on the one hand, and (b) any of the
following parties (or their
affiliates) on the other hand, that
exist currently or within the past
two years and that are material to a
Certificateholder's understanding of
the Certificates:

-    Master Servicer                                 Master Servicer

-    Securities Administrator                   Securities Administrator

-    Trustee                                            Depositor

-    Any other 1108(a)(3) servicer                      Servicer

-    Any 1110 Originator                            Depositor/Sponsor

-    Any 1112(b) Significant Obligor                Depositor/Sponsor

-    Any 1114 Credit Enhancement                    Depositor/Sponsor
     Provider


                                      Q-2-2

                         ADDITIONAL FORM 10-K DISCLOSURE

          ITEM ON FORM 10-K                         PARTY RESPONSIBLE
          -----------------                         -----------------
-    Any 1115 Derivate Counterparty                 Depositor/Sponsor
     Provider

-    Any other 1101(d)(1) material                  Depositor/Sponsor
     party

Whether there are any specific                     Depositor as to (a)
relationships involving the                     Sponsor/Seller as to (a)
transaction or the pool assets
between (a) the Sponsor (Seller),
Depositor or Issuing Entity on the
one hand, and (b) any of the
following parties (or their
affiliates) on the other hand, that
exist currently or within the past
two years and that are material:

-    Master Servicer                                 Master Servicer

-    Securities Administrator                   Securities Administrator

-    Trustee                                            Depositor

-    Any other 1108(a)(3) servicer                      Servicer

-    Any 1110 Originator                            Depositor/Sponsor

-    Any 1112(b) Significant Obligor                Depositor/Sponsor

-    Any 1114 Credit Enhancement                    Depositor/Sponsor
     Provider

-    Any 1115 Derivate Counterparty                 Depositor/Sponsor
     Provider

-    Any other 1101(d)(1) material                  Depositor/Sponsor
     party


                                     Q-2-3

                                   EXHIBIT Q-3

                         FORM 8-K DISCLOSURE INFORMATION

                         FORM 8-K DISCLOSURE INFORMATION

            ITEM ON FORM 8-K                         PARTY RESPONSIBLE
            ----------------                         -----------------
   ITEM 1.01- ENTRY INTO A MATERIAL                  All parties
         DEFINITIVE AGREEMENT

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is
not a party.

Examples: servicing agreement,
custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus

 ITEM 1.02- TERMINATION OF A MATERIAL                All parties
         DEFINITIVE AGREEMENT

Disclosure is required regarding
termination of any definitive
agreement that is material to the
securitization (other than expiration
in accordance with its terms), even if
depositor is not a party.

Examples: servicing agreement,
custodial agreement.

 ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                Depositor

Disclosure is required regarding the
bankruptcy or receivership, with
respect to any of the following:

-   Sponsor (Seller)                          Depositor/Sponsor (Seller)

-   Depositor                                         Depositor

-   Master Servicer                                Master Servicer

-   Affiliated Servicer                                Servicer

-   Other Servicer servicing 20% or                    Servicer
    more of the pool assets at
    the time of the report

-   Other material servicers                           Servicer

-   Trustee                                            Trustee

-   Securities Administrator                   Securities Administrator

-   Significant Obligor                               Depositor

-   Credit Enhancer (10% or more)                     Depositor

-   Derivative Counterparty                           Depositor

-   Custodian                                         Custodian


                                      Q-3-1

                         FORM 8-K DISCLOSURE INFORMATION

            ITEM ON FORM 8-K                         PARTY RESPONSIBLE
            ----------------                         -----------------
   ITEM 2.04- TRIGGERING EVENTS THAT                  Depositor
    ACCELERATE OR INCREASE A DIRECT                Master Servicer
 FINANCIAL OBLIGATION OR AN OBLIGATION         Securities Administrator
UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events
other than waterfall triggers which
are disclosed in the monthly
statements to the certificateholders.

  ITEM 3.03- MATERIAL MODIFICATION TO          Securities Administrator
      RIGHTS OF SECURITY HOLDERS                       Trustee
                                                      Depositor

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders,
including the Pooling and Servicing
Agreement.

 ITEM 5.03- AMENDMENTS OF ARTICLES OF                 Depositor
  INCORPORATION OR BYLAWS; CHANGE OF
              FISCAL YEAR

Disclosure is required of any
amendment "to the governing documents
of the issuing entity".

   ITEM 6.01- ABS INFORMATIONAL AND                   Depositor
        COMPUTATIONAL MATERIAL

   ITEM 6.02- CHANGE OF SERVICER OR           Master Servicer/Securities
       SECURITIES ADMINISTRATOR                Administrator/Depositor/
                                                   Servicer/Trustee

Requires disclosure of any removal,
replacement, substitution or addition
of any master servicer, affiliated
servicer, other servicer servicing 10%
or more of pool assets at time of
report, other material servicers or
trustee.

Reg AB disclosure about any new           Servicer/Master Servicer/Depositor
servicer or master servicer is also
required.

Reg AB disclosure about any new                        Trustee
Trustee is also required.

      ITEM 6.03- CHANGE IN CREDIT         Depositor/Securities Administrator
    ENHANCEMENT OR EXTERNAL SUPPORT

Covers termination of any enhancement
in manner other than by its terms, the
addition of an enhancement, or a
material change in the enhancement
provided.  Applies to external credit
enhancements as well as derivatives.


                                      Q-3-2

                         FORM 8-K DISCLOSURE INFORMATION

            ITEM ON FORM 8-K                         PARTY RESPONSIBLE
            ----------------                         -----------------
Reg AB disclosure about any new                       Depositor
enhancement provider is also required.

 ITEM 6.04- FAILURE TO MAKE A REQUIRED         Securities Administrator
             DISTRIBUTION                              Trustee

  ITEM 6.05- SECURITIES ACT UPDATING                  Depositor
              DISCLOSURE

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure
about the actual asset pool.

If there are any new servicers or                     Depositor
originators required to be disclosed
under Regulation AB as a result of the
foregoing, provide the information
called for in Items 1108 and 1110
respectively.

     ITEM 7.01- REG FD DISCLOSURE                    All parties

        ITEM 8.01- OTHER EVENTS                       Depositor

   Any event, with respect to which
  information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
          certificateholders.

  ITEM 9.01- FINANCIAL STATEMENTS AND           Responsible party for
               EXHIBITS                   reporting/disclosing the financial
                                                 statement or exhibit


                                      Q-3-3

                                    EXHIBIT R

                             FORM OF SWAP AGREEMENT

DATE:             June 29, 2007

TO: Wells Fargo Bank, National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust relating to the Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates

ATTENTION:        Client Manager - MANA 2007-OAR3

TELEPHONE:        (410) 884-2000

FACSIMILE:        (410) 715-2380

FROM:             New York Derivative Client Services Group

TELEPHONE:        (212) 761-2996

FACSIMILE:        (646) 202-9190

SUBJECT:          Fixed Income Derivatives Confirmation

REFERENCE         NUMBER: HRJEX

The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Swap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between Morgan Stanley Capital Services Inc. ("PARTY A") and Wells Fargo Bank, National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust relating to the Merrill Lynch Alternative Note Asset Trust, Series 2007-OAR3 Mortgage Pass-Through Certificates (the "Supplemental Interest Trust Trustee") under the Pooling and Servicing Agreement, dated and effective as of June 1, 2007, among, Merrill Lynch Mortgage Investors, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Wilshire Credit Corporation, as a servicer and HSBC Bank USA, National Association, as Trustee (the "PSA").

The definitions and provisions contained in the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Terms capitalized but not defined in this Confirmation (including the Definitions) have the meanings attributed to them in the PSA.

This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of June 29, 2007, as amended and supplemented from time to time (the "AGREEMENT"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:..............   With respect to any Calculation Period, the
                                 notional amount set forth for such Calculation
                                 Period in Schedule I attached hereto.

Trade Date:...................   June 26, 2007

Effective Date:...............   May 25, 2008

Termination Date:.............   February 25, 2013, which for the purpose of the
                                 final Fixed Rate Payer Calculation Period is
                                 subject to No Adjustment, and for the purpose
                                 of the final Floating Rate Payer Calculation
                                 Period is subject to adjustment in accordance
                                 with the Following Business Day Convention.

FIXED AMOUNTS:

   Fixed Rate Payer:..........   Wells Fargo Bank, National Association, not
                                 individually, but solely as Supplemental
                                 Interest Trust Trustee on behalf of the
                                 Supplemental Interest Trust relating to the
                                 Merrill Lynch Alternative Note Asset Trust,
                                 Series 2007-OAR3 Mortgage Pass-Through
                                 Certificates ("PARTY B").

   Fixed Rate Payer Early
      Payment Dates:..........   On the day which is one (1) Business Day prior
                                 to each Fixed Rate Payer Period End Date.

   Fixed Rate Payer Period End
      Dates:..................   The 25th calendar day of each month during the
                                 Term of this Transaction, in each case subject
                                 to No Adjustment.

   Fixed Rate:................   5.50%

   Fixed Amount:..............   To be determined in accordance with the
                                 following formula:

                                 Fixed Rate * Notional Amount * Fixed Rate Day
                                 Count Fraction.

   Fixed Rate Day Count
      Fraction:...............   30/360

FLOATING AMOUNTS:

   Floating Rate Payer:.......   Party A

   Floating Rate Payer Early
      Payment Dates:..........   On the day which is one (1) Business Day prior
                                 to each Fixed Rate Payer Period End Date.

   Floating Rate Payer Period
      End Dates:..............The 25th calendar day of each month during the
                                 Term of this Transaction, in each case subject
                                 to adjustment in accordance with the Following
                                 Business Day Convention.

   Floating Rate Option:......   USD-LIBOR-BBA

   Floating Amount:...........   To be determined in accordance with the
                                 following formula:

                                 Floating Rate * Notional Amount * Floating Rate
                                 Day Count Fraction.

   Designated Maturity:.......   One month

   Floating Rate Day Count
      Fraction:...............   Actual/360

   Reset Dates:...............   The first day of each Calculation Period.

   Compounding:...............   Inapplicable

   Business Days:.............   New York

INITIAL EXCHANGE:

   Initial Exchange Amount:...   With respect to Party A, $309,500. With respect
                                 to Party B, $0.

2. Account Details and Settlement Information:

          Payments to Party A:

          Citibank, New York
          ABA No.: 021 000 089
          Account No.: 4072-4601
          Account Name: Morgan Stanley Capital Services Inc.

          Payments to Party B:

          Wells Fargo Bank ,National Association
          ABA No.: 121 000 248
          Account No: 3970771416
          Acct Name: SAS Clearing
          Ref: FFC: 53163401, MANA 2007-OAR3 (swap)

3. SUPPLEMENT INTEREST TRUST TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Wells Fargo Bank, National Association (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Supplemental Interest Trust Trustee of the Supplemental Interest Trust under the PSA in the exercise of the powers and authority conferred and invested in it as Supplemental Interest Trust Trustee thereunder,
(ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

We are very pleased to have entered into this Transaction with you and we look forward to completing other transactions with you in the near future.

                                        Very truly yours,

                                        MORGAN STANLEY CAPITAL SERVICES INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        not individually, but solely as
                                        Supplemental Interest Trust Trustee on
                                        behalf of the Supplemental Interest
                                        Trust relating to the Merrill Lynch
                                        Alternative Note Asset Trust, Series
                                        2007-OAR3 Mortgage Pass-Through
                                        Certificates


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE I

LINE           CALCULATION PERIOD          NOTIONAL AMOUNT ($)
----   ---------------------------------   -------------------
1.     Effective Date      06/25/2008          375,350,776
2.        06/25/2008       07/25/2008          367,654,263
3.        07/25/2008       08/25/2008          360,752,683
4.        08/25/2008       09/25/2008          354,343,502
5.        09/25/2008       10/25/2008          348,164,789
6.        10/25/2008       11/25/2008          342,595,447
7.        11/25/2008       12/25/2008          337,527,843
8.        12/25/2008       01/25/2009          332,489,756
9.        01/25/2009       02/25/2009          326,696,816
10.       02/25/2009       03/25/2009          320,359,959
11.       03/25/2009       04/25/2009          313,907,649
12.       04/25/2009       05/25/2009          307,265,004
13.       05/25/2009       06/25/2009          300,765,501
14.       06/25/2009       07/25/2009          294,685,850
15.       07/25/2009       08/25/2009          288,991,980
16.       08/25/2009       09/25/2009          283,773,753
17.       09/25/2009       10/25/2009          278,806,775
18.       10/25/2009       11/25/2009          274,250,629
19.       11/25/2009       12/25/2009          270,125,409
20.       12/25/2009       01/25/2010          266,023,987
21.       01/25/2010       02/25/2010          261,178,155
22.       02/25/2010       03/25/2010          254,642,959
23.       03/25/2010       04/25/2010          246,539,868
24.       04/25/2010       05/25/2010          238,516,331
25.       05/25/2010       06/25/2010          231,278,223
26.       06/25/2010       07/25/2010          225,139,461
27.       07/25/2010       08/25/2010          219,819,677
28.       08/25/2010       09/25/2010          214,968,495
29.       09/25/2010       10/25/2010          210,347,990
30.       10/25/2010       11/25/2010          206,050,072
31.       11/25/2010       12/25/2010          202,029,747
32.       12/25/2010       01/25/2011          198,084,434
33.       01/25/2011       02/25/2011          193,699,793
34.       02/25/2011       03/25/2011          188,805,674
35.       03/25/2011       04/25/2011          183,623,245
36.       04/25/2011       05/25/2011          178,090,308
37.       05/25/2011       06/25/2011          172,581,472
38.       06/25/2011       07/25/2011          165,842,093
39.       07/25/2011       08/25/2011          155,820,424
40.       08/25/2011       09/25/2011          144,099,995
41.       09/25/2011       10/25/2011          129,130,206
42.       10/25/2011       11/25/2011          116,869,562
43.       11/25/2011       12/25/2011          106,661,820
44.       12/25/2011       01/25/2012           97,897,708
45.       01/25/2012       02/25/2012           89,500,158
46.       02/25/2012       03/25/2012           81,193,655
47.       03/25/2012       04/25/2012           73,230,749
48.       04/25/2012       05/25/2012           65,277,825

49.       05/25/2012       06/25/2012           57,949,776
50.       06/25/2012       07/25/2012           51,708,940
51.       07/25/2012       08/25/2012           46,487,412
52.       08/25/2012       09/25/2012           42,171,119
53.       09/25/2012       10/25/2012           38,425,730
54.       10/25/2012       11/25/2012           35,237,378
55.       11/25/2012       12/25/2012           32,512,668
56.       12/25/2012       01/25/2013           30,080,823
57.       01/25/2013       02/25/2013           27,701,910
58.       02/25/2013    Termination Date                 0

                                    SCHEDULE
                                     TO THE
                           1992 ISDA MASTER AGREEMENT
                            DATED AS OF JUNE 29, 2007

                                     BETWEEN
                      MORGAN STANLEY CAPITAL SERVICES INC.
                             A DELAWARE CORPORATION
                                   ("Party A")

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
  A NATIONAL BANKING ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL
                                 INTEREST TRUST
  TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST RELATING TO THE MERRILL
                                      LYNCH
                          ALTERNATIVE NOTE ASSET TRUST,
              SERIES 2007-OAR3 MORTGAGE PASS-THROUGH CERTIFICATES,
                                   ("Party B")

PART 1. Termination Provisions.

     (a) "Specified Entity" means in relation to Party A for the purpose of:

               Section 5(a)(v), None Specified
               Section 5(a)(vi), None Specified
               Section 5(a)(vii), None Specified
               Section 5(b)(iv), None Specified

          and in relation to Party B for the purpose of:

               Section 5(a)(v), None Specified
               Section 5(a)(vi), None Specified
               Section 5(a)(vii), None Specified
               Section 5(b)(iv), None Specified

     (b) EVENTS OF DEFAULT. Notwithstanding anything in this Agreement to the contrary, the following Events of Default shall apply to the specified party:

                                                        PARTY A          PARTY B
                                                    --------------   --------------
(i)    Section 5(a)(i), Failure to Pay or Deliver   Applicable       Applicable
(ii)   Section 5(a)(ii), Breach of Agreement        Applicable       Not Applicable
(iii)  Section 5(a)(iii), Credit Support Default    Applicable       Applicable
(iv)   Section 5(a)(iv), Misrepresentation          Applicable       Not Applicable
(v)    Section 5(a)(v), Default Under Specified     Not Applicable   Not Applicable
       Transaction
(vi)   Section 5(a)(vi), Cross Default              Applicable       Not Applicable
(vii)  Section 5(a)(vii), Bankruptcy                Applicable       Applicable
(viii) Section 5(a)(viii), Merger Without
       Assumption                                   Applicable       Applicable

          provided, however, that with respect to:

               (i) Section 5(a)(i) (Failure to Pay or Deliver), shall be amended by replacing the word "third" with "first."

               (ii) Section 5(a)(iii)(1) (Credit Support Default), as it applies to Party B only, shall be deleted in its entirety and replaced with the following: "Failure by Party B to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with Paragraph 3(b) of the Credit Support Annex if such failure is continuing after any applicable grace period has elapsed."

               (iii) Section 5(a)(vi) (Cross Default), "Threshold Amount" means, with respect to Party A, 3% of its Credit Support Provider's (or the applicable Relevant Entity's) shareholder's equity (as detailed in its Credit Support Provider's or the Relevant Entity's most recent financial statements).

               (iv) Section 5(a)(vii) (Bankruptcy), (i) clause (2) and (9) shall not be applicable to Party B; (ii) clause (4) shall not be applicable to Party B if the proceeding or petition is instituted or presented by Party A or any of its Affiliates and is in breach of Party A's agreement set forth in Part 5(j) of this Schedule;
               (iii) the appointment of a trustee or other secured party by Party B or the Certificateholders for the purpose of holding all or a substantial portion of the assets of Party B for the benefit of the Certificateholders or Party A does not qualify as the appointment of a trustee, custodian or similar official under clause (6); (iv) a security interest granted by Party B to a trustee, collateral agent, custodian or other secured party, as applicable (the "Secured Party"), pursuant to an indenture, trust agreement, pooling and servicing agreement or other customary securitization transaction document (the "Security Agreement"), in property of Party B (the "Securitization Collateral") supporting a rated securitization transaction (the "Securitization"), and the rights of the Secured Party in and to the Securitization Collateral for the benefit of the investors in the Securitization and/or Party A, is not intended to constitute and shall not be treated as a secured party taking possession of the assets of Party B for purposes of clause (7); (v) the words "seeks or" shall be deleted from clause (6); and (vi) clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B as a result of the modifications set forth herein. Notwithstanding the foregoing, for the avoidance of doubt, the deletion of clause (9) is not intended to render clauses (1) through (8) inapplicable on the basis that Party B did not actively contest or oppose any of the acts referred to in such clauses or, in the case of clause (4), if a proceeding or petition referred to therein is instituted or presented against Party B, on the basis that Party B consented to or acquiesced in a judgment of bankruptcy or insolvency or the entry of an order for relief or the making of an order for its winding up or liquidation as a result of such proceeding or petition.

     (c) TERMINATION EVENTS. Notwithstanding anything in this Agreement to the contrary, the following Termination Events shall apply to the specified party:

                                                        PARTY A          PARTY B
                                                    --------------   --------------
(i)   Section 5(b)(i), Illegality                   Applicable       Applicable
(ii)  Section 5(b)(ii), Tax Event                   Applicable       Applicable
(iii) Section 5(b)(iii), Tax Event Upon Merger      Applicable       Applicable
(iv)  Section 5(b)(iv), Credit Event Upon Merger    Not Applicable   Not Applicable
(v)   Section 5(b)(v), Additional Termination
      Event                                         Applicable (as   Applicable (as
                                                    set forth in     set forth in
                                                    Part 1(h)        Part 1(h)
                                                    below)           below)

     provided, however, that with respect to Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

     (d) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

     (e) The "TRANSFER TO AVOID TERMINATION EVENT" provisions of 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," shall be deleted.

     (f) PAYMENTS ON EARLY TERMINATION.

          (i) For the purpose of Section 6(e), "Market Quotation" and "Second Method" will apply.

          (ii) Where an Early Termination Date is designated as a result of an Event of Default with respect to which Party A is the Defaulting Party or a Termination Event under Section 5(b)(iii), Section 5(b)(iv) or
          Section 5(b)(v) with respect to which Party A is the sole Affected Party, paragraphs (1) through (8) below shall apply:

               (1) The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

                    "`MARKET QUOTATION' means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount, if any, that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and an Eligible Replacement to enter into a transaction (the "REPLACEMENT TRANSACTION") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required

                    (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement as determined by Party B (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions). Party A and Party B will request each Eligible Replacement to provide a Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones). If no Firm Offers are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

               (2) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

                    "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B in accordance with clauses (a) and (b) below; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination) equal to:

                         (a) the Termination Currency Equivalent of the amount
                    (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined. If more than one Market Quotation is capable of becoming legally binding upon acceptance, Party B shall accept the Market Quotation that constitutes (1) the highest Market Quotation in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Market Quotation in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Market Quotation is provided, Party B shall accept the single Market Quotation. Party B shall be obligated to accept the Market Quotation immediately upon determination so as to become legally binding; or

                         (b) Party B's Loss (whether positive or negative and
                    without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined.

               (3) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall make reasonable efforts to determine, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination.

               (4) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation on or before the later of (a) the Early Termination Date or (b) 10 Business Days following the designation of the Early Termination Date (the "LATEST SETTLEMENT AMOUNT DETERMINATION DAY").

               (5) Party B will be deemed to have discharged its obligations under (4) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Business Days after the day on which the Early Termination Date is designated.

               (6) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

               (7) Party A shall have the right to obtain Market Quotations, without prior request by Party B, before the Latest Settlement Amount Determination Day.

               (8) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                    "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) due to a failure by Party A to make, when due, any payment under this Agreement, shall not be netted against any amount payable by Party B under (1)."

     (g) "TERMINATION CURRENCY" means U.S. Dollars.

     (h) ADDITIONAL TERMINATION EVENT.

          (A) The following Additional Termination Event will apply to Party A, with Party A as the sole Affected Party and all Transaction as Affected Transactions.

               (i) Party A fails to comply with the Rating Agency Downgrade provisions as set forth in Part 5(f) below; or

               (ii) A Firm Offer is accepted by Party B pursuant to Part 5(f)(ii)(2)(B) following a Moody's Second Tier Downgrade Event.

          (B) The following Additional Termination Events will apply to Party B, with Party B as the sole Affected Party and all Transaction as Affected Transactions.

               (i) Upon any amendment, supplement, modification or waiver of any provision of the PSA (as defined below) without the consent of Party A that adversely affects the rights or interests of Party A.

               (ii) The termination of the Trust Fund through an Optional Termination pursuant to Section 10.01 of the PSA.

               (iii) Upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be liquidated and the proceeds of such liquidation distributed to the Certificateholders.

PART 2. TAX REPRESENTATIONS.

     PARTY A AND PARTY B PAYER TAX REPRESENTATIONS.

          (i) For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

          It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

          (ii) For the purposes of Section 3(f), Party A makes the following representation:

          Party A is a U.S. corporation organized under the laws of Delaware.

PART 3. AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

     (a) TAX FORMS, DOCUMENTS OR CERTIFICATES TO BE DELIVERED ARE:

   PARTY
 REQUIRED
TO DELIVER
 DOCUMENT         FORM/DOCUMENT/CERTIFICATE       DATE BY WHICH TO BE DELIVERED
----------   --------------------------------   --------------------------------
Party A      A correct, complete and duly       (i) Upon entering into this
             executed IRS Form W-9.                 Agreement, (ii) promptly
                                                    upon reasonable demand by
                                                    Party B, and (iii) promptly
                                                    upon learning that any such
                                                    Form previously provided by
                                                    Party A has become obsolete
                                                    or incorrect.

   PARTY
 REQUIRED
TO DELIVER
 DOCUMENT         FORM/DOCUMENT/CERTIFICATE       DATE BY WHICH TO BE DELIVERED
----------   --------------------------------   --------------------------------
Party B      (i) A correct, complete and        (a) With respect to clause (i)
                 duly executed IRS Form W-9         of the adjacent column, the
                 (or any successor thereto)         Supplemental Interest Trust
                 that eliminates U.S. federal       Trustee shall apply for the
                 withholding and backup             employer identification
                 withholding tax on payments        number of the Supplemental
                 under this Agreement, (ii)         Interest Trust promptly upon
                 if requested by Party A, a         entering into this Agreement
                 correct, complete and duly         and deliver the related
                 executed Form W-8IMY, and          correct, complete and duly
                 (iii) a complete and               executed IRS Form W-9
                 executed IRS Form W-9,             promptly upon receipt, and
                 W-8BEN, W-8ECI, or W-8IMY          in any event, no later than
                 (with attachments) (as             the first Payment Date of
                 appropriate) from each             this Transaction; (b) in the
                 Certificateholder that is          case of a W-8ECI, W-8IMY,
                 not an "exempt recipient" as       and W-8BEN that does not
                 that term is defined in            include a U.S. taxpayer
                 Treasury regulations section       identification number in
                 1.6049-4(c)(ii), that              line 6, before December 31
                 eliminates U.S. federal            of each third succeeding
                 withholding and backup             calendar year, (c) promptly
                 withholding tax on payments        upon reasonable demand by
                 under this Agreement.              Party A, and (d) promptly
                                                    upon actual knowledge that
                                                    any such Form previously
                                                    provided by Party B has
                                                    become obsolete or
                                                    incorrect.

     (b) Other documents to be delivered are:-

   PARTY
 REQUIRED                                                            COVERED BY
TO DELIVER                                     DATE BY WHICH       SECTION 3(D)
 DOCUMENT    FORM/DOCUMENT/CERTIFICATE        TO BE DELIVERED     REPRESENTATION
----------   ---------------------------   --------------------   --------------
Party A      Either (1) a signature        The earlier of the     Yes
and          booklet containing            fifth Business Day
Party B      secretary's certificate and   after the Trade Date
             resolutions ("authorizing     of the first
             resolutions") authorizing     Transaction or upon
             the party to enter into       execution of this
             derivatives transactions of   Agreement and as
             the type contemplated by      deemed necessary for
             the parties or (2) a          any further
             secretary's certificate,      documentation.
             authorizing resolutions and
             incumbency certificate, in
             either case, for such party
             and any Credit Support
             Provider of such party
             reasonably satisfactory in
             form and substance to the
             other party.

   PARTY
 REQUIRED                                                            COVERED BY
TO DELIVER                                     DATE BY WHICH       SECTION 3(D)
 DOCUMENT    FORM/DOCUMENT/CERTIFICATE        TO BE DELIVERED     REPRESENTATION
----------   ---------------------------   --------------------   --------------
Party B      An executed copy of the       Upon execution of      Yes
             Pooling and Servicing         this Agreement.
             Agreement ("PSA"), dated as
             of June 1, 2007, among,
             inter alia, Merrill Lynch
             Mortgage Investors, Inc.,
             as Depositor, Wells Fargo
             Bank, National Association,
             as Master Servicer and
             Securities Administrator
             and HSBC Bank USA, National
             Association, as Trustee.

Party A      A duly executed copy of the   As soon as             No
and          Credit Support Document       practicable after
Party B      specified in Part 4 of this   the execution of
             Schedule.                     this Agreement.

Party A      An opinion of counsel         As soon as             No
and          reasonably satisfactory in    practicable after
Party B      form and substance to the     the execution of
             other party.                  this Agreement.

PART 4. MISCELLANEOUS

     (a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):-

          (i) Address for notices or communications to Party A:-

               MORGAN STANLEY CAPITAL SERVICES INC.
               Transaction Management Group
               1585 Broadway
               New York, New York 10036-8293
               Attention: CHIEF LEGAL OFFICER
               Fax No: 001 212 507 4622

          (ii) Address for notices or communications to Party B:

               WELLS FARGO BANK, NATIONAL ASSOCIATION
               9062 Old Annapolis Road
               Columbia, Maryland 21045
               Attention: Client Manager - MANA 2007-OAR3
               Facsimile No.: 410-715-2380
               Telephone No.: 410-884-2000

     (b) NOTICES. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words, "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent."

     (c) PROCESS AGENT. For the purpose of Section 13(c):

          Party A appoints as its Process Agent: Not Applicable.

          Party B appoints as its Process Agent: Not Applicable.

     (d) OFFICES. The provisions of Section 10(a) will not apply to Party A and to Party B.

     (e) MULTIBRANCH PARTY. For the purpose of Section 10(c):

          Party A is not a Multibranch Party.

          Party B is not a Multibranch Party.

     (f) "Calculation Agent" means Party A.

     (g) "Credit Support Document" means (a) with respect to Party A, (1) the Credit Support Annex between Party A and Party B dated as of the date hereof (the "CREDIT SUPPORT ANNEX") and (2) the guarantee of Morgan Stanley and (b) with respect to Party B, the Credit Support Annex.

     (h) CREDIT SUPPORT PROVIDER means in relation to Party A: Morgan Stanley, a Delaware corporation.

          CREDIT SUPPORT PROVIDER means in relation to Party B: None

     (i) GOVERNING LAW; JURISDICTION. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402. Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and (2) deleting the final paragraph.

     (j) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

     (k) NETTING OF PAYMENTS. Clause (ii) of Section 2(c) will apply to any amounts payable with respect to Transactions from the date of this Agreement.

     (l) "Affiliate". Party A and Party B shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of
     Section 6(b)(ii). For the avoidance of doubt, with respect to Party A, such definition shall be understood to exclude Morgan Stanley Derivative Products Inc.

     (m) ADDITIONAL DEFINITIONS. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given thereto in the PSA.

PART 5. OTHER PROVISIONS

     (a) Additional Representations.

          (i) The introductory clause of Section 3 of this Agreement is hereby amended to read in its entirety as follows:

               "Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f) and Section 3(g)(4), at all times until the termination of this Agreement) that:--"

          (ii) Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

               "(g) Relationship Between Parties.

                    (1) NONRELIANCE. It is not relying on any statement or
               representation of the other party regarding a Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                    (2) EVALUATION AND UNDERSTANDING.

                         (i) NON-RELIANCE. In the case of Party A, it is acting
                    for its own account, and in the case of Party B, the Supplemental Interest Trust Trustee is acting on behalf of the Supplemental Interest Trust. Party A has made its own independent decisions to enter into each Transaction under this Agreement and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and, with respect to Party B, it has entered into each Transaction under this Agreement as directed under the PSA. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of each such Transaction.

                         (ii) ASSESSMENT AND UNDERSTANDING. It is capable of
                    assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                         (iii) STATUS OF PARTIES. The other party is not acting
                    as a fiduciary for or an adviser to it in respect of that Transaction.

                    (3) PURPOSE. It is an "eligible swap participant" as such
               term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an "eligible contract participant" as defined in Section 1a(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                    (4) ERISA REPRESENTATION.

                         (i) Party A represents and warrants at all times
                    hereunder that it is not a pension plan or employee benefit plan and that it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with any Transaction under this Agreement, and

                         (ii) Party B represents and warrants at all times
                    hereunder that (x) it is not a pension plan or employee benefit plan, and (y) (1) that it is not acting on behalf of any such plan or using assets of any such plan or assets deemed to be assets of any such plan in connection with any Transaction under this Agreement or (2) any pension plan or employee benefits plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                    Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any person who is acting on behalf of such a plan, or using assets of such plan or assets deemed to be "plan assets" of such plan for purposes of ERISA or the Code, who purchases a certificate issued by the Trust while this Agreement is in existence (i) shall represent or shall be deemed to represent that the purchase and holding of such certificate is in reliance on at least one of the Prohibited Transaction Class Exemptions of 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase and holding is permissible under applicable law and will not result in a prohibited transaction under ERISA or Section 4975 of the Code."

(b) SET-OFF. Subject to Section 2(c), Paragraphs 8(a) and 8(b) of the Credit Support Annex and Part 1(f)(ii)(8) hereof, notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold, suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.
     Section 6(e) is hereby amended by the deletion of the following sentence at the end of the first paragraph thereof: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(c) CONFIRMATIONS. Party A will deliver to Party B a Confirmation relating to each Transaction.

(d) FORM OF AGREEMENT. The parties hereby agree that the text of the body of this Agreement is intended to be the printed form of 1992 ISDA Master Agreement (Multicurrency--Cross Border) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(e) TRANSFER, TERMINATION, AMENDMENT AND ASSIGNMENT.

          (i) This Agreement may not be amended unless prior written notice is given to Moody's and Rating Agency Confirmation from S&P is obtained.

          (ii) Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated by Party B (other than an Early Termination Date designated under Part 5(f)(ii)(3)) unless Moody's has been given prior written notice of such designation.

               (iii) Party B may, with the prior written consent of Party A and subject prior written notice to Moody's and Rating Agency Confirmation from S&P, assign, novate or transfer its rights and obligations under the Agreement to a third party. Notwithstanding
               Section 7 of this Agreement, Party A may, at its own discretion and at its own expense, subject to giving reasonable notice of transfer to Moody's and subject to Rating Agency Confirmation with respect to S&P, assign, novate or transfer its rights and obligations under this Agreement (including any Transactions hereunder) to any third party including, without limitation, another of Party A's offices, branches or affiliates (the "Transferee"), provided that:

                         (1) such third party agrees to be bound by, inter alia,
                    the payment, transfer and collateral terms of this Agreement (including any Transactions hereunder) and substantially all other terms as the party which it replaces, as determined by Party B;

                         (2) such third party is an Eligible Replacement;

                         (3) a Termination Event or an Event of Default does not
                    occur under this Agreement as a result of such transfer;

                         (4) if the Transferee is domiciled in a different
                    jurisdiction from both Party A and Party B, the rating of the Certificates assigned by S&P are not adversely affected;

                         (5) as of the date of the transfer the Transferee will
                    not, as a result of such transfer, be required to withhold or deduct on account of tax under this Agreement; and

                         (6) as of the date of such transfer, neither the
                    Transferee nor Party B will be required to withhold or deduct any increased amount on account of any Taxes under this Agreement as a result of such transfer, unless, as of the date of such transfer, (x) Party B is entitled to additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by the Transferee and (y) Party B is not required to pay Transferee additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by Party B.

                    Following such transfer, all references herein to Party A shall be deemed to be references to the Transferee.

          (f) RATING AGENCY DOWNGRADE.

               (i) MOODY'S FIRST TIER DOWNGRADE. In the event the Relevant Entity is downgraded below the Moody's First Tier Required Swap Counterparty Ratings (a "MOODY'S FIRST TIER DOWNGRADE EVENT") then, within 30 Business Days after the occurrence of such Moody's First Tier Downgrade Event, Party A shall, at its option and at its own expense, either:

                    (A) cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the Moody's First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                    (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Moody's First Tier Required Swap Counterparty Rating; or

                    (C) Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex.

               (ii) MOODY'S SECOND TIER DOWNGRADE. (1) In the event that no Relevant Entity has the Moody's Second Tier Required Swap Counterparty Rating (a "Moody's Second Tier Downgrade Event") then, Party A shall, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:

                    (A) cause an Eligible Replacement to replace Party A as party to this Agreement; or

                    (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Moody's Second Tier Required Swap Counterparty Rating.

                    (2) If no Eligible Replacement or Eligible Guarantee has been effected in accordance with Part 5(f)(ii)(1)(A) or (B) above within 30 Business Days of such Moody's Second Tier Downgrade Event then:

                    (A) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex until such replacement or Eligible Guarantee takes effect or, if sooner, no Moody's Second Tier Downgrade Event is occurring; and

                    (B) without prejudice to Party A's right to continue to seek an Eligible Replacement or an Eligible Guarantee pursuant to
                    Part 5(f)(ii)(1)(A) and (B), Party B shall also have the right (but not the obligation) on any Business Day thereafter to obtain Firm Offers (such day a "FIRM OFFER SOLICITATION DATE") by giving Party A written notice of its intention to seek Firm Offers no later than 12:00 p.m., New York time, on the Business Day prior to the Firm Offer Solicitation Date. Such notice shall indicate the day and time as of which each Eligible Replacement will be requested to provide its Firm Offer; provided that Eligible Replacements shall not provide Firm Offers prior to 12:00 p.m. New York time, on the Firm Offer Solicitation Date. Party B shall undertake to use reasonable efforts to seek at least 5 Firm Offers and Party B shall request each entity providing a Firm Offer to do so to the extent reasonably practicable as of the same day and time (without regard to different time zones). If more than one Firm Offer remains capable of becoming legally binding upon acceptance, Party B shall accept the Firm Offer that constitutes (1) the highest Firm Offer in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Firm Offer in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Firm Offer is provided, Party B shall accept the single Firm Offer. Party B shall be obligated to accept the Firm Offer upon determination; provided however, prior to accepting such Firm Offer, Party B shall (1) on a day that is a Business Day, provide Party A with at least 24 hours prior written notice of its intent to accept such Firm Offer (which acceptance, in all cases, shall be on a Business Day) and
                    (2) confirm that Party A has not identified an Eligible Replacement. If at anytime prior to Party B's acceptance of a Firm Offer, Party A has identified an Eligible Replacement then, in its sole discretion, Party A may transfer its rights and obligations under this Agreement to such Eligible Replacement and an Early Termination Date will not occur. If a Firm Offer is accepted by Party B, then, notwithstanding
                    Section 6 of the ISDA Master Agreement, an Early Termination Date in respect of all outstanding Transactions will occur immediately upon such acceptance by Party B and the Settlement Amount will equal the Firm Offer so accepted by Party B.

                    (3) Notwithstanding Part 5(f)(ii)(1) and (2) above, an Additional Termination Event under this Part 5(f)(ii) shall only occur with Party A as the sole Affected Party if:

                    (A) a Moody's Second Tier Downgrade Event has occurred and has been continuing for 30 or more Business Days; and

                    (B) at least one Eligible Replacement has made a Firm Offer in accordance with Part 5(f)(ii)(2)(B) above which remains capable of becoming legally binding upon acceptance by the offeree.

               (iii) S&P FIRST TIER DOWNGRADE. (1) In the event the Relevant Entity that is a Financial Institution is downgraded below the S&P First Tier Required Swap Counterparty Rating (an "S&P FIRST TIER DOWNGRADE EVENT") then Party A shall, at its option and at its own expense, either:

                    (A) subject to Rating Agency Confirmation, within 60 calendar days after the occurrence of such S&P First Tier Downgrade Event, cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is a Financial Institution and is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                    (B) subject to Rating Agency Confirmation, within 60 calendar days after the occurrence of such S&P First Tier Downgrade Event, obtain an Eligible Guarantee in respect of Party A's obligations under this

                    Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating;

                    (C) within 10 Business Days after the occurrence of such S&P First Tier Downgrade Event, transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                    (D) subject to Rating Agency Confirmation, take other steps, if any, to enable Party B to remedy a downgrade by S&P below the S&P First Tier Required Swap Counterparty Rating.

                    (2) Pending compliance with Part 5(f)(iii)(1), Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex within 10 Business Days after an S&P First Tier Downgrade Event.

               For the avoidance of doubt, this Part 5(f)(iii) shall only be applicable to Financial Institutions.

               (iv) S&P SECOND TIER DOWNGRADE. (1) In the event that no Relevant Entity has the S&P Second Tier Required Swap Counterparty Rating (an "S&P SECOND TIER DOWNGRADE EVENT") then Party A shall, at its option and at its own expense, use commercially reasonable efforts to either:

                    (A) subject to Rating Agency Confirmation, within 60 calendar days after such S&P Second Tier Downgrade Event, cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is a Financial Institution and is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                    (B) subject to Rating Agency Confirmation, within 60 calendar days after such S&P Second Tier Downgrade Event, obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating or the S&P Second Tier Required Swap Counterparty Rating; provided that if such Eligible Guarantor is a Financial Institution and is rated below the S&P First Tier Required Swap Counterparty Rating, Party A shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                    (2) Pending compliance with Part 5(f)(iv)(1) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex within 10 Business Days after an S&P Second Tier Downgrade Event.

               (v) Failure to act in accordance with this Part 5(f), including any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex, shall constitute an Additional Termination Event with Party A as the sole Affected Party; provided that, failure by Party A to Transfer Eligible Credit Support to Party B in accordance with
                Part 5(f)(ii)(2) above shall constitute an Event of Default under Section 5(a)(iii)("Credit Support Default") if such failure is not remedied on or before the third Business Day after notice of such failure is given to Party A.

               (vi) For purposes of this Part 5(f), but subject to Part 5(f)(ii)(3), Party A shall be responsible for (1) posting collateral in accordance with such Credit Support Annex at its own cost; and (2) any cost incurred by it in complying with its obligations.

          (g) RATING AGENCY DOWNGRADE DEFINITIONS.

               (i)  For purposes of this Agreement,

                    "ELIGIBLE GUARANTEE" means an unconditional and irrevocable guarantee, letter of credit or other arrangement that is provided by a party as principal obligor rather than surety and is directly enforceable by Party B.

                    "ELIGIBLE REPLACEMENT" means an entity (1) with the Moody's First Tier Required Swap Counterparty Ratings and/or the Moody's Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the Moody's First Tier Required Swap Counterparty Ratings and/or the Moody's Second Tier Required Swap Counterparty Ratings, and (2) with the S&P First Tier Required Swap Counterparty Ratings and/or the S&P Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the S&P First Tier Required Swap Counterparty Ratings and/or the S&P Second Tier Required Swap Counterparty Ratings; provided that no entity shall be an Eligible Replacement unless (A) a legal opinion confirms that none of such Eligible Replacement's payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by such Eligible Replacement shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

                    "Financial Institution" MEANS (I) A BANK, BROKER/DEALER, INSURANCE COMPANY, STRUCTURED INVESTMENT COMPANY OR DERIVATIVE PRODUCT COMPANY OR A SUBSIDIARY OF ANY SUCH ENTITY, (II) PARTY A OR ANY OF ITS AFFILIATES, IN EACH CASE WITH ITS OBLIGATIONS GUARANTEED BY MORGAN STANLEY OR (III) ANY RATED AFFILIATE OF PARTY A.

                    "Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

                    "Moody's" means Moody's Investor Services, Inc. and any successor to its rating business.

                    "Moody's First Tier Required Swap Counterparty Rating" means
                    (i) if such counterparty or entity has only Long-Term Rating by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's.

                    "Moody's Second Tier Required Swap Counterparty Rating" means (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's.

                    "Rating Agencies" means Moody's and S&P.

                    "RATING AGENCY Confirmation" means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with S&P and receive from S&P a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then current rating of the Certificates; provided that S&P is then providing a rating of the Certificates.

                    "RELEVANT ENTITY" means Party A, Party A's Credit Support Provider and any principal obligor under an Eligible Guarantee in respect of Party A's obligations under this Agreement.

                    "S&P" means Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor to its rating business.

                    "S&P FIRST TIER REQUIRED SWAP COUNTERPARTY RATING" means, if such counterparty or entity is a Financial Institution, (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P. For the avoidance of doubt, the S&P First Tier Required Swap Counterparty Rating shall not be applicable to entities other than Financial Institutions.

                    "S&P SECOND TIER REQUIRED SWAP COUNTERPARTY RATING" means
                    (A) if such counterparty or entity is a Financial Institution, (i) a Short-Term Rating of at least "A-2" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating from S&P, a Long-Term Rating of at least "BBB+" by S&P or (B) if such counterparty or entity is not a Financial Institution, (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating from S&P, a Long-Term Rating of at least "A+" by S&P.

          (h) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that nothing in this provision shall adversely affect the rights of each party under this Agreement; and provided further that this severability provision shall not be applicable if any provision of Section 1, 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or connection with any such Section) shall be so held to be invalid or unenforceable. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

          (i) CONSENT TO RECORDING. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading and marketing personnel of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

          (j) PROCEEDINGS. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Supplemental Interest Trust or Wells Fargo Bank, National Association, not individually, but solely as Supplemental Interest Trust Trustee, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates; provided, however, that this shall not restrict or prohibit Party A from joining in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other analogous proceedings under applicable laws, which has not been instituted in contravention of Party A's agreement in the sentence preceding this proviso. This Part 5(j) shall survive termination of this Agreement.

          (k) REGULATION AB. Upon request by the Depositor, Party A may, at its option, but is not required to, (A) (a) provide the financial information required by Item 1115(b)(1) or (b)(2) of Regulation AB (as specified by the Depositor to Party A) with respect to Party A (or any guarantor of Party A if providing the financial data of a guarantor is permitted under Regulation AB) and any affiliated entities providing derivative instruments to Party B (the "Company Financial Information"), in a form appropriate for use in the Exchange Act Reports and in an EDGAR-compatible form; (b) if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B and (c) within 5 Business Days of the release of any updated financial information, provide current Company Financial Information as required under Item 1115(b) of Regulation AB to the Depositor in an EDGAR-compatible form and, if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party A or (B) assign this Agreement at its own cost to another entity that has agreed to take the actions described in clause (A) of this sentence with respect to itself (and which has the same or better rating from the Rating Agencies as Party A as of the date of such assignment). For the avoidance of doubt, Party A is not required to take any action pursuant to this paragraph and the failure of Party A to take any such action will not constitute an Event of Default under this Agreement.

               As used in this Agreement the following words shall have the following meanings:

               "DEPOSITOR" shall mean Merrill Lynch Mortgage Investors, Inc.

               "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

               "EXCHANGE ACT REPORTS" shall mean all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to Party B pursuant to the Exchange Act.

               "PROSPECTUS SUPPLEMENT" shall mean the prospectus supplement prepared in connection with the public offering and sale of the Offered Certificates.

               "RATING AGENCY" shall mean each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

               "REGULATION AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the
               staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          (l) SUPPLEMENTAL INTEREST TRUST TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by Wells Fargo Bank, National Association (i) this Agreement is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Supplemental Interest Trust Trustee under the PSA in the exercise of the powers and authority conferred and vested in it as supplemental interest trust trustee thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

          (m) "INDEMNIFIABLE TAX" Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, no Tax shall be an Indemnifiable Tax. In relation to payments by Party B, no Tax shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in Section 14.

          (n) If Party A consolidates or amalgamates with, merges with or into, or transfers all or substantially all its assets to, another entity, where such action does not constitute an event described in Section 5(a)(viii), Party A shall either (A) provide a legal opinion that none of Party A's payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

          (o) LIMITED RECOURSE. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the PSA. Party A and Party B agree that this Part 5(o) shall survive the termination of this Agreement for any reason whatsoever.

     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof:

MORGAN STANLEY CAPITAL SERVICES INC.    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        not individually, but solely as
                                        Supplemental Interest Trust Trustee on
                                        behalf of the Supplemental Interest
                                        Trust relating to the Merrill Lynch
                                        Alternative Note Asset Trust,
                                        Series 2007-OAR3 Mortgage Pass-Through
                                        Certificates


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                    EXHIBIT A

                              Credit Support Annex

          Paragraph 13. Elections and Variables

          THIS ANNEX SUPPLEMENTS, FORMS PART OF, AND IS SUBJECT TO, THE ISDA MASTER AGREEMENT REFERRED TO ABOVE, IS PART OF ITS SCHEDULE AND IS A CREDIT SUPPORT DOCUMENT UNDER THIS AGREEMENT WITH RESPECT TO EACH PARTY.

          ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

          Paragraphs 1-12. Incorporation. PARAGRAPHS 1 THROUGH 12 INCLUSIVE OF THE ISDA CREDIT SUPPORT ANNEX (BILATERAL FORM) (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY) PUBLISHED IN 1994 BY THE INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC. ARE INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes the following additional obligations with respect to Party A and Party B: None.

(b) CREDIT SUPPORT OBLIGATIONS.

          (i) "Delivery Amount" and "Return Amount" each has the meaning specified in Paragraph 3; provided that, in the event that Party A elects or is required to post collateral pursuant to a ratings downgrade by S&P and Moody's, (1) the Delivery Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party A transferring the greater amount of Eligible Credit Support and (2) the Return Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party B transferring the least amount of Posted Credit Support; provided further that, for purposes of calculating Delivery Amount and Return Amount, in the event that Party A elects or is required to post collateral pursuant to an S&P Second Tier Downgrade Event, the definition of Value shall be amended to insert the words "multiplied by the applicable Valuation Percentage, if any" after the word "thereof" and before the semicolon in clause (i)(A) thereof.

               "CREDIT SUPPORT AMOUNT" has the meaning specified below:

               (A) in the event Party A elects or is required to post collateral pursuant to Part 5(f)(iii) of the Schedule due to a ratings downgrade or withdrawal by S&P, "CREDIT SUPPORT AMOUNT" shall have the meaning specified in Paragraph 3; and

               (B) in the event Party A elects or is required to post collateral pursuant to Part 5(f)(iv) of the Schedule due to a ratings downgrade or withdrawal by S&P, "CREDIT SUPPORT AMOUNT" shall mean 125% of the Secured Party's Exposure; and

               (C) in the event Party A elects to post collateral pursuant to
               Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating, "CREDIT SUPPORT AMOUNT" shall have the meaning specified in Table 1A or Table 1B, as applicable, attached hereto; and

               (D) in the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody's below the Moody's Second Tier Required Swap Counterparty Rating, "CREDIT SUPPORT AMOUNT" shall have the meaning specified in Table 2A or 2B, as applicable, attached hereto.

          (ii) ELIGIBLE COLLATERAL.

               (A) In the event Party A elects or is required to post collateral pursuant to Part 5(f)(iii) of the Schedule due to a ratings downgrade or withdrawal by S&P, (i) the items specified in Table 3 attached hereto will qualify as "ELIGIBLE COLLATERAL" for Party A and (ii) the Valuation Percentage with respect any item of Eligible Collateral shall equal 100% divided by the Base Overcollateralization Rate for such item of Eligible Collateral specified in Table 3 attached hereto.

               (B) In the event Party A elects or is required to post collateral pursuant to Part 5(f)(iv) of the Schedule due to a ratings downgrade or withdrawal by S&P, (i) the items specified in Table 3 attached hereto will qualify as "ELIGIBLE COLLATERAL" for Party A and (ii) the Valuation Percentage with respect any item of Eligible Collateral shall equal (1) 100% divided by (2) the Base Overcollateralization Rate for such item of Eligible Collateral specified in Table 3 attached hereto * 125%.

               (C) In the event Party A elects to post collateral pursuant to
               Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating, the items specified in Table 4 attached hereto will qualify as "ELIGIBLE COLLATERAL" for Party A.

               (D) In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody's below the Moody's Second Tier Required Swap Counterparty Rating, the items specified in Table 5 attached hereto will qualify as "ELIGIBLE COLLATERAL" for Party A.

          (iii) OTHER ELIGIBLE SUPPORT: Not applicable.

          (iv) THRESHOLDS.

               (A) "Independent Amount" means, with respect to Party A, not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Moody's.

                    "Independent Amount" means, with respect to Party B, zero.

               (B) "Threshold" means with respect to Party A, (i) not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by Moody's and (ii) zero in the event that Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P.

                    "Threshold" means with respect to Party B: Infinite.

                    "Minimum Transfer Amount" means with respect to Party A: USD 50,000; and with respect to Party B: USD 50,000; provided, however, that if such party is a Defaulting Party at the time,

                    "Minimum Transfer Amount" shall mean zero with respect to such party.

               (C) ROUNDING. The Delivery Amount will be rounded up to the nearest multiple of $1000 and the Return Amount will be rounded down to the nearest multiple of $1000.

          (v) "EXPOSURE" has the meaning specified in Paragraph 12, except that after the word "Agreement" in the fourth line thereof the words "(assuming, for this purpose only, that Part 1(f)(ii) of the Schedule is deleted)" shall be inserted.

(c) VALUATION AND TIMING.

          (i) "Valuation Agent" means for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and, for purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable.

          (ii) "Valuation Date" means (A) each and every Wednesday commencing on the first such date following the date hereof or if any Wednesday is not a Local Business Day, the next succeeding Local Business Day and
          (B) any other Local Business Day on which notice is made before 12:00 noon, New York time on the immediately preceding Local Business Day.

          (iii) "Valuation Time" means the close of business in New York on the New York Banking Day before the Valuation Date or date of calculation, as applicable, or any time on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

          (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

          (v) The Valuation Agent's calculations pursuant to the terms hereof shall be made in accordance with standard market practice, using commonly accepted third party sources that comply with S&P's criteria (e.g. Bloomberg, Bridge Information Services, Reuters and Telerate).

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party of the Termination Event occurs with respect to that party): Not Applicable.

(e) SUBSTITUTION.

          (i) "Substitution Date" has the meaning specified in Paragraph
          4(d)(ii).

          (ii) CONSENT. The Pledgor need not obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f) DISPUTE RESOLUTION.

          (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

          (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support or of any Transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice using third party sources (such as, by way of example only, Bloomberg or Reuters) where available.

          (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply.

(g) HOLDING AND USING POSTED COLLATERAL.

          (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIAN.

     Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

               (A) Party B is not a Defaulting Party.

               (B) Posted Collateral may be held only in the following jurisdictions: the United States of America.

               (C) Party B's Custodian (or its parent) shall have a Long Term Rating by S&P of at least "A" and a Short Term Rating by S&P of at least "A-1" by S&P.

               (D) Posted Collateral may be held only in a segregated trust account.

                    Initially, the CUSTODIAN for Party B is the Supplemental Interest Trust Trustee.

          (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h) DISTRIBUTIONS AND INTEREST AMOUNT.

          (i) "Interest Rate". The "INTEREST RATE" shall be the rate actually earned by Party B on Posted Collateral in the form of Cash.

          (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

          (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i) ADDITIONAL REPRESENTATION(S). None.

(j) OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT. "Value" and "Transfer" with respect to Other Eligible Support and Other Posted Support each means: Not applicable.

(k) DEMANDS AND NOTICES.

          (i) All demands, specifications and notices to Party A under this Annex will be made to:

          Morgan Stanley Capital Services Inc.
          1585 Broadway
          FID Controllers
          New York, NY 10036
          Attn: FID Collateral Manager
          Telephone No.: (212) 761-0877
          Facsimile No.: (212) 507-4949
          Email: nyfidcoll@morganstanley.com

               and all demands, specifications and notices to Party B under this Annex will be to:

                                      Wells Fargo Bank, National Association
                                      9062 Old Annapolis Road
                                      Columbia, Maryland  21045
                                      Attention: Client Manager - MANA 2007-OAR3
                                      Facsimile No.: 410-715-2380
                                      Telephone No.: 410-884-2000

     ; provided that any demand, specification or notice may be made by telephone ("Telephone Notice") between employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile or email) by the close of business on the same day that such Telephone Notice is given.

          (ii) DEMAND FOR COLLATERAL. Without prejudice to any provision of this Agreement, if a Delivery Amount for a Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will, without prior demand by the Secured Party, Transfer to the Secured Party Eligible Credit Support in accordance with Paragraph 3(a).

(l) ADDRESSES FOR TRANSFERS.

     Party A:
     Cash: CITIBANK, New York
     ABA No.: 021 000 089
     Account No.: 4072 - 4601

     Treasury Securities
     and Agency Notes: Bank of New York, New York/Morgan Stanley
     & Co. Incorporated
     ABA No.: 021000018

     Other Forms of Eligible Collateral: As provided by Party A.

    Party B:
    Cash: Wells Fargo Bank, N.A.
    ABA No.: 121 000 248
    Account No.: 3970771416
    Account Name: SAS Clearing
    FFC: 53163404, MANA 2007-OAR3(swap)

(m) OTHER PROVISIONS.

          (i) Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of Party A or Party B, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party's rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.

          (ii) In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:

               (A) Eligible Collateral;

               (B) Exposure; and

               (C) Posted Collateral

               shall each be expressed in US Dollars. If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.

          (iii) FORM OF ANNEX. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of 1994 ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(n) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term "Secured Party" as used in this Annex shall mean only Party B, (b) the term "Pledgor" as used in this Annex shall mean only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(o) EVENTS OF DEFAULT. Paragraph 7(ii) and (iii) will not apply to Party B.

(p) EXPENSES. For the avoidance of doubt, Party A shall be responsible for posting collateral in accordance with this Credit Support Annex at its own cost and any taxes or other costs incurred by it in complying with its obligations hereunder.

(q) ADDITIONAL DEFINITIONS.

     "AGENCY NOTES" MEANS U.S. DOLLAR-DENOMINATED FIXED RATE, NON-AMORTISING, NON-MORTGAGE-BACKED, SENIOR DEBT SECURITIES OF FIXED MATURITY, RATED AAA BY MOODY'S AND AAA BY S&P ISSUED BY ANY OF THE FEDERAL HOME LOAN BANKS (INCLUDING THEIR CONSOLIDATED OBLIGATIONS ISSUED THROUGH THE OFFICE OF FINANCE OF THE FEDERAL HOME LOAN BANK SYSTEM), THE FEDERAL NATIONAL MORTGAGE ASSOCIATION, THE FEDERAL HOME LOAN MORTGAGE CORPORATION OR THE FEDERAL FARM CREDIT BANK.

     "COMMERCIAL PAPER" MEANS U.S. DOLLAR-DENOMINATED, COUPON-BEARING, COMMERCIAL PAPER ISSUED BY A CORPORATION, FINANCE COMPANY, PARTNERSHIP OR LIMITED LIABILITY COMPANY.

     "TREASURY SECURITIES" MEANS U.S. DOLLAR-DENOMINATED, COUPON-BEARING, SENIOR DEBT SECURITIES OF THE UNITED STATES OF AMERICA ISSUED BY THE U.S. TREASURY DEPARTMENT AND BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.

(r) SUPPLEMENTAL INTEREST TRUST TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Annex is executed by Wells Fargo Bank, National Association (i) this Annex is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee under the PSA in the exercise of the powers and authority conferred and invested in it as Supplemental Interest Trust Trustee thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Annex.

          IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date hereof.

                                        MORGAN STANLEY CAPITAL SERVICES INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        not individually, but solely as
                                        Supplemental Interest Trust Trustee on
                                        behalf of the Supplemental Interest
                                        Trust relating to the Merrill Lynch
                                        Alternative Note Asset Trust, Series
                                        2007-OAR3 Mortgage Pass-Through
                                        Certificates


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                    TABLE 1A

                              CREDIT SUPPORT AMOUNT
             DOWNGRADE BY MOODY'S BELOW MOODY'S FIRST TIER REQUIRED
                            SWAP COUNTERPARTY RATING

In the event Party A elects to post collateral pursuant to Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating:

"CREDIT SUPPORT AMOUNT" means, with respect to a Valuation Date, an amount equal to either:

(A) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the lesser of
(x) 25 multiplied by DV01 and (y) 4% multiplied by the Notional Amount * 10; or

(B) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the Notional Amount * 10 multiplied by the amount specified in Table 1B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 1B

WEIGHTED AVERAGE
  LIFE OF HEDGE
    IN YEARS
----------------
        1          0.25%
        2          0.50%
        3          0.70%
        4          1.00%
        5          1.20%
        6          1.40%
        7          1.60%
        8          1.80%
        9          2.00%
       10          2.20%
       11          2.30%
       12          2.50%
       13          2.70%
       14          2.80%
       15          3.00%
       16          3.20%
       17          3.30%
       18          3.50%
       19          3.60%
       20          3.70%
       21          3.90%
       22          4.00%
       23          4.00%
       24          4.00%
       25          4.00%
       26          4.00%
       27          4.00%
       28          4.00%
       29          4.00%
       30          4.00%

                                    TABLE 2A

                              CREDIT SUPPORT AMOUNT
             DOWNGRADE BY MOODY'S BELOW MOODY'S SECOND TIER REQUIRED
                            SWAP COUNTERPARTY RATING

In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade by Moody's below the Moody's Second Tier Required Swap Counterparty Rating:

"CREDIT SUPPORT AMOUNT" means, with respect to a Valuation Date, an amount equal to either:

(A) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the lesser of (x) 60 multiplied by DV01 and (y) 9% multiplied by the Notional Amount * 10; or

(B) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the Notional Amount * 10 multiplied by the amount specified in Table 2B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 2B

WEIGHTED AVERAGE
  LIFE OF HEDGE
    IN YEARS
----------------
        1          0.60%
        2          1.20%
        3          1.70%
        4          2.30%
        5          2.80%
        6          3.30%
        7          3.80%
        8          4.30%
        9          4.80%
       10          5.30%
       11          5.60%
       12          6.00%
       13          6.40%
       14          6.80%
       15          7.20%
       16          7.60%
       17          7.90%
       18          8.30%
       19          8.60%
       20          9.00%
       21          9.00%
       22          9.00%
       23          9.00%
       24          9.00%
       25          9.00%
       26          9.00%
       27          9.00%
       28          9.00%
       29          9.00%
       30          9.00%

                                     TABLE 3

                               ELIGIBLE COLLATERAL
                                       S&P

                                                                    BASE
                                                           OVERCOLLATERALIZATION
ELIGIBLE COLLATERAL                                                 RATE
-------------------                                        ---------------------
Cash                                                                100%

U.S. treasuries (current coupon, constant maturity),                102%
'AAA' U.S. agencies, 'AAA' covered bonds (floating),
'AAA' sovereign bonds (floating), 'AAA', 'AA' credit
card ABS (floating), 'AAA', 'AA' auto ABS (floating),
and 'AAA' U.S. student loan ABS (floating) with a
remaining maturity of less than 5 years

U.S. treasuries (current coupon, constant maturity),                108%
'AAA' U.S. agencies, 'AAA' covered bonds (floating),
'AAA' sovereign bonds (floating), 'AAA', 'AA' credit
card ABS (floating), 'AAA', 'AA' auto ABS (floating),
and 'AAA' U.S. student loan ABS (floating) with a
remaining maturity of greater than or equal to 5 years
and less than or equal to 10 years

'AAA' covered bonds (fixed), 'AAA' sovereign bonds                  105%
(fixed), 'A' credit card ABS (floating), 'A' auto ABS
(floating), 'AAA' CMBS (floating), 'AAA' CDO (floating)
'AA', 'A' U.S. student loan ABS (floating), and 'AAA',
'AA' corporate bonds (fixed or floating) with a
remaining maturity of less than 5 years

'AAA' covered bonds (fixed), 'AAA' sovereign bonds                  115%
(fixed), 'A' credit card ABS (floating), 'A' auto ABS
(floating), 'AAA' CMBS (floating), 'AAA' CDO (floating),
'AA', 'A' U.S. student loan ABS (floating), and 'AAA',
'AA' U.S. and European corporate bonds (fixed or
floating) with a remaining maturity of greater than or
equal to 5 years and less than or equal to 10 years

'BBB' credit card ABS (floating), 'BBB' auto ABS                    125%
(floating), 'AA', 'A' CDO (floating),

                                                                    BASE
                                                           OVERCOLLATERALIZATION
ELIGIBLE COLLATERAL                                                 RATE
-------------------                                        ---------------------
'BBB' U.S. student loan ABS (floating), and 'A'
corporate bonds (fixed or floating) with a remaining
maturity of less than 5 years

'BBB' credit card ABS (floating), 'BBB' auto ABS                    140%
(floating), 'AA', 'A' CDO (floating), 'BBB' U.S. student
loan ABS (floating), and 'A' corporate bonds (fixed or
floating) with a remaining maturity of greater than or
equal to 5 years and less than or equal to 10 years

                                     TABLE 4

                               ELIGIBLE COLLATERAL
             DOWNGRADE BY MOODY'S BELOW MOODY'S FIRST TIER REQUIRED
                            SWAP COUNTERPARTY RATING

        ELIGIBLE COLLATERAL                       VALUATION PERCENTAGE
        -------------------                       --------------------
          U.S. Dollar Cash                                100%
              EURO Cash                                    97%
            Sterling Cash                                  97%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with
Remaining Maturity
               < 1 Year                                   100%
             1 to 2 Years                                 100%
             2 to 3 Years                                 100%
             3 to 5 Years                                 100%
             5 to 7 Years                                 100%
            7 to 10 Years                                 100%
            10 to 20 Years                                100%
              > 20 Years                                  100%
Floating-Rate Negotiable Treasury Debt issued by The U.S. Treasury Department
            All Maturities                                100%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
               < 1 Year                                   100%
             1 to 2 Years                                 100%
             2 to 3 Years                                 100%
             3 to 5 Years                                 100%
             5 to 7 Years                                 100%
            7 to 10 Years                                 100%
            10 to 20 Years                                100%
              > 20 Years                                  100%
Floating-Rate U.S. Agency Debentures -
            All Maturities                                100%
Fixed-Rate Euro-Zone Government Bonds Rated AA3 or Above with Remaining Maturity
               < 1 Year                                    97%
             1 to 2 Years                                  97%
             2 to 3 Years                                  97%
             3 to 5 Years                                  97%
             5 to 7 Years                                  97%

        ELIGIBLE COLLATERAL                       VALUATION PERCENTAGE
        -------------------                       --------------------
            7 to 10 Years                                  97%
            10 to 20 Years                                 97%
              > 20 Years                                   97%
Floating-Rate Euro-Zone Government Bonds Rated AA3 or Above
           All Maturities                                  97%
Fixed-Rate United Kingdom Gilts with Remaining Maturity
               < 1 Year                                    97%
             1 to 2 Years                                  97%
             2 to 3 Years                                  97%
             3 to 5 Years                                  97%
             5 to 7 Years                                  97%
            7 to 10 Years                                  97%
            10 to 20 Years                                 97%
              > 20 Years                                   97%
Floating-Rate United Kingdom Gilts All Maturities          97%

                                     TABLE 5

                               ELIGIBLE COLLATERAL
             DOWNGRADE BY MOODY'S BELOW MOODY'S SECOND TIER REQUIRED
                            SWAP COUNTERPARTY RATING

        ELIGIBLE COLLATERAL                       VALUATION PERCENTAGE
        -------------------                       --------------------
          U.S. Dollar Cash                                100%
             EURO Cash                                     93%
           Sterling Cash                                   94%

Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with
Remaining Maturity
              < 1 Year                                    100%
            1 to 2 Years                                   99%
            2 to 3 Years                                   98%
            3 to 5 Years                                   97%
            5 to 7 Years                                   95%
           7 to 10 Years                                   94%
           10 to 20 Years                                  89%
             > 20 Years                                    87%

Floating-Rate Negotiable Treasury Debt issued by The U.S. Treasury Department
           All Maturities                                  99%

Fixed-Rate U.S. Agency Debentures with Remaining Maturity
              < 1 Year                                     99%
            1 to 2 Years                                   98%
            2 to 3 Years                                   97%
            3 to 5 Years                                   96%
            5 to 7 Years                                   94%
           7 to 10 Years                                   93%
           10 to 20 Years                                  88%
             > 20 Years                                    86%

Floating-Rate U.S. Agency Debentures - All Maturities      98%

Fixed-Rate Euro-Zone Government Bonds Rated AA3 or Above with Remaining Maturity
              < 1 Year                                     93%
            1 to 2 Years                                   92%
            2 to 3 Years                                   91%
            3 to 5 Years                                   89%
            5 to 7 Years                                   87%
           7 to 10 Years                                   86%
           10 to 20 Years                                  82%

        ELIGIBLE COLLATERAL                       VALUATION PERCENTAGE
        -------------------                       --------------------
             > 20 Years                                    80%

Floating-Rate Euro-Zone Government Bonds Rated AA3 or Above
          All Maturities                                   92%

Fixed-Rate United Kingdom Gilts with Remaining Maturity
             < 1 Year                                      93%
           1 to 2 Years                                    92%
           2 to 3 Years                                    91%
           3 to 5 Years                                    90%
           5 to 7 Years                                    89%
          7 to 10 Years                                    88%
          10 to 20 Years                                   84%
            > 20 Years                                     82%

Floating-Rate United Kingdom Gilts All Maturities          93%

                                    EXHIBIT S

                                   [RESERVED]

                                    EXHIBIT T

                                   [RESERVED]

                                   EXHIBIT U-1

STANDARD FILE LAYOUT - MASTER SERVICING

COLUMN NAME                        DESCRIPTION             DECIMAL        FORMAT COMMENT        MAX SIZE
-----------              -------------------------------   -------   ------------------------   --------
SER_INVESTOR_NBR         A value assigned by the                     Text up to 10 digits          20
                         Servicer to define a group of
                         loans.

LOAN_NBR                 A unique identifier assigned to             Text up to 10 digits          10
                         each loan by the investor.

SERVICER_LOAN_NBR        A unique number assigned to a               Text up to 10 digits          10
                         loan by the Servicer.  This may
                         be different than the LOAN_NBR.

BORROWER_NAME            The borrower name as received               Maximum length of 30          30
                         in the file. It is not                      (Last, First)
                         separated by first and last
                         name.

SCHED_PAY_AMT            Scheduled monthly principal and      2      No commas(,) or dollar        11
                         scheduled interest payment that             signs ($)
                         a borrower is expected to pay,
                         P&I constant.

NOTE_INT_RATE            The loan interest rate as            4      Max length of 6               6
                         reported by the Servicer.

NET_INT_RATE             The loan gross interest rate         4      Max length of 6               6
                         less the service fee rate as
                         reported by the Servicer.

SERV_FEE_RATE            The servicer's fee rate for a        4      Max length of 6               6
                         loan as reported by the
                         Servicer.

SERV_FEE_AMT             The servicer's fee amount for a      2      No commas(,) or dollar        11
                         loan as reported by the                     signs ($)
                         Servicer.

NEW_PAY_AMT              The new loan payment amount as       2      No commas(,) or dollar        11
                         reported by the Servicer.                   signs ($)

NEW_LOAN_RATE            The new loan rate as reported        4      Max length of 6               6
                         by the Servicer.

ARM_INDEX_RATE           The index the Servicer is using      4      Max length of 6               6
                         to calculate a forecasted rate.

ACTL_BEG_PRIN_BAL        The borrower's actual principal      2      No commas(,) or dollar        11
                         balance at the beginning of the             signs ($)
                         processing cycle.

ACTL_END_PRIN_BAL        The borrower's actual principal      2      No commas(,) or dollar        11
                         balance at the end of the                   signs ($)
                         processing cycle.

BORR_NEXT_PAY_DUE_DATE   The date at the end of                      MM/DD/YYYY                    10
                         processing cycle that the
                         borrower's next payment is due
                         to the Servicer, as reported by
                         Servicer.

SERV_CURT_AMT_1          The first curtailment amount to      2      No commas(,) or dollar        11
                         be applied.                                 signs ($)


                                      U-1-1

SERV_CURT_DATE_1         The curtailment date associated             MM/DD/YYYY                    10
                         with the first curtailment
                         amount.

CURT_ADJ_ AMT_1          The curtailment interest on the      2      No commas(,) or dollar        11
                         first curtailment amount, if                signs ($)
                         applicable.

SERV_CURT_AMT_2          The second curtailment amount        2      No commas(,) or dollar        11
                         to be applied.                              signs ($)

SERV_CURT_DATE_2         The curtailment date associated             MM/DD/YYYY                    10
                         with the second curtailment
                         amount.

CURT_ADJ_ AMT_2          The curtailment interest on the      2      No commas(,) or dollar        11
                         second curtailment amount, if               signs ($)
                         applicable.

SERV_CURT_AMT_3          The third curtailment amount to      2      No commas(,) or dollar        11
                         be applied.                                 signs ($)

SERV_CURT_DATE_3         The curtailment date associated             MM/DD/YYYY                    10
                         with the third curtailment
                         amount.

CURT_ADJ_AMT_3           The curtailment interest on the      2      No commas(,) or dollar        11
                         third curtailment amount, if                signs ($)
                         applicable.

PIF_AMT                  The loan "paid in full" amount       2      No commas(,) or dollar        11
                         as reported by the Servicer.                signs ($)

PIF_DATE                 The paid in full date as                    MM/DD/YYYY                    10
                         reported by the Servicer.

ACTION_CODE              The standard FNMA numeric code              Action Code Key:               2
                         used to indicate the                        15=Bankruptcy,
                         default/delinquent status of a              30=Foreclosure, ,
                         particular loan.                            60=PIF, 63=Substitution,
                                                                     65=Repurchase,70=REO

INT_ADJ_AMT              The amount of the interest           2      No commas(,) or dollar        11
                         adjustment as reported by the               signs ($)
                         Servicer.

SOLDIER_SAILOR_ADJ_AMT   The Soldier and Sailor               2      No commas(,) or dollar        11
                         Adjustment amount, if                       signs ($)
                         applicable.

NON_ADV_LOAN_AMT         The Non Recoverable Loan             2      No commas(,) or dollar        11
                         Amount, if applicable.                      signs ($)

LOAN_LOSS_AMT            The amount the Servicer is           2      No commas(,) or dollar        11
                         passing as a loss, if                       signs ($)
                         applicable.

SCHED_BEG_PRIN_BAL       The scheduled outstanding            2      No commas(,) or dollar        11
                         principal amount due at the                 signs ($)
                         beginning of the cycle date to
                         be passed through to investors.

SCHED_END_PRIN_BAL       The scheduled principal balance      2      No commas(,) or dollar        11
                         due to investors at the end of              signs ($)
                         a processing cycle.

SCHED_PRIN_AMT           The scheduled principal amount       2      No commas(,) or dollar        11
                         as reported by the Servicer for             signs ($)
                         the current cycle -- only
                         applicable for
                         Scheduled/Scheduled Loans.


                                     U-1-2

SCHED_NET_INT            The scheduled gross interest         2      No commas(,) or dollar        11
                         amount less the service fee                 signs ($)
                         amount for the current cycle as
                         reported by the Servicer --
                         only applicable for
                         Scheduled/Scheduled Loans.

ACTL_PRIN_AMT            The actual principal amount          2      No commas(,) or dollar        11
                         collected by the Servicer for               signs ($)
                         the current reporting cycle --
                         only applicable for
                         Actual/Actual Loans.

ACTL_NET_INT             The actual gross interest            2      No commas(,) or dollar        11
                         amount less the service fee                 signs ($)
                         amount for the current
                         reporting cycle as reported by
                         the Servicer -- only applicable
                         for Actual/Actual Loans.

PREPAY_PENALTY_ AMT      The penalty amount received          2      No commas(,) or dollar        11
                         when a borrower prepays on his              signs ($)
                         loan as reported by the
                         Servicer.

PREPAY_PENALTY_ WAIVED   The prepayment penalty amount        2      No commas(,) or dollar        11
                         for the loan waived by the                  signs ($)
                         servicer.

MOD_DATE                 The Effective Payment Date of               MM/DD/YYYY                    10
                         the Modification for the loan.

MOD_TYPE                 The Modification Type.                      Varchar - value can be        30
                                                                     alpha or numeric

DELINQ_P&I_ADVANCE_AMT   The current outstanding              2      No commas(,) or dollar        11
                         principal and interest advances             signs ($)
                         made by Servicer.

BREACH_FLAG*             Flag to indicate if the                     Y=Breach
                         repurchase of a loan is due to              N=NO Breach
                         a breach of Representations and             Let blank if N/A
                         Warranties

----------
* This data to be provided upon receipt of data from Depositor and may be provided in a different format.


                                     U-1-3

                                   EXHIBIT U-2

                  STANDARD FILE LAYOUT - DELINQUENCY REPORTING

* The column/header names in BOLD are the minimum fields Wells Fargo must receive from every Servicer

                                                                                               FORMAT
COLUMN/HEADER NAME                                 DESCRIPTION                    DECIMAL      COMMENT
------------------               ----------------------------------------------   -------   ------------
SERVICER_LOAN_NBR                A unique number assigned to a loan by the
                                 Servicer.  This may be different than the
                                 LOAN_NBR

LOAN_NBR A unique identifier assigned to each loan by the originator.

CLIENT_NBR                       Servicer Client Number

SERV_INVESTOR_NBR                Contains a unique number as assigned by an
                                 external servicer to identify a group of
                                 loans in their system.

BORROWER_FIRST_NAME              First Name of the Borrower.

BORROWER_LAST_NAME               Last name of the borrower.

PROP_ADDRESS                     Street Name and Number of Property

PROP_STATE                       The state where the  property located.

PROP_ZIP                         Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE           The date that the borrower's next payment is               MM/DD/YYYY
                                 due to the servicer at the end of processing
                                 cycle, as reported by Servicer.

LOAN_TYPE                        Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE            The date a particular bankruptcy claim was                 MM/DD/YYYY
                                 filed.

BANKRUPTCY_CHAPTER_CODE          The chapter under which the bankruptcy was
                                 filed.

BANKRUPTCY_CASE_NBR              The case number assigned by the court to the
                                 bankruptcy filing.

POST_PETITION_DUE_DATE           The payment due date once the bankruptcy has               MM/DD/YYYY
                                 been approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE       The Date The Loan Is Removed From Bankruptcy.              MM/DD/YYYY
                                 Either by Dismissal, Discharged and/or a
                                 Motion For Relief Was Granted.

LOSS_MIT_APPR_DATE               The Date The Loss Mitigation Was Approved By               MM/DD/YYYY
                                 The Servicer

LOSS_MIT_TYPE                    The Type Of Loss Mitigation Approved For A
                                 Loan Such As;

LOSS_MIT_EST_COMP_DATE           The Date The Loss Mitigation /Plan Is                      MM/DD/YYYY
                                 Scheduled To End/Close

LOSS_MIT_ACT_COMP_DATE           The Date The Loss Mitigation Is Actually                   MM/DD/YYYY
                                 Completed

FRCLSR_APPROVED_DATE             The date DA Admin sends a letter to the                    MM/DD/YYYY
                                 servicer with instructions to begin
                                 foreclosure proceedings.

ATTORNEY_REFERRAL_DATE           Date File Was Referred To Attorney to Pursue               MM/DD/YYYY
                                 Foreclosure

FIRST_LEGAL_DATE                 Notice of 1st legal filed by an Attorney in                MM/DD/YYYY
                                 a Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE        The date by which a foreclosure sale is                    MM/DD/YYYY
                                 expected to occur.

FRCLSR_SALE_DATE                 The actual date of the foreclosure sale.                   MM/DD/YYYY

FRCLSR_SALE_AMT                  The amount a property sold for at the                2     No commas(,)
                                 foreclosure sale.                                          or dollar
                                                                                            signs ($)

EVICTION_START_DATE              The date the servicer initiates eviction of                MM/DD/YYYY
                                 the borrower.

EVICTION_COMPLETED_DATE          The date the court revokes legal possession                MM/DD/YYYY
                                 of the property from the borrower.

LIST_PRICE                       The price at which an REO property is                2     No commas(,)
                                 marketed.                                                  or dollar
                                                                                            signs ($)

LIST_DATE                        The date an REO property is listed at a                    MM/DD/YYYY
                                 particular price.

OFFER_AMT                        The dollar value of an offer for an REO              2     No commas(,)
                                 property.                                                  or dollar
                                                                                            signs ($)

OFFER_DATE_TIME                  The date an offer is received by DA Admin or               MM/DD/YYYY
                                 by the Servicer.

REO_CLOSING_DATE                 The date the REO sale of the property is                   MM/DD/YYYY
                                 scheduled to close.


                                      U-2-1

REO_ACTUAL_CLOSING_DATE          Actual Date Of REO Sale                                    MM/DD/YYYY

OCCUPANT_CODE                    Classification of how the property is
                                 occupied.

PROP_CONDITION_CODE              A code that indicates the condition of the
                                 property.

PROP_INSPECTION_DATE             The date a  property inspection is performed.              MM/DD/YYYY

APPRAISAL_DATE                   The date the appraisal was done.                           MM/DD/YYYY

CURR_PROP_VAL                    The current "as is" value of the property            2
                                 based on brokers price opinion or appraisal.

REPAIRED_PROP_VAL                The amount the property would be worth if            2
                                 repairs are completed pursuant to a broker's
                                 price opinion or appraisal.
IF APPLICABLE:

DELINQ_STATUS_CODE               FNMA Code Describing Status of Loan

DELINQ_REASON_CODE               The circumstances which caused a borrower to
                                 stop paying on a loan.   Code indicates the
                                 reason why the loan is in default for this
                                 cycle.

MI_CLAIM_FILED_DATE              Date Mortgage Insurance Claim Was Filed With               MM/DD/YYYY
                                 Mortgage Insurance Company.

MI_CLAIM_AMT                     Amount of Mortgage Insurance Claim Filed                   No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

MI_CLAIM_PAID_DATE               Date Mortgage Insurance Company Disbursed                  MM/DD/YYYY
                                 Claim Payment

MI_CLAIM_AMT_PAID                Amount Mortgage Insurance Company Paid On            2     No commas(,)
                                 Claim                                                      or dollar
                                                                                            signs ($)

POOL_CLAIM_FILED_DATE            Date Claim Was Filed With Pool Insurance                   MM/DD/YYYY
                                 Company

POOL_CLAIM_AMT                   Amount of Claim Filed With Pool Insurance            2     No commas(,)
                                 Company                                                    or dollar
                                                                                            signs ($)

POOL_CLAIM_PAID_DATE             Date Claim Was Settled and The Check Was                   MM/DD/YYYY
                                 Issued By The Pool Insurer

POOL_CLAIM_AMT_PAID              Amount Paid On Claim By Pool Insurance Company       2     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD                   MM/DD/YYYY

FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed                     2     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment                    MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim                      2     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

FHA_PART_B_CLAIM_FILED_DATE      Date FHA Part B Claim Was Filed With HUD                   MM/DD/YYYY

FHA_PART_B_CLAIM_AMT             Amount of FHA Part B Claim Filed                     2     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

FHA_PART_B_CLAIM_PAID_DATE       Date HUD Disbursed Part B Claim Payment                    MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT        Amount HUD Paid on Part B Claim                      2     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the Veterans                  MM/DD/YYYY
                                 Admin

VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim                    MM/DD/YYYY
                                 Payment

VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim              2     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

MOTION_FOR_RELIEF_DATE           The date the Motion for Relief was filed            10     MM/DD/YYYY

FRCLSR_BID_AMT                   The foreclosure sale bid amount                     11     No commas(,)
                                                                                            or dollar
                                                                                            signs ($)

FRCLSR_SALE_TYPE                 The foreclosure sales results: REO, Third
                                 Party, Conveyance to HUD/VA

REO_PROCEEDS                     The net proceeds from the sale of the REO                  No commas(,)
                                 property.                                                  or dollar
                                                                                            signs ($)

BPO_DATE                         The date the BPO was done.


                                      U-2-2

CURRENT_FICO                     The current FICO score

HAZARD_CLAIM_FILED_DATE          The date the Hazard Claim was filed with the        10     MM/DD/YYYY
                                 Hazard Insurance Company.

HAZARD_CLAIM_AMT                 The amount of the Hazard Insurance Claim            11     No commas(,)
                                 filed.                                                     or dollar
                                                                                            signs ($)

HAZARD_CLAIM_PAID_DATE           The date the Hazard Insurance Company               10     MM/DD/YYYY
                                 disbursed the claim payment.

HAZARD_CLAIM_PAID_AMT            The amount the Hazard Insurance Company paid        11     No commas(,)
                                 on the claim.                                              or dollar
                                                                                            signs ($)

ACTION_CODE                      Indicates loan status                                      Number

NOD_DATE                                                                                    MM/DD/YYYY

NOI_DATE                                                                                    MM/DD/YYYY

ACTUAL_PAYMENT_PLAN_START_DATE                                                              MM/DD/YYYY

ACTUAL_PAYMENT_ PLAN_END_DATE

ACTUAL_REO_START_DATE                                                                       MM/DD/YYYY

REO_SALES_PRICE                                                                             Number

REALIZED_LOSS/GAIN*              As defined in the Pooling and Servicing                    Number
                                 Agreement

*    Which may be provided on a separate schedule.

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

     -    ASUM- Approved Assumption

     -    BAP- Borrower Assistance Program

     -    CO- Charge Off

     -    DIL- Deed-in-Lieu

     -    FFA- Formal Forbearance Agreement

     -    MOD- Loan Modification

     -    PRE- Pre-Sale

     -    SS- Short Sale

     -    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

     -    Mortgagor

     -    Tenant

     -    Unknown

     -    Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

     -    Damaged


                                      U-2-3

     -    Excellent

     -    Fair

     -    Gone

     -    Good

     -    Poor

     -    Special Hazard

     -    Unknown

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

DELINQUENCY CODE   DELINQUENCY DESCRIPTION
----------------   -----------------------
001                FNMA-Death of principal mortgagor
002                FNMA-Illness of principal mortgagor
003                FNMA-Illness of mortgagor's family member
004                FNMA-Death of mortgagor's family member
005                FNMA-Marital difficulties
006                FNMA-Curtailment of income
007                FNMA-Excessive Obligation
008                FNMA-Abandonment of property
009                FNMA-Distant employee transfer
011                FNMA-Property problem
012                FNMA-Inability to sell property
013                FNMA-Inability to rent property
014                FNMA-Military Service
015                FNMA-Other
016                FNMA-Unemployment
017                FNMA-Business failure
019                FNMA-Casualty loss
022                FNMA-Energy environment costs
023                FNMA-Servicing problems
026                FNMA-Payment adjustment
027                FNMA-Payment dispute
029                FNMA-Transfer of ownership pending
030                FNMA-Fraud
031                FNMA-Unable to contact borrower
INC                FNMA-Incarceration


                                      U-2-4

                   STANDARD FILE CODES - DELINQUENCY REPORTING

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

STATUS CODE   STATUS DESCRIPTION
-----------   ------------------
     09       Forbearance
     17       Pre-foreclosure Sale Closing Plan Accepted
     24       Government Seizure
     26       Refinance
     27       Assumption
     28       Modification
     29       Charge-Off
     30       Third Party Sale
     31       Probate
     32       Military Indulgence
     43       Foreclosure Started
     44       Deed-in-Lieu Started
     49       Assignment Completed
     61       Second Lien Considerations
     62       Veteran's Affairs-No Bid
     63       Veteran's Affairs-Refund
     64       Veteran's Affairs-Buydown
     65       Chapter 7 Bankruptcy
     66       Chapter 11 Bankruptcy
     67       Chapter 13 Bankruptcy


                                      U-2-5

                                   EXHIBIT U-3

CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

     NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.

     The numbers on the 332 form correspond with the numbers listed below.

     LIQUIDATION AND ACQUISITION EXPENSES:

     1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     4-12. Complete as applicable. Required documentation:

          * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.

          *    For escrow advances - complete payment history

               (to calculate advances from last positive escrow balance forward)

          * Other expenses - copies of corporate advance history showing all payments

          *    REO repairs > $1500 require explanation

          *    REO repairs >$3000 require evidence of at least 2 bids.

          * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate for those transactions during the related month (which may be provided on a separate schedule).

          *    Unusual or extraordinary items may require further documentation.


                                     U-3-1

     13.  The total of lines 1 through 12.

     (A)  CREDITS:

     14-21. Complete as applicable. Required documentation:

          * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

          *    Copy of EOB for any MI or gov't guarantee

          *    All other credits need to be clearly defined on the 332 form

     22.  The total of lines 14 through 21.

     Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

     TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

     23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis (________).


                                      U-3-2

CALCULATION OF REALIZED LOSS/GAIN FORM 332

Prepared by: ________________________   Date: __________________________________

Phone: ______________________________   Email Address: _________________________

Servicer Loan No.   Servicer Name   Servicer Address
-----------------   -------------   ----------------


WELLS FARGO BANK, N.A. LOAN NO. ________________________________________________

Borrower's Name: _______________________________________________________________
Property Address: ______________________________________________________________

LIQUIDATION TYPE: REO SALE   3RD PARTY SALE   SHORT SALE   CHARGE OFF

WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN         YES [ ] NO [ ]

If "Yes", provide deficiency or cramdown amount ________________________________

LIQUIDATION AND ACQUISITION EXPENSES:

(1)  Actual Unpaid Principal Balance of Mortgage Loan          $________________(1)

(2)  Interest accrued at Net Rate                               ________________(2)

(3)  Accrued Servicing Fees                                     ________________(3)

(4)  Attorney's Fees                                            ________________(4)

(5)  Taxes (see page 2)                                         ________________(5)

(6)  Property Maintenance                                       ________________(6)

(7)  MI/Hazard Insurance Premiums (see page 2)                  ________________(7)

(8)  Utility Expenses                                           ________________(8)

(9)  Appraisal/BPO                                              ________________(9)

(10) Property Inspections                                       ________________(10)

(11) FC Costs/Other Legal Expenses                              ________________(11)

(12) Other (itemize)                                            ________________(12)

          Cash for Keys ___________________________             ________________(12)

          HOA/Condo Fees __________________________             ________________(12)

          _________________________________________             ________________(12)

     TOTAL EXPENSES                                            $________________(13)

CREDITS:

(14) Escrow Balance                                            $________________(14)

(15) HIP Refund                                                 ________________(15)

(16) Rental Receipts                                            ________________(16)

(17) Hazard Loss Proceeds                                       ________________(17)

(18) Primary Mortgage Insurance / Gov't Insurance

     HUD Part A                                                 ________________(18a)

     HUD Part B                                                 ________________(18b)


                                      U-3-3

(19) Pool Insurance Proceeds                                    ________________(19)

(20) Proceeds from Sale of Acquired Property                    ________________(20)

(21) Other (itemize)                                            ________________(21)

     ______________________________________________             ________________(21)

     TOTAL CREDITS                                             $________________(22)

TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                        $________________(23)


                                      U-3-4

                           ESCROW DISBURSEMENT DETAIL

   TYPE                   PERIOD OF
(TAX /INS.)   DATE PAID    COVERAGE   TOTAL PAID   BASE AMOUNT   PENALTIES   INTEREST
-----------   ---------   ---------   ----------   -----------   ---------   --------



                                      U-3-5

                                    EXHIBIT V

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

     The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

                             SERVICING CRITERIA                               APPLICABLE
---------------------------------------------------------------------------    SERVICING
    REFERENCE                              CRITERIA                            CRITERIA
----------------   --------------------------------------------------------   ----------
                               GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any           X
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to          X
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance
                   with such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to
                   maintain a back-up servicer for the mortgage loans are
                   maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in           X
                   effect on the party participating in the servicing
                   function throughout the reporting period in the amount
                   of coverage required by and otherwise in accordance with
                   the terms of the transaction agreements.

                              CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the               X
                   appropriate custodial bank accounts and related bank
                   clearing accounts no more than two business days
                   following receipt, or such other number of days
                   specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an            X
                   obligor or to an investor are made only by authorized
                   personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections,          X
                   cash flows or distributions, and any interest or other
                   fees charged for such advances, are made, reviewed and
                   approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash          X
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g.,
                   with respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally             X
                   insured depository institution as set forth in the
                   transaction agreements. For purposes of this criterion,
                   "federally insured depository institution" with respect
                   to a foreign financial institution means a foreign
                   financial institution that meets the requirements of
                   Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent                X
                   unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all         X
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts.
                   These reconciliations are (A) mathematically accurate;
                   (B) prepared within 30 calendar days after the bank
                   statement cutoff date, or such other number of days
                   specified in the transaction agreements; (C) reviewed
                   and

                             SERVICING CRITERIA                               APPLICABLE
---------------------------------------------------------------------------    SERVICING
    REFERENCE                              CRITERIA                            CRITERIA
----------------   --------------------------------------------------------   ----------
                   approved by someone other than the person who prepared
                   the reconciliation; and (D) contain explanations for
                   reconciling items. These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of days specified
                   in the transaction agreements.

                              INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with          X
                   the Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements. Specifically, such reports (A) are
                   prepared in accordance with timeframes and other terms
                   set forth in the transaction agreements; (B) provide
                   information calculated in accordance with the terms
                   specified in the transaction agreements; (C) are filed
                   with the Commission as required by its rules and
                   regulations; and (D) agree with investors' or the
                   trustee's records as to the total unpaid principal
                   balance and number of mortgage loans serviced by the
                   Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in          X
                   accordance with timeframes, distribution priority and
                   other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two         X
                   business days to the Servicer's investor records, or
                   such other number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports          X
                   agree with cancelled checks, or other form of payment,
                   or custodial bank statements.

                                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained          X
                   as required by the transaction agreements or related
                   mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as          X
                   required by the transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset           X
                   pool are made, reviewed and approved in accordance with
                   any conditions or requirements in the transaction
                   agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made         X
                   in accordance with the related mortgage loan documents
                   are posted to the Servicer's obligor records maintained
                   no more than two business days after receipt, or such
                   other number of days specified in the transaction
                   agreements, and allocated to principal, interest or
                   other items (e.g., escrow) in accordance with the
                   related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans             X
                   agree with the Servicer's records with respect to an
                   obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an               X
                   obligor's mortgage loans (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by authorized
                   personnel in accordance with the transaction agreements
                   and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance          X
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with
                   the timeframes or other

                             SERVICING CRITERIA                               APPLICABLE
---------------------------------------------------------------------------    SERVICING
    REFERENCE                              CRITERIA                            CRITERIA
----------------   --------------------------------------------------------   ----------
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained           X
                   during the period a mortgage loan is delinquent in
                   accordance with the transaction agreements. Such records
                   are maintained on at least a monthly basis, or such
                   other period specified in the transaction agreements,
                   and describe the entity's activities in monitoring
                   delinquent mortgage loans including, for example, phone
                   calls, letters and payment rescheduling plans in cases
                   where delinquency is deemed temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for            X
                   mortgage loans with variable rates are computed based on
                   the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such          X
                   as escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's mortgage loan documents,
                   on at least an annual basis, or such other period
                   specified in the transaction agreements; (B) interest on
                   such funds is paid, or credited, to obligors in
                   accordance with applicable mortgage loan documents and
                   state laws; and (C) such funds are returned to the
                   obligor within 30 calendar days of full repayment of the
                   related mortgage loans, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or           X
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments, provided
                   that such support has been received by the servicer at
                   least 30 calendar days prior to these dates, or such
                   other number of days specified in the transaction
                   agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any               X
                   payment to be made on behalf of an obligor are paid from
                   the servicer's funds and not charged to the obligor,
                   unless the late payment was due to the obligor's error
                   or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted           X
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts           X
                   are recognized and recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in
                   Item 1114(a)(1) through (3) or Item 1115 of Regulation
                   AB, is maintained as set forth in the transaction
                   agreements.